Exhibit 4.1

AGENCY AGREEMENT
DATED 4 APRIL 2025
BLUE OWL CREDIT INCOME CORP.
€5,000,000,000
GLOBAL MEDIUM TERM NOTE PROGRAMME

Allen Overy Shearman Sterling LLP

THIS AGENCY AGREEMENT is dated 4 April 2025
BETWEEN:
(1)    BLUE OWL CREDIT INCOME CORP. (the Issuer);
(2)    DEUTSCHE BANK AG, LONDON BRANCH of 21 Moorfields, London EC2Y 9DB (as the Principal Paying Agent, which expression shall include any successor principal paying agent appointed under clause 23, and as the Exchange Agent, which expression shall include any successor exchange agent appointed under clause 23);
(3)    DEUTSCHE BANK TRUST COMPANY AMERICAS of 1 Columbus Circle, 4th Floor New York, NY 10019 (the Registrar, which expression shall include any successor registrar appointed under clause 23);
(4)    DEUTSCHE BANK TRUST COMPANY AMERICAS of 1 Columbus Circle, 4th Floor New York, NY 10019 (together with the Principal Paying Agent the Paying Agents and each a Paying Agent, which expression shall include any additional or successor paying agent appointed under clause 23 and Paying Agent shall mean any of the Paying Agents); and
(5)    DEUTSCHE BANK AG, LONDON BRANCH of 21 Moorfields, London EC2Y 9DB and DEUTSCHE BANK TRUST COMPANY AMERICAS of 1 Columbus Circle, 4th Floor New York, NY 10019 (the Transfer Agents and each a Transfer Agent, which expression shall include any additional or successor transfer agent appointed under clause 23 and Transfer Agent shall mean any of the Transfer Agents);
IT IS AGREED:
1.    DEFINITIONS AND INTERPRETATION
1.1    In this Agreement:
Agent means each of the Paying Agents, the Registrar, the Transfer Agents and the Exchange Agent;
Agreements means each of this Agency Agreement, the Issuer-ICSDs Agreement, the Deed Poll and the Deed of Covenant;
Authorised Signatory means any person who (i) is a Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Accounting Officer, President, Vice President, Secretary or Assistant Secretary of the Issuer or (ii) has been notified by the Issuer in writing to the Principal Paying Agent as being duly authorised to sign documents and to do other acts and things on behalf of the Issuer for the purposes of this Agreement (each an Authorised Signatory and together the Authorised Signatories);
Calculation Agency Agreement in relation to any Series of Notes means an agreement in or substantially in the form of Schedule 1;
Calculation Agent means, in relation to any Series of Notes, the person appointed as calculation agent in relation to the Notes by the Issuer pursuant to the provisions of a Calculation Agency

Agreement (or any other agreement) and shall include any successor calculation agent appointed in respect of the Notes;
Clearstream, Luxembourg means Clearstream Banking S.A.;
Code means the U.S. Internal Revenue Code of 1986;
Conditions means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting the Series, the terms and conditions being in or substantially in the form set out in Schedule 2 or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the Issuer, the Principal Paying Agent and the relevant Manager as completed by (i) the applicable Pricing Supplement which may modify and supplement such terms and conditions;
Deed of Covenant means the deed of covenant dated 4 April 2025, substantially in the form set out in Schedule 3 to this Agreement, executed as a deed by the Issuer in favour of certain accountholders with DTC, Euroclear, Clearstream, Luxembourg and any other agreed clearing system;
Deed Poll means the deed poll dated 4 April 2025, substantially in the form set out in Schedule 7 to this Agreement, executed as a deed by the Issuer in favour of the holders of the Rule 144A Notes or any beneficial interest in the Rule 144A Notes or any prospective purchasers of the Rule 144A Notes designated by any holder or beneficial owner of the Rule 144A Notes;
Definitive Notes means a Note in definitive form issued or, as the case may require, to be issued by the Issuer in accordance with the provisions of the relevant Subscription Agreement or any other agreement between the Issuer and the relevant Manager either on issue or in exchange for all of a Global Note, the Note in definitive form being in or substantially in the form set out in Part 3 of Schedule 6 with such modifications (if any) as may be agreed between the Issuer, the Principal Paying Agent and the relevant Manager and having the Conditions endorsed on it or attached to it or, if permitted by the relevant authority or authorities and agreed by the Issuer and the relevant Manager, incorporated in it by reference and having the applicable Pricing Supplement (or the relevant provisions of the applicable Pricing Supplement) either incorporated in it or endorsed on it or attached to it;
Distribution Compliance Period has the meaning given to that term in Regulation S under the Securities Act;
DTC means The Depository Trust Company;
Euroclear means Euroclear Bank SA/NV;
Exchange means the investment exchange known as "The International Stock Exchange", "TISE" or any previous or successor name, which is operated by the TISEA;
FATCA Withholding means any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement);

Fixed Rate Note means a Note on which interest is calculated at a fixed rate payable in arrear on one or more Interest Payment Dates in each year as may be agreed between the Issuer and the relevant Manager, as indicated in the applicable Pricing Supplement;
Floating Rate Note means a Note on which interest is calculated at a floating rate, payable in arrear on one or more Interest Payment Dates in each year as may be agreed between the Issuer and the relevant Manager, as indicated in the applicable Pricing Supplement;
Global Note means a Regulation S Global Note and/or a Rule 144A Global Note, as the context may require;
Issue Date means, in respect of any Note, the date of issue and purchase of the Note pursuant to and in accordance with the relevant Subscription Agreement or any other agreement between the Issuer and the relevant Manager being, in the case of any Definitive Note represented initially by a Global Note, the same date as the date of issue of the Global Note which initially represented the Note;
Issuer-ICSDs Agreement means the agreement dated 4 April 2025 between the Issuer, Euroclear and Clearstream, Luxembourg;
Lead Manager means, in relation to any Tranche of Notes issued on a syndicated basis (i) the person named as the Lead Manager, or (ii) the persons named as Joint Lead Managers (each a Lead Manager), in each case in the relevant Subscription Agreement;
Manager means such entity which the Issuer may appoint as a manager in relation to any Tranche or Tranches of Notes to be issued under the Programme from time to time, which appointment shall be specified in the applicable Pricing Supplement, and with whom the Issuer agrees the issue and purchase of such Notes the basis for which will be set out in the relevant Subscription Agreement and references in this Agreement to a relevant Manager or relevant Manager(s) shall mean, in relation to any Tranche of Notes, the Manager or Managers with whom the Issuer has agreed the issue and purchase of the Notes of such Tranche and Manager means any one of them;
Noteholders means the several persons who are for the time being the registered holders of Notes save that, in respect of the Notes of any Series, (i) for so long as the Notes or any part of them are represented by a Global Note held on behalf of Euroclear and Clearstream, Luxembourg each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes of the Series (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of the Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be deemed to be the holder of that nominal amount of Notes (and the registered holder of the relevant Global Note shall be deemed not to be the holder) for all purposes other than with respect to the payment of principal or interest on the Notes, for which purpose the registered holder of the relevant Global Note shall be treated by the Issuer and any Agent as the holder of the Notes in accordance with and subject to the terms of the relevant Global Note and (ii) so long as DTC or its nominee is the registered owner or holder of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Agency Agreement and the Notes except to the extent that in accordance with DTC's published rules and procedures any ownership rights may be exercised by its participants or beneficial owners through participants and, in each case, the expressions Noteholder, holder of Notes and related expressions shall be construed accordingly;
NSS means the New Safekeeping Structure for registered global securities which are intended to constitute eligible collateral for Eurosystem monetary policy operations;
outstanding means, in relation to the Notes of any Series, all the Notes issued other than:
(a)    those Notes which have been redeemed and cancelled pursuant to the Conditions;
(b)    those Notes in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest (if any) accrued to the date for redemption and any interest (if any) payable under the Conditions after that date) have been duly paid to or to the order of the Principal Paying Agent in the manner provided in this Agreement (and where appropriate notice to that effect has been given to the Noteholders in accordance with the Conditions) and remain available for payment of the relevant Notes;
(c)    those Notes which have been purchased and cancelled in accordance with the Conditions;
(d)    those Notes in respect of which claims have become prescribed under the Conditions;
(e)    those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued under the Conditions;
(f)    (for the purpose only of ascertaining the nominal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued under the Conditions;
(g)    those Rule 144A Notes which have been exchanged for Regulation S Notes and those Regulation S Notes which have been exchanged for Rule 144A Notes, in each case under the Conditions and this Agreement; and
(h)    any Global Note to the extent that it has been exchanged for Definitive Notes and any Definitive Note to the extent it has been exchanged for an interest in a Global Note, provided that for the purpose of:
(i)    attending and voting at any meeting of the Noteholders of the Series, passing an Extraordinary Resolution (as defined in Schedule 5) in writing or an Extraordinary Resolution by way of electronic consents given through the relevant clearing systems as envisaged by Schedule 5; and
(ii)    determining how many and which Notes of the Series are for the time being outstanding for the purposes of Condition 14 (Meetings of Noteholders) and clauses 3, 4.1, 4.4, and 4.6 of Schedule 5,

those Notes (if any) which are for the time being held by or for the benefit of the Issuer or any Subsidiary of the Issuer shall (unless and until ceasing to be so held) be deemed not to remain outstanding;
Pricing Supplement means the pricing supplement issued in relation to each Tranche of Notes (substantially in the form of Annex 2 to the Procedures Memorandum) and giving details of that Tranche and, in relation to any particular Tranche of Notes, applicable Pricing Supplement means the Pricing Supplement applicable to that Tranche;
Procedures Memorandum means the Operating and Administrative Procedures Memorandum dated 4 April 2025 as amended or varied from time to time including, in respect of any Tranche, by agreement between the Issuer and the relevant Manager or relevant Lead Manager, as the case may be, with the approval of the Principal Paying Agent and the Registrar;
Programme means the Global Medium Term Note Programme established on 4 April 2025;
Put Notice means a notice in the form set out in Schedule 4;
QIB means a qualified institutional buyer as defined in Rule 144A;
Regulation S means Regulation S under the Securities Act;
Regulation S Global Note means a global note in or substantially in the form set out in Part 1 of Schedule 6 together with the copy of the applicable Pricing Supplement attached to it with such modifications (if any) as may be agreed between the Issuer, the Principal Paying Agent and the relevant Manager, comprising some or all of the Notes of the same Series issued by the Issuer outside the United States in reliance on Regulation S under the relevant Subscription Agreement or any other agreement between the Issuer and the relevant Manager;
Rule 144A means Rule 144A under the Securities Act;
Rule 144A Global Note means a global note in or substantially in the form set out in Part 2 of Schedule 6 together with the copy of the applicable Pricing Supplement attached to it with such modifications (if any) as may be agreed between the Issuer, the Principal Paying Agent and the relevant Manager, comprising some or all of the Notes of the same series issued by the Issuer to QIBs in reliance on Rule 144A under the relevant Subscription Agreement or any other agreement between the Issuer and the relevant Manager;
Rule 144A Notes means Notes which are either beneficially owned by a QIB or where the prospective purchaser is a QIB (or a person purchasing on behalf of a QIB) purchasing in reliance on Rule 144A;
Securities Act means the United States Securities Act of 1933, as amended;
Series means a Tranche of Notes together with any further Tranche or Tranches of Notes which (i) are expressed to be consolidated and form a single series and (ii) have the same terms and conditions or terms and conditions which are the same in all respects save for the amount and date of the first payment of interest thereon and the date from which interest starts to accrue and the expressions Notes of the relevant Series and holders of Notes of the relevant Series and related expressions shall be construed accordingly;

Significant Subsidiary means at any time any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X under the U.S. Exchange Act, as such regulation is in effect on the Issue Date of the first Tranche of the Notes of a Series (but excluding any Subsidiary which is (a) a non-recourse or limited recourse Subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) not consolidated with the Issuer for purposes of US GAAP);
specified office of any Agent means the office specified or any other specified offices as may from time to time be duly notified pursuant to clause 26;
Stock Exchange means the Exchange or any other or further stock exchange(s) on which any Notes may from time to time be listed, and references herein to the relevant Stock Exchange shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are, from time to time, or are intended to be, listed;
Subscription Agreement means an agreement (by whatever name called) in or substantially in the form set out in Annex 3 to the Procedures Memorandum or in such other form as may be agreed between the Issuer and the Manager(s) from time to time, in each case, in respect of a particular Tranche or Tranches of Notes and setting out the basis upon which such Manager(s) agrees to purchase such Notes from the Issuer and which shall be entered into between the Issuer and such Manager(s) in respect of such Tranche(s) of Notes only and relevant Subscription Agreement means, in relation to any Tranche of Notes, the Subscription Agreement relating to such Tranche of Notes only;
Subsidiary means, with respect to any person, any corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the outstanding shares or other interests having voting power is at the time, directly or indirectly, owned or controlled by such person or by one or more of the Subsidiaries of such person. Unless the context otherwise requirements, all references to Subsidiary or Subsidiaries herein shall refer to Subsidiaries of the Issuer. In addition, for the purposes of this definition, Subsidiary shall exclude any investments held by the Issuer in the ordinary course of business which are not, under US GAAP, consolidated on the financial statements of the Issuer and its Subsidiaries. A certificate delivered by two Authorised Signatories of the Issuer that in their opinion any person, any corporation, partnership, joint venture, limited liability company or other business entity is or is not or was or was not at any particular time or throughout any specified period a Subsidiary or a Significant Subsidiary of the Issuer shall (in the absence of manifest error) be conclusive and binding on all parties;
TISEA means The International Stock Exchange Authority Limited;
Tranche means Notes which are identical in all respects (including as to listing);
Transfer Certificate means a certificate in the form set out in Schedule 8;
U.S. Exchange Act means the United States Securities Exchange Act of 1934, as amended; and
US GAAP means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and the statements and pronouncements of the Financial Accounting

Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time.
1.2    (a)    In this Agreement, unless the contrary intention appears, any reference to:
(i)    an amendment includes a supplement, restatement or novation and amended is to be construed accordingly;
(ii)    a person includes any individual, company, unincorporated association, government, state agency, international organisation or other entity and, in all cases, includes its successors and assigns;
(iii)    a law or a provision of a law is a reference to that law or provision as extended, amended or re-enacted;
(iv)    a clause or Schedule is a reference to a clause of, or a schedule to, this Agreement;
(v)    a document is a reference to that document as amended from time to time; and
(vi)    a time of day is a reference to London time.
(b)    The headings in this Agreement do not affect its interpretation.
(c)    Terms and expressions defined in the relevant Subscription Agreement or the Notes or used in the applicable Pricing Supplement shall have the same meanings in this Agreement, except where the context otherwise requires or unless otherwise stated.
(d)    All references in this Agreement to costs or charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof.
(e)    All references in this Agreement to Notes shall, unless the context otherwise requires, include any Global Note representing the Notes.
(f)    All references in this Agreement to principal and/or interest or both in respect of the Notes or to any moneys payable by the Issuer under this Agreement shall be construed in accordance with Condition 6 (Payments).
(g)    All references in this Agreement to the relevant currency shall be construed as references to the currency in which payments in respect of the relevant Notes are to be made.
(h)    All references in this Agreement to Euroclear and/or Clearstream, Luxembourg and/or DTC shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system approved by the Issuer and the Principal Paying Agent or as otherwise specified in Part B of the applicable Pricing Supplement.

(i)    All references in this Agreement to a Directive include any relevant implementing measure of each Member State of the European Economic Area which has implemented such Directive.
1.3    For the purposes of this Agreement, the Notes of each Series shall form a separate series of Notes and the provisions of this Agreement shall apply mutatis mutandis separately and independently to the Notes of each Series and in this Agreement the expressions Notes and Noteholders and related expressions shall be construed accordingly.
1.4    As used herein, in relation to any Notes which are to have a "listing" or be "listed" shall be construed to mean that such Notes have been listed on the official list of the Exchange and admitted to trading on the Exchange, unless otherwise specified in the applicable Pricing Supplement.
2.    APPOINTMENT OF AGENTS
2.1    The Principal Paying Agent is appointed, and the Principal Paying Agent agrees to act, as principal paying agent of the Issuer, upon the terms and subject to the conditions set out below, for the following purposes:
(a)    giving effectuation instructions in respect of each Global Note which is held under the NSS;
(b)    determining the interest and/or other amounts payable in respect of the Notes in accordance with the Conditions, unless otherwise specified in the applicable Pricing Supplement;
(c)    arranging on behalf of and at the expense of the Issuer for notices to be communicated to the Noteholders in accordance with the Conditions;
(d)    ensuring that, as directed by the Issuer, all necessary action is taken to comply with any reporting requirements of any competent authority in respect of any relevant currency as may be in force from time to time with respect to the Notes to be issued under the Programme;
(e)    subject to the Procedures Memorandum, submitting to the relevant authority or authorities such number of copies of each Pricing Supplement which relates to Notes which are to be listed as the relevant authority or authorities may require;
(f)    acting as Calculation Agent in respect of Notes where named as such in the applicable Pricing Supplement; and
(g)    performing all other obligations and duties imposed upon it by the Conditions, this Agreement and the Procedures Memorandum.
2.2    Each Paying Agent is appointed, and each Paying Agent agrees to act, as paying agent of the Issuer, upon the terms and subject to the conditions set out below, for the purposes of paying sums due on any Notes and performing all other obligations and duties imposed upon it by the Conditions and this Agreement.

2.3    Each Transfer Agent is appointed, and each Transfer Agent agrees to act, as transfer agent of the Issuer, upon the terms and subject to the conditions set out below for the purposes of effecting transfers of Definitive Notes and performing all the other obligations and duties imposed upon it by the Conditions and this Agreement.
2.4    The Exchange Agent is appointed, and the Exchange Agent agrees to act, as exchange agent of the Issuer, upon and subject to the terms and conditions set out below for the purposes of effecting the conversion of non-U.S. dollar payments into U.S. dollars and performing all other obligations and duties imposed upon it by the Conditions and this Agreement.
2.5    The Registrar is appointed, and the Registrar agrees to act, as registrar of the Issuer, upon the terms and subject to the conditions set out below, for the following purposes:
(a)    completing, authenticating and delivering Regulation S Global Notes and Rule 144A Global Notes and delivering Definitive Notes; and
(b)    performing all the other obligations and duties imposed upon it by the Conditions, this Agreement and the Procedures Memorandum, including, without limitation, those set out in clause 9.
2.6    The Registrar may from time to time, subject to the prior written consent of the Issuer, delegate certain of its functions and duties set out in this Agreement to the Principal Paying Agent.
2.7    In relation to each issue of Notes intended to be held under the NSS, the Issuer hereby authorises and instructs the Principal Paying Agent to elect Euroclear/Clearstream, Luxembourg as common safekeeper. From time to time, the Issuer and the Principal Paying Agent may agree to vary this election. The Issuer acknowledges that any such election is subject to the right of Euroclear and Clearstream, Luxembourg to jointly determine that the other shall act as common safekeeper in relation to any such issue and agrees that no liability shall attach to the Principal Paying Agent in respect of any such election made by it.
2.8    The obligations of the Agents under this Agreement are several and not joint.
3.    ISSUE OF GLOBAL NOTES
3.1    Subject to subclause 3.3, following receipt by email of a copy of the applicable Pricing Supplement signed by the Issuer, the Issuer authorises the Principal Paying Agent and the Registrar and each of the Principal Paying Agent and the Registrar agrees, to take the steps required of it in the Procedures Memorandum.
3.2    For the purpose of subclause 3.1, the Principal Paying Agent or, as the case may be, the Registrar will on behalf of the Issuer if specified in the applicable Pricing Supplement that a Regulation S Global Note and/or a Rule 144A Global Note will represent the Notes on issue:
(a)    (in the case of the Registrar) prepare a Regulation S Global Note and/or a Rule 144A Global Note by attaching a copy of the applicable Pricing Supplement to a copy of the relevant signed master Global Note;
(b)    (in the case of the Registrar) authenticate (or procure the authentication of) the relevant Global Note;

(c)    (in the case of the Registrar) deliver:
(i)    in the case of a Global Note registered in the name of a nominee for a common depositary or common safekeeper, as the case may be, for Euroclear and Clearstream, Luxembourg, the Global Note to the specified common depositary or common safekeeper for Euroclear and Clearstream, Luxembourg and in the case of a Global Note which is held under the NSS, to instruct the common safekeeper to effectuate the same; and
(ii)    in the case of a Global Note registered in the name of a nominee for DTC, the Global Note to a custodian for DTC; and
(d)    (in the case of the Principal Paying Agent) ensure that the Notes of each Tranche are assigned, as applicable, security numbers (including (as applicable), but not limited to, CUSIP numbers, CINS numbers, common codes and ISINs) which are different from the security numbers assigned to Notes of any other Tranche of the same Series until at least the expiry of the Distribution Compliance Period in respect of the Tranche.
3.3    Each of the Principal Paying Agent and the Registrar shall only be required to perform its obligations under this clause 3 if it holds (as applicable):
(a)    a master Regulation S Global Note and a master Rule 144A Global Note, each duly executed by a person or persons duly authorised to execute the same on behalf of the Issuer, which may be used by the Registrar for the purpose of preparing Regulation S Global Notes and Rule 144A Global Notes, respectively, in accordance with subclause 3.2; and
(b)    signed copies of the applicable Pricing Supplement.
3.4    The Issuer undertakes to ensure that the Principal Paying Agent and/or the Registrar receives copies of each document specified in subclause 3.3 in a timely manner.
4.    EXCHANGE OF GLOBAL NOTES
4.1    Where a Global Note is to be exchanged for Definitive Notes in accordance with its terms, the Registrar is authorised by the Issuer and instructed:
(a)    to authenticate the Definitive Notes in accordance with the provisions of this Agreement; and
(b)    to deliver the Definitive Notes as the Registrar may be directed by the holder of the Definitive Notes.
4.2    Upon any exchange of all or a part of an interest in a Rule 144A Global Note for an interest in a Regulation S Global Note or vice versa or upon exchange of an interest in a Global Note for Definitive Notes or vice versa, the relevant Global Note(s) shall be presented to the Registrar or relevant Transfer Agent as the case may be. The Registrar or relevant Transfer Agent as the case may be is authorised on behalf of the Issuer to (a) make all appropriate entries in the Register reflecting the reduction or increase (as the case may be) in the nominal amount represented by the relevant Global Note(s) and (b) in the case of a total exchange for Definitive Notes, to cancel or arrange for the cancellation of the relevant Global Note.
4.3    The Registrar or relevant Transfer Agent as the case may be shall notify the Issuer immediately after it receives a request for the issue of Definitive Notes in accordance with the provisions of a Global Note and the aggregate nominal amount of the Global Note to be exchanged.
4.4    The Issuer undertakes to deliver to the Registrar or relevant Transfer Agent as the case may be sufficient numbers of executed Definitive Notes to enable the Registrar or relevant Transfer Agent as the case may be to comply with its obligations under this Agreement.
4.5    None of the Agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
5.    TERMS OF ISSUE
5.1    The Registrar shall cause all Notes delivered to and held by it under this Agreement to be maintained in safe custody and shall ensure that Notes are issued only in accordance with the provisions of this Agreement, the Conditions and, where applicable, the relevant Global Notes.
5.2    Subject to the procedures set out in the Procedures Memorandum, for the purposes of clause 3, each of the Principal Paying Agent and the Registrar is entitled to treat an email or facsimile communication from a person purporting to be (and whom the Principal Paying Agent or the Registrar, as the case may be, believes in good faith to be) the authorised representative of the Issuer named in the list referred to in, or notified pursuant to, subclause 21.7, or any other list duly provided for the purpose by the Issuer to the Principal Paying Agent or the Registrar, as the case may be, as sufficient instructions and authority of the Issuer for the Principal Paying Agent or the Registrar to act in accordance with clause 3.
5.3    In the event that a person who has signed a master Global Note or master Definitive Note held by the Principal Paying Agent or the Registrar, as the case may be, on behalf of the Issuer ceases to be authorised as described in subclause 21.7, each of the Principal Paying Agent and the Registrar shall (unless the Issuer gives notice to the Principal Paying Agent or the Registrar, as the case may be, that Notes signed by that person do not constitute valid and binding obligations of the Issuer or otherwise until replacements have been provided to the Principal Paying Agent or the Registrar, as the case may be) continue to have authority to issue Notes signed by that person, and the Issuer warrants to each of the Principal Paying Agent and the Registrar that those Notes shall be valid and binding obligations of the Issuer. Promptly upon any person ceasing to be authorised, the Issuer shall provide the Registrar with replacement master Global Notes and Definitive Notes and the Registrar shall, upon receipt of such replacements, cancel and destroy the master Global Notes held by it which are signed by that person and shall provide the Issuer and the Principal Paying Agent with a certificate of destruction, specifying the master Global Notes so cancelled and destroyed.
5.4    The Registrar shall provide DTC with the notifications, instructions or information to be given by the Registrar to DTC pursuant to this Agreement and the Conditions.
5.5    This clause only applies when following the settlement procedures set out in Part 1 of Annex 1 of the Procedures Memorandum. If the Principal Paying Agent pays an amount (the Advance) to the

Issuer on the basis that a payment (the Payment) has been or will be received from a Manager and if the Payment is not received by the Principal Paying Agent on the date the Principal Paying Agent pays the Issuer, the Issuer shall repay to the Principal Paying Agent the Advance and shall pay interest on the Advance (or the unreimbursed portion thereof) from (and including) the date the Advance is made to (but excluding) the earlier of repayment of the Advance or receipt by the Principal Paying Agent of the Payment at a rate quoted at that time by the Principal Paying Agent as its cost of funding the Advance provided that evidence of the basis of such rate is given to the Issuer. For the avoidance of doubt, the Principal Paying Agent shall not be obliged to pay any amount to the Issuer if it has not received satisfactory confirmation that it is to receive the amount from a Manager.
5.6    This clause only applies when following the settlement procedures set out in Part 1 of Annex 1 of the Procedures Memorandum. Except in the case of issues where the Principal Paying Agent does not act as receiving bank for the Issuer in respect of the purchase price of the Notes being issued, if on the Issue Date a Manager does not pay the full purchase price due from it in respect of any Note (the Defaulted Note) and, as a result, the Defaulted Note remains in the Principal Paying Agent's distribution account with Euroclear and/or Clearstream, Luxembourg after the Issue Date, the Principal Paying Agent will continue to hold the Defaulted Note to the order of the Issuer. The Principal Paying Agent shall notify the Issuer immediately of the failure of the Manager to pay the full purchase price due from it in respect of any Defaulted Note and, subsequently, shall (a) notify the Issuer immediately on receipt from the Manager of the full purchase price in respect of any Defaulted Note and (b) pay to the Issuer the amount so received.
6.    PAYMENTS
6.1    The Issuer will, before 10.00 a.m. (local time in the relevant financial centre of the payment or, in the case of a payment in euro, London time) on the Business Day immediately preceding each date on which any payment in respect of any Note becomes due under the Conditions, transfer to an account specified by the Principal Paying Agent an amount in the relevant currency sufficient for the purposes of the payment in funds settled through such payment system as the Principal Paying Agent and the Issuer may agree.
6.2    Any funds paid by or by arrangement with the Issuer to the Principal Paying Agent under subclause 6.1 shall be held in the relevant account referred to in subclause 6.1 for payment to the until any Notes become void under Condition 9 (Prescription). In that event the Principal Paying Agent shall repay to the Issuer sums equivalent to the amounts which would otherwise have been repayable on the relevant Notes.
6.3    The Issuer will ensure that no later than 10.00 a.m. (London time) on the second Business Day (as defined below) immediately preceding the date on which any payment is to be made to the Principal Paying Agent under subclause 6.1, the Principal Paying Agent shall receive a copy of an irrevocable payment instruction to the bank through which payment is to be made. For the purposes of this subclause, Business Day means a day on which commercial banks and foreign exchange markets settle payments and are open for general business in the United States and London.

6.4    The Principal Paying Agent shall notify each of the other Paying Agents and the Registrar immediately:
(a)    if it has not by the relevant date set out in subclause 6.1 received unconditionally the full amount in the Specified Currency required for the payment; and
(b)    if it receives unconditionally the full amount of any sum payable in respect of the Notes after that date.
The Principal Paying Agent shall, at the expense of the Issuer, immediately on receiving any amount as described in subparagraph (b), cause notice of that receipt to be published under Condition 13 (Notices).
6.5    Unless it has received notice under subclause 6.4(a), each Paying Agent shall pay or cause to be paid all amounts due in respect of the Notes on behalf of the Issuer in the manner provided in the Conditions. If any payment provided for in subclause 6.1 is made late but otherwise in accordance with the provisions of this Agreement, the relevant Paying Agent shall nevertheless make payments in respect of the Notes as stated above following receipt by it of such payment; however, unless and until (i) the full amount of any payment has been made to the Principal Paying Agent in accordance with subclause 6.1, or (ii) the Principal Paying Agent is satisfied that such payment will be made, neither it nor any of the Agents is bound to make payments in respect of the Notes as stated above.
6.6    If for any reason the Principal Paying Agent considers in its sole discretion that the amounts to be received by it under subclause 6.1 will be, or the amounts actually received by it are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Notes, no Paying Agent shall be obliged to pay any such claims until the Principal Paying Agent has received the full amount of all such payments.
6.7    Without prejudice to subclauses 6.5 and 6.6, if the Principal Paying Agent pays any amounts to the holders of Notes or to any other Paying Agent at a time when it has not received payment in full in respect of the relevant Notes in accordance with subclause 6.1 (the excess of the amounts so paid over the amounts so received being the Shortfall), the Issuer will, in addition to paying amounts due under subclause 6.1, pay to the Principal Paying Agent on demand interest (at a rate which represents the Principal Paying Agent's cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Principal Paying Agent of the Shortfall.
6.8    The Principal Paying Agent shall on demand promptly reimburse each other Paying Agent for payments in respect of Notes properly made by each Paying Agent in accordance with this Agreement and the Conditions unless the Principal Paying Agent has notified the relevant Paying Agent, prior to its opening of business on the due date of a payment in respect of the Notes, that the Principal Paying Agent does not expect to receive sufficient funds to make payment of all amounts falling due in respect of the Notes.
6.9    Whilst any Notes are represented by Global Notes, all payments due in respect of the Notes shall be made to, or to the order of, the holder of the Global Notes, subject to and in accordance with the provisions of the Global Notes.

6.10    Following payment by the Issuer to the Principal Paying Agent in accordance with subclause 6.1, the Principal Paying Agent shall deliver to the Exchange Agent, and the Exchange Agent shall receive, all payments made under any Global Note registered in the name of DTC or its nominee (a DTC Global Note) which is denominated in a Specified Currency other than U.S. dollars. The Exchange Agent shall, in accordance with normal DTC practice, be advised in writing by DTC or its nominee:
(a)    if any beneficial holder (a Beneficial Holder) of the DTC Global Note in respect of which payment is due has elected to receive the payment in such Specified Currency and, if so, the amount of the payment (expressed in the Specified Currency in which the relevant DTC Global Note is denominated) which the Beneficial Holder wishes to receive in such Specified Currency; and
(b)    of the payment details for the DTC participant for each Beneficial Holder in such DTC Global Note that has made such an election.
6.11    If, in respect of a payment made under a DTC Global Note, DTC does not notify the Exchange Agent in accordance with subclause 6.10 at or before 5.00 p.m. (New York time) on the tenth day (or, if such tenth day is not a New York Business Day, then the first such day prior to such tenth day) prior to the applicable payment date that any Beneficial Holder has elected to receive the payment in the Specified Currency other than U.S. dollars, only U.S. dollars payments are to be made in respect of such payment. The Exchange Agent shall, provided it has first received the full amount of the payment due in respect of the relevant DTC Global Note, convert such Specified Currency amount to U.S. dollars on the basis of the Exchange Agent's spot rate for the purchase of U.S. dollars with an amount of the relevant Specified Currency equal to the aggregate amount for which DTC has not notified the Exchange Agent that Beneficial Holders have elected to receive payment in the Specified Currency, for settlement on the applicable payment date. All costs of any such conversion into U.S. dollars shall be deducted from the relevant Specified Currency amount delivered by the Principal Paying Agent. In the event that no notification is received from DTC at or before 5.00 p.m. (New York time) on the tenth day (or, if such tenth day is not a New York Business Day, then the first such day prior to such tenth day) prior to the applicable payment date, the Exchange Agent shall, provided that it has first received the full amount of the payment due in respect of the relevant DTC Global Note, convert the full such amount of the payment due in respect of the relevant DTC Global Note into U.S. dollars. The settlement date for each purchase shall be the applicable payment date.
When conducting foreign exchange conversions in accordance with this Agreement, the Exchange Agent refers to the Exchange Agent's foreign exchange disclosure available from time to time at https://www.db.com/en/content/Foreign-Exchange-Disclosures.htm. As set out in the foreign exchange disclosures, Deutsche Bank AG or its affiliates (collectively, DBAG) may charge the Exchange Agent commercially reasonable fees and/or commissions or add a commercially reaosonable mark-up in connection with such conversion, which is reflected in the rate at which the initial currency will be converted into such other currency. A portion of these fees or commissions or mark-up may be shared with the Exchange Agent. In no event shall the Exchange Agent or DBAG be liable to any party for any commercially reasonable conversion rate so obtained.

6.12    On the relevant payment day:
(a)    the Exchange Agent shall pay to the Principal Paying Agent all amounts converted into U.S. dollars as stated above; and
(b)    the Principal Paying Agent shall procure payment by a Paying Agent to DTC or its nominee for distribution through its settlement system to the relevant Beneficial Holders; and
(c)    the Principal Paying Agent shall pay all the other amounts due which are denominated otherwise than in U.S. dollars direct to the relevant Beneficial Holders in accordance with the payment instructions received from DTC or its nominee.
For the purposes of subclause 6.11, New York Business Day means a day (other than a Saturday or a Sunday) on which foreign exchange markets are open for business in New York City that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in New York City and (i) with respect to DTC Global Notes payable in a Specified Currency other than euro, in the principal financial centre of the relevant Specified Currency (if other than New York and which, if the Specified Currency is Australian or New Zealand dollars, shall be Sydney and Auckland, respectively) and (ii) with respect to DTC Global Notes payable in euro, a day on which T2 is open.
6.13    In the event that the Exchange Agent is unable to convert the relevant Specified Currency into U.S. dollars, the entire payment will be made in the relevant Specified Currency in accordance with the payment instructions received from DTC following notification by the Exchange Agent to DTC of that fact.
6.14    If the amount of principal and/or interest then due for payment is not paid in full (otherwise than by reason of a deduction required by law to be made or by reason of a FATCA Withholding or a certification required by the terms of a Note not being received), the Registrar shall make a record in the Register and each record shall, in the absence of manifest error, be prima facie evidence that the payment in question has not to that extent been made. In addition, in the case of any Global Note which is held under the NSS, the Registrar or the Principal Paying Agent shall also instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such shortfall in payment.
6.15    Notwithstanding any other provision of this Agreement, each Agent shall be entitled to make a withholding or deduction from any payment which it makes under any Notes for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event such Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant Authority within the time allowed for the amount so withheld or deducted or, at its option, shall reasonably promptly after making such payment return to the Issuer the amount so withheld or deducted, in which case, the Issuer shall so account to the relevant Authority for such amount. For the avoidance of doubt, FATCA Withholding is a withholding or deduction which is deemed to be required by Applicable Law for the purposes of this subclause 6.15. In this subclause 6.15 and subclauses 6.16 and 21.12, Applicable Law means any law or regulation, Authority means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction and Tax means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax.
6.16    If, the Issuer determines in its sole discretion that any withholding or deduction for or on account of any Tax will be required by Applicable Law in connection with any payment due to any Agent on any Notes, then the Issuer will be entitled to re-direct or reorganise any such payment in any way that it sees fit in order that the payment may be made without such withholding or deduction provided that any such re-directed or reorganised payment is made through a recognised institution of international standing and such payment is otherwise made in accordance with this Agreement. The Issuer will promptly notify the Principal Paying Agent of any such redirection or reorganisation. For the avoidance of doubt, FATCA Withholding is a withholding or deduction which is deemed to be required by Applicable Law for the purposes of this subclause 6.16.
7.    DETERMINATIONS AND NOTIFICATIONS IN RESPECT OF NOTES AND INTEREST DETERMINATION
7.1    Determinations and notifications
(a)    The Principal Paying Agent shall, unless otherwise specified in the applicable Pricing Supplement, make all the determinations and calculations which it is required to make under the Conditions, all subject to and in accordance with the Conditions.
(b)    The Principal Paying Agent shall not be responsible to the Issuer or to any third party as a result of the Principal Paying Agent having acted on any quotation given by any Reference Bank which subsequently may be found to be incorrect.
(c)    The Principal Paying Agent shall promptly notify (and confirm in writing to) the Issuer, the other Paying Agents and (in respect of a Series of Notes listed on a Stock Exchange) the relevant Stock Exchange of each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions as soon as practicable after their determination and of any subsequent amendments to them under the Conditions.
(d)    The Principal Paying Agent shall use its best endeavours to cause each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions to be published as required in accordance with the Conditions as soon as possible after their determination or calculation.
(e)    If the Principal Paying Agent does not at any time for any reason determine and/or calculate and/or publish the Rate of Interest, Interest Amount and/or Interest Payment Date in respect of any Interest Period or any other amount, rate or date as provided in this clause, it shall immediately notify the Issuer and the other Paying Agents of that fact.
(f)    Determinations with regard to Notes required to be made by a Calculation Agent specified in the applicable Pricing Supplement shall be made in the manner so specified. Unless otherwise agreed between the Issuer and the relevant Manager, as the case may be, or unless the Principal Paying Agent is the Calculation Agent (in which case the provisions of this Agreement shall apply), those determinations shall be made on the basis of a Calculation Agency Agreement substantially in the form of Schedule 1. Notes of any Series may specify additional duties and obligations of any Agent, the performance of which will be agreed between the Issuer and the relevant Agent prior to the relevant Issue Date.
7.2    Interest determination
(a)    Where Screen Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be determined in accordance with the Conditions.
(b)    The Conditions also contain provision for determining the Rate of Interest in the event that the Relevant Screen Page is not available or the quotation or quotations required by the Conditions are unavailable or following a Benchmark Event or Benchmark Transition Event (each as defined in the Conditions).
(c)    If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Pricing Supplement as being other than EURIBOR, Compounded Daily SONIA, Compounded Daily SOFR or Average SOFR, the Rate of Interest in respect of the Notes will be determined as provided in the applicable Pricing Supplement.
8.    NOTICE OF ANY WITHHOLDING OR DEDUCTION
8.1    If the Issuer is, in respect of any payment, compelled to withhold or deduct any amount for or on account of taxes or duties of whatever nature as specifically contemplated under the Conditions, it shall give notice of that fact to the Principal Paying Agent and the Registrar as soon as it becomes aware of the requirement to make the withholding or deduction and shall give to the Principal Paying Agent and the Registrar such information as either of them shall require to enable it to comply with the requirement.
8.2    Without prejudice to subclause 8.1, the Issuer shall notify the Principal Paying Agent in the event that it determines that any payment to be made by any Agent under any Notes is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated, provided, however, that the Issuer’s obligation under this subclause 8.2 shall apply only to the extent that such payments are so treated by virtue of characteristics of the Issuer, such Notes, or both.
8.3    If any Agent is, in respect of any payment of principal or interest in respect of the Notes, compelled to withhold or deduct any amount for or on account of any taxes or duties of whatever nature as specifically contemplated under the Conditions, other than arising under subclauses 8.1 or 8.2 or by virtue of the relevant holder failing to satisfy any certification or other requirement in respect of its Notes, it shall give notice of that fact to the Issuer and the Principal Paying Agent as soon as it becomes aware of the compulsion to withhold or deduct.
9.    OTHER DUTIES OF THE REGISTRAR
9.1    The Registrar shall perform the duties set out in this Agreement and the Conditions and, in performing those duties, shall act in accordance with this Agreement and the Conditions.

9.2    The Registrar shall so long as any Note is outstanding:
(a)    maintain at its specified office a register (the Register) of the holders of the Notes which shall show (i) the nominal amount of Notes represented by each Global Note, (ii) the nominal amounts and the serial numbers of the Definitive Notes, (iii) the dates of issue of all Notes, (iv) all subsequent transfers and changes of ownership of Notes, (v) the names and addresses of the holders of the Notes, (vi) all cancellations of Notes, whether because of their purchase by the Issuer or any Subsidiary of the Issuer, replacement or otherwise and (vii) all replacements of Notes (subject, where appropriate, in the case of (vi), to the Registrar having been notified as provided in this Agreement);
(b)    effect exchanges of interests between different Global Notes of the same Series, and interests in Global Notes for Definitive Notes and vice versa, in accordance with the Conditions and this Agreement, keep a record of all exchanges and ensure that the Principal Paying Agent is notified immediately after any exchange;
(c)    register all transfers of Definitive Notes;
(d)    receive any document in relation to or affecting the title to any of the Notes including all forms of transfer, forms of exchange, probates, letters of administration and powers of attorney;
(e)    immediately, and in any event within three Business Days (being days when banks are open for business in the city in which the specified office of the Registrar is located) of the relevant request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), (i) upon receipt by it of Definitive Notes for transfer (together with any certifications required by it including, but not limited to, a Transfer Certificate) or (ii) following reduction in nominal amount of a Global Note on exchange into Definitive Notes, authenticate and deliver at its specified office to the transferee or (at the risk of the transferee) send to the address requested by the transferee duly dated and completed Definitive Notes of a like aggregate nominal amount to the Definitive Notes transferred and, in the case of the transfer of part only of a Definitive Note, authenticate and deliver at its specified office to the transferor or (at the risk of the transferor) send to the address requested by the transferor a duly dated and completed Definitive Note in respect of the balance of the Definitive Notes not so transferred;
(f)    if appropriate, charge to the holder of a Note presented for exchange or transfer (i) the costs or expenses (if any) of delivering Notes issued on exchange or transfer other than by regular uninsured mail and (ii) a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the registration;
(g)    maintain proper records of the details of all documents and certifications (including, but not limited to, certifications in the form of Schedule 8 received by itself or any other Transfer Agent (subject to receipt of all necessary information from the other Transfer Agents);
(h)    prepare any lists of holders of the Notes required by the Issuer or the Principal Paying Agent or any person authorised by either of them;

(i)    subject to applicable laws and regulations at all reasonable times during office hours make the Register available to the Issuer or any person authorised by it or the holder of any Note for inspection and for the taking of copies or extracts;
(j)    comply with the reasonable requests of the Issuer with respect to the maintenance of the Register and give to the other Agents any information reasonably required by them for the proper performance of their duties; and
(k)    comply with the terms of any duly executed form of transfer.
9.3    Notwithstanding anything to the contrary in this Agreement, in the event of a partial redemption of Notes under Condition 7 (Redemption and Purchase), the Registrar shall not be required, unless so directed by the Issuer, (a) to register the transfer of Definitive Notes (or parts of Definitive Notes) or to effect exchanges of interests in Global Notes for Definitive Notes or vice versa during the period beginning on the sixty-fifth day before the date of the partial redemption and ending on the day on which notice is given specifying the serial numbers of Notes called (in whole or in part) for redemption (both inclusive) or (b) to register the transfer of any Note (or part of a Note) called for partial redemption.
9.4    Notes shall be dated:
(a)    in the case of a Note issued on the Issue Date, the Issue Date; or
(b)    in the case of a Definitive Note issued in exchange for an interest in a Global Note, or upon transfer, with the date of registration in the Register of the exchange or transfer; or
(c)    in the case of a Definitive Note issued to the transferor upon transfer in part of a Note, with the same date as the date of the Note transferred; or
(d)    in the case of a Definitive Note issued under Condition 11 (Replacement of Notes), with the same date as the date of the lost, stolen, mutilated, defaced or destroyed Note in replacement of which it is issued.
10.    DUTIES OF THE TRANSFER AGENTS
10.1    The Transfer Agents shall perform the duties set out in this Agreement and the Conditions and, in performing those duties, shall act in accordance with the Conditions and this Agreement.
10.2    Each Transfer Agent shall:
(a)    accept Notes delivered to it, with the form of transfer on them duly executed, together with, as applicable, any Transfer Certificate for the transfer or exchange of all or part of the Note in accordance with the Conditions, and shall, in each case, give to the Registrar all relevant details required by it;
(b)    keep a stock of the forms of Transfer Certificates and make such forms available on demand to holders of the Notes;
(c)    immediately, and in any event within three Business Days (being days when banks are open for business in the city in which the specified office of the Registrar is located) of the relevant request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), (i) upon receipt by it of Definitive Notes for transfer (together with any certifications required by it including, but not limited to, a Transfer Certificate) or (ii) following reduction in the nominal amount of a Global Note on exchange into Definitive Notes, authenticate and deliver at its specified office to the transferee or (at the risk of the transferee) send to the address requested by the transferee duly dated and completed Definitive Notes of a like aggregate nominal amount to the Definitive Notes transferred and, in the case of the transfer of part only of a Definitive Note, authenticate and deliver at its specified office to the transferor or (at the risk of the transferor) send to the address requested by the transferor a duly dated and completed Definitive Note in respect of the balance of the Definitive Notes not so transferred;
(d)    if appropriate, charge to the holder of a Note presented for exchange or transfer (i) the costs and expenses (if any) of delivering Notes issued on exchange or transfer other than by regular uninsured mail and (ii) a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the registration and, in each case, account to the Registrar for those charges; and
(e)    at the request of any Paying Agent deliver new Notes to be issued on partial redemptions of a Note.
10.3    None of the Agents shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among participants or beneficial owners through participants in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
11.    REGULATIONS FOR TRANSFERS OF NOTES
Subject as provided below, the Issuer may from time to time agree with the Principal Paying Agent, Registrar and Transfer Agents reasonable regulations to govern the transfer and registration of Notes. The initial regulations, which shall apply until amended under this clause, are set out in Schedule 9. The Transfer Agents agree to comply with the regulations as amended from time to time.
12.    DUTIES OF THE AGENTS IN CONNECTION WITH EARLY REDEMPTION
12.1    If the Issuer decides to redeem any Notes for the time being outstanding before their Maturity Date in accordance with the Conditions, the Issuer shall give notice of the decision to the Principal Paying Agent and the Registrar stating the date on which the Notes are to be redeemed and the nominal amount of Notes to be redeemed not less than 15 days before the date on which the Issuer will give notice to the Noteholders in accordance with the Conditions of the redemption in order to enable the Principal Paying Agent and, if applicable, the Registrar to carry out its duties in this Agreement and in the Conditions.
12.2    If some only of the Notes are to be redeemed, the relevant Paying Agent shall, in the case of Definitive Notes, make the required drawing in accordance with the Conditions but shall give the

Issuer reasonable notice of the time and place proposed for the drawing and the Issuer shall be entitled to send representatives to attend the drawing and shall, in the case of Notes in global form, co-ordinate the selection of Notes to be redeemed with Euroclear and Clearstream, Luxembourg and/or DTC, all in accordance with the Conditions.
12.3    The Principal Paying Agent shall publish the notice required in connection with any redemption and shall, if applicable, at the same time also publish a separate list of the serial numbers of any Notes in definitive form previously drawn and not presented for redemption. The redemption notice shall specify the date fixed for redemption, the redemption amount, the manner in which redemption will be effected and, in the case of a partial redemption of Definitive Notes, the serial numbers of the Notes to be redeemed. The notice will be published in accordance with the Conditions. The Principal Paying Agent will also notify the other Agents of any date fixed for redemption of any Notes.
12.4    The Registrar or relevant Paying Agent, as the case may be, will keep a stock of Put Notices and will make them available on demand to holders of Definitive Notes, the Conditions of which provide for redemption at the option of Noteholders. Upon receipt of any Note deposited in the exercise of a put option in accordance with the Conditions, the Registrar or relevant Paying Agent as the case may be shall hold the Note on behalf of the depositing Noteholder (but shall not, save as provided below, release it) until the due date for redemption of the relevant Note consequent upon the exercise of the option, when, subject as provided below, it shall present the Note to itself for payment of the amount due together with any interest due on the date of redemption in accordance with the Conditions and shall pay those moneys in accordance with the directions of the Noteholder contained in the relevant Put Notice. If, prior to the due date for its redemption, an Event of Default has occurred and is continuing or the Note becomes immediately due and repayable or if upon due presentation payment of the redemption moneys is improperly withheld or refused, the Registrar or relevant Paying Agent as the case may be shall post the Note by uninsured post to, and at the risk of, the relevant Noteholder (unless the Noteholder has otherwise requested and paid the costs of insurance to the Registrar or relevant Paying Agent as the case may be at the time of depositing the Notes) at the address given by the Noteholder in the relevant Put Notice. In the case of a partial redemption of Notes, the Registrar or relevant Transfer Agent as the case may be shall, in accordance with the Conditions, post a new Note in respect of the balance of the Notes not redeemed to the registered holder. At the end of each period for the exercise of any put option, the Registrar or relevant Paying Agent as the case may be shall promptly notify the Principal Paying Agent of the principal amount of the Notes in respect of which the option has been exercised with it together with their serial numbers and the Principal Paying Agent shall promptly notify those details to the Issuer.
13.    RECEIPT AND PUBLICATION OF NOTICES
13.1    Immediately after it receives a demand or notice from any Noteholder in accordance with the Conditions, the Principal Paying Agent shall forward a copy to the Issuer.
13.2    On behalf of and at the request and expense of the Issuer, the Principal Paying Agent shall cause to be published all notices required to be given by the Issuer to the Noteholders in accordance with the Conditions.

14.    CANCELLATION OF NOTES
14.1    All Notes which are redeemed, all Global Notes which are exchanged in full and all Notes which have transferred, shall be cancelled by the Paying Agent by which they are redeemed, exchanged or transferred. In addition, the Issuer shall immediately notify the Principal Paying Agent in writing of all Notes which are purchased on behalf of the Issuer or any of its Subsidiaries and all such Notes surrendered to a Paying Agent for cancellation shall be cancelled by the Paying Agent to which they are surrendered. Each of the Paying Agents shall give to the Principal Paying Agent details of all payments made by it and shall deliver all cancelled Notes to the Principal Paying Agent or as the Principal Paying Agent may specify.
14.2    The Principal Paying Agent shall deliver to the Issuer as soon as reasonably practicable and in any event within three months after the date of each repayment, payment, cancellation or replacement, as the case may be, a certificate stating:
(a)    the aggregate nominal amount of Notes which have been redeemed and the aggregate amount paid in respect of them;
(b)    the number of Notes cancelled together;
(c)    the aggregate amount paid in respect of interest on the Notes; and
(d)    (in the case of Definitive Notes) the serial numbers of the Notes.
14.3    The Principal Paying Agent shall destroy all cancelled Notes and, immediately following their destruction, send to the Issuer a certificate stating the serial numbers of the Notes.
14.4    Without prejudice to the obligations of the Principal Paying Agent under subclause 14.2, the Principal Paying Agent shall keep a full and complete record of all Notes and of their redemption, purchase on behalf of the Issuer or any of its Subsidiaries and cancellation, payment or replacement (as the case may be) and of all replacement Notes issued in substitution for mutilated, defaced, destroyed, lost or stolen Notes. The Principal Paying Agent shall at all reasonable times make the record available to the Issuer and any persons authorised by it for inspection and for the taking of copies of it or extracts from it.
14.5    The Principal Paying Agent is authorised by the Issuer and instructed to, in the case of any Global Note which is held under the NSS, instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such redemption or purchase and cancellation, as the case may be; provided, that, in the case of a purchase or cancellation, the Issuer has notified the Principal Paying Agent of the same in accordance with subclause 14.1.
15.    ISSUE OF REPLACEMENT NOTES
15.1    The Issuer will cause a sufficient quantity of additional forms of Notes, to be available, upon request, to the Registrar or relevant Transfer Agent as the case may be at its specified office for the purpose of issuing replacement Notes as provided below.
15.2    The Principal Paying Agent and the Registrar will, subject to and in accordance with the Conditions and this clause, cause to be delivered any replacement Notes which the Issuer may determine to issue in place of Notes which have been lost, stolen, mutilated, defaced or destroyed.

15.3    The Registrar or relevant Transfer Agent as the case may be shall obtain verification in the case of an allegedly lost, stolen or destroyed Note in respect of which the serial number is known, that the Note has not previously been redeemed, paid or exchanged, as the case may be. The Registrar or relevant Transfer Agent as the case may be shall not issue any replacement Note unless and until the claimant shall have:
(a)    paid the costs and expenses incurred in connection with the issue;
(b)    provided it with such evidence and indemnity as the Issuer may reasonably require; and
(c)    in the case of any mutilated or defaced Note surrendered it to the Registrar or relevant Transfer Agent as the case may be.
15.4    The Registrar or relevant Transfer Agent as the case may be shall cancel any mutilated or defaced Notes in respect of which replacement Notes have been issued under this clause and shall furnish the Issuer with a certificate stating the serial numbers of the Notes cancelled and, unless otherwise instructed by the Issuer in writing, shall destroy the cancelled Notes and deliver to the Issuer a destruction confirmation by email containing the information specified in subclause 14.3.
15.5    The Registrar or relevant Transfer Agent as the case may be shall, on issuing any replacement Note, immediately inform the Issuer and the other Agents of the serial number of the replacement Note issued and (if known) of the serial number of the Note in place of which the replacement Note has been issued.
15.6    The Registrar or relevant Transfer Agent as the case may be shall keep a full and complete record of all replacement Notes issued and shall make the record available at all reasonable times to the Issuer and any persons authorised by it for inspection and for the taking of copies of it or extracts from it.
16.    COPIES OF DOCUMENTS AVAILABLE FOR INSPECTION
16.1    The executed Deed Poll shall be deposited with the Principal Paying Agent and shall be held in safe custody by it on behalf of the Noteholders at its specified office for the time being.
16.2    Each Paying Agent shall hold available for inspection or collection at its specified office during normal business hours copies of all documents required to be so available by the Conditions of any Notes. For these purposes, the Issuer shall provide the Paying Agents with sufficient copies of each of the relevant documents. Each Paying Agent shall provide by email to a Noteholder copies of all documents required to be so available by the Conditions of any Notes, following the Noteholder’s prior written request and provision of proof of holding and identity (in a form satisfactory to the relevant Paying Agent).
17.    MEETINGS OF NOTEHOLDERS
17.1    The provisions of Schedule 5 shall apply to meetings of the Noteholders and shall have effect in the same manner as if set out in this Agreement.
17.2    Without prejudice to subclause 17.1, each of the Paying Agents on the request of any holder of Notes represented by a Global Note that is registered in the name of a nominee for a common depositary for Euroclear and Clearstream, Luxembourg, shall issue voting certificates and block voting instructions in accordance with Schedule 5 and shall immediately give notice to the Issuer in writing of any revocation or amendment of a block voting instruction. Each of the Paying Agents will keep a full and complete record of all voting certificates and block voting instructions issued by it and will, not less than 24 hours before the time appointed for holding a meeting or adjourned meeting, deposit at such place as the Principal Paying Agent shall approve, full particulars of all voting certificates and block voting instructions issued by it in respect of the meeting or adjourned meeting.
18.    COMMISSIONS AND EXPENSES
18.1    The Issuer agrees to pay to the Principal Paying Agent such fees and commissions as the Issuer and the Agents shall separately agree in respect of the services of the Agents under this Agreement together with any out of pocket expenses (including legal, printing, postage, fax, cable and advertising expenses) incurred by the Agents in connection with their services. Fees and commissions may be adjusted by the Principal Paying Agent in accordance with the fee proposal.
18.2    The Principal Paying Agent will make payment of the fees and commissions due under this Agreement to the other Agents and will reimburse their expenses promptly after the receipt of the relevant moneys from the Issuer. The Issuer shall not be responsible for any payment or reimbursement by the Principal Paying Agent to the other Agents.
19.    INDEMNITY
19.1    The Issuer shall indemnify each of the Agents against any properly documented losses, liabilities, costs, fees, claims, actions, demands or expenses (together, Losses) (including, but not limited to, all reasonable costs, legal fees, charges and expenses (together, Expenses) paid or incurred in disputing or defending any Losses) which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement and the Conditions except for any Losses or Expenses resulting from its own wilful default, gross negligence or fraud or that of its officers, directors or employees of the terms of this Agreement.
19.2    Under no circumstances will the Agents be liable to the Issuer or any other party to this Agreement for any special, punitive, indirect or consequential loss or damage of any kind whatsoever (including, without limitation, business goodwill, opportunity or loss of profit), whether or not foreseeable, even if advised of the possibility of such loss or damage.
19.3    The Agents are not liable for any loss caused by events beyond their reasonable control including any malfunction, interruption or error in the transmission of information caused by any machine or systems operated by third parties or interception of communication facilities, abnormal operating conditions or events of force majeure.
19.4    Each Agent agrees to severally (but not jointly) indemnify the Issuer against any Losses and Expenses which it suffers or incurs as a result of the wilful default, fraud or gross negligence of such Agent or its officers, directors or employees under this Agreement.
19.5    Notwithstanding the foregoing, under no circumstances will the indemnifying party be liable to any indemnified party for any consequential loss (being the loss of business goodwill, opportunity or profit) even if advised of the possibility of such loss.

19.6    The indemnities set out above shall survive any termination of this Agreement and the resignation and/or removal of the Agents.
20.    RESPONSIBILITY OF THE AGENTS
20.1    No Agent shall be responsible to anyone with respect to the validity of this Agreement or the Notes or for any act or omission by it in connection with this Agreement or any Note except for its own gross negligence, wilful default or fraud, including that of its officers and employees.
20.2    No Agent shall have any duty or responsibility in the case of any default by the Issuer in the performance of its obligations under the Conditions or, in the case of receipt of a written demand from a Noteholder, with respect to such default, provided however that immediately on receiving any notice given by a Noteholder in accordance with Condition 10 (Events of Default), the Principal Paying Agent notifies the Issuer of the fact and furnishes it with a copy of the notice.
20.3    Whenever in the performance of its duties under this Agreement an Agent shall deem it desirable that any matter be established by the Issuer prior to taking or suffering any action under this Agreement, the matter may be deemed to be conclusively established by a certificate signed by the Issuer and delivered to the Agent and the certificate shall be a full authorisation to the Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon the certificate.
21.    CONDITIONS OF APPOINTMENT
21.1    Each Agent shall be entitled to deal with money paid to it by the Issuer for the purpose of this Agreement in the same manner as other money paid to a banker by its customers except:
(a)    that it shall not exercise any right of set-off, lien or similar claim in respect of the money;
(b)    that it shall not be liable to account to the Issuer for any interest on the money; and
(c)    that no money held by any Paying Agent need be segregated except as required by law.
21.2    In acting under this Agreement and in connection with the Notes, each Agent shall act solely as an agent of the Issuer and will not assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Notes.
21.3    Each Agent undertakes to the Issuer to perform its duties, and shall be obliged to perform the duties and only the duties, specifically stated in this Agreement (including Schedule 10 in the case of the Principal Paying Agent and the Registrar), the Conditions and the Procedures Memorandum, and no implied duties or obligations shall be read into any of those documents against any Agent, other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent agent in comparable circumstances. Each of the Agents (other than the Principal Paying Agent) agrees that if any information that is required by the Principal Paying Agent and the Registrar to perform the duties set out in Schedule 10 becomes known to it, it will promptly provide such information to the Principal Paying Agent and the Registrar.
21.4    The Principal Paying Agent and the Registrar may consult with legal and other professional advisers and the opinion of the advisers shall be full and complete protection in respect of any action taken, omitted or suffered under this Agreement in good faith and in accordance with the opinion of the advisers. The Agents shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to them hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. Each of the Agents may act in conclusive reliance upon any instrument or signature believed by them to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorised to do so. The Agents need not investigate any statement, warranty or representation or any fact or matter stated in any such document and may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein.
21.5    Each Agent shall be protected and shall incur no liability in respect of any action taken, omitted or suffered in reliance on any instruction, request or order from the Issuer or any document which it reasonably believes to be genuine and to have been delivered by the proper party or on written instructions from the Issuer.
21.6    Any Agent and its officers, directors and employees may become the owner of, and/or acquire any interest in, any Notes with the same rights that they would have had if the Agent concerned were not appointed under this Agreement, and may engage or be interested in any financial or other transaction with the Issuer and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or in connection with any other obligations of the Issuer as freely as if the Agent were not appointed under this Agreement.
21.7    The Issuer shall provide the Principal Paying Agent and the Registrar with a certified copy of the list of persons authorised to execute documents and take action on its behalf in connection with this Agreement and shall notify the Principal Paying Agent and the Registrar immediately in writing if any of those persons ceases to be authorised or if any additional person becomes authorised together, in the case of an additional authorised person, with evidence satisfactory to the Principal Paying Agent and the Registrar that the person has been authorised.
21.8    Except as otherwise permitted in the Conditions or as ordered by a court of competent jurisdiction or as required by law or applicable regulations, the Issuer and each of the Agents shall be entitled to treat the registered holder of any Note as the absolute owner of it (whether or not it is overdue and notwithstanding any notice of ownership or writing on it or notice of any previous loss or theft of it).
21.9    None of the Agents shall be under any obligation to take any action under this Agreement (i) which may be illegal or contrary to applicable law or regulation or (ii) which it expects will result in any expense, loss, charge or liability accruing to it, the payment of which or adequate indemnity against which within a reasonable time is not, in its opinion, assured to it. None of the Agents shall be required to expend or risk any of their own funds or otherwise incur any liability, financial or otherwise, in the performance of any of their respective duties hereunder or in the Conditions.
21.10    None of the Agents shall have any obligation or duty (i) to monitor or inquire as to the performance of the Issuer of its obligations under the Notes, this Agreement or any other relevant documents or (ii) to determine or take any steps to ascertain whether any relevant event under the Notes has occurred.

21.11    The amount of the Programme may be increased by the Issuer by delivering to the Principal Paying Agent a letter substantially in the form set out in Annex 4 of the Procedures Memorandum and the production of a new Offering Circular or a supplement to the Offering Circular by the Issuer and any further or other documents required by any relevant clearing system or by the relevant authority or authorities for the purpose of listing any Notes to be issued under the increased Programme on the relevant Stock Exchange. Upon the date specified in such letter (which date may not be earlier than seven London business days after the date the notice is given), all references in the Agreements and the Procedures Memorandum to the amount of the Programme shall be deemed to be references to the increased amount.
21.12    Each party to this Agreement shall, within ten business days of a written request by another party, supply to that other party such forms, documentation and other information relating to it, its operations or any Notes as that other party reasonably requests for the purposes of that other party's compliance with Applicable Law and shall notify the relevant other party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such party is (or becomes) inaccurate in any material respect; provided, however, that no party shall be required to provide any forms, documentation or other information pursuant to this subclause 21.12 to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality. For the purposes of this subclause 21.12, Applicable Law shall be deemed to include (i) any rule or practice of any Authority by which any party to this Agreement is bound or with which it is accustomed to comply; (ii) any agreement between any Authorities; and (iii) any agreement between any Authority and any party to this Agreement that is customarily entered into by institutions of a similar nature. In this subclause 21.12 Applicable Law and Authority shall have the meanings set out in subclause 6.15 above.
21.13    None of the Agents shall incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such Agents (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, epidemic, any act of terrorism, or the unavailability of bank wire or facsimile or other wire or communication facility).
21.14    Each of the Agents may employ a custodian, agent, nominee or delegate to transact or concur in transacting any business and to do or concur in doing any acts required to be done by such Agent (including the receipt and payment of money) and shall not be responsible for the misconduct or negligence of any such custodian, agent, nominee or delegate appointed with due care, provided that such employment or delegation shall not relieve the delegating Agent of any of its obligations under this Agreement.
21.15    Each Agent is entitled to take any action or to refuse to take any action, and has no liability for any liability or loss resulting from taking or refusing to take action, which such Agent regards as necessary for it to comply with any applicable law, regulation or requirement (whether or not having the force of law) of any central bank or governmental or other regulatory authority affecting it, or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system, provided that it notifies the Issuer in writing in advance of such decision and of the reasons therefor.
22.    COMMUNICATIONS BETWEEN THE PARTIES
A copy of all communications relating to the subject matter of this Agreement between the Issuer and any Agent (other than the Principal Paying Agent) shall be sent to the Principal Paying Agent.
23.    CHANGES IN AGENTS
23.1    The Issuer agrees that, for so long as any Note is outstanding, or until moneys for the payment of all amounts in respect of all outstanding Notes have been made available to the Principal Paying Agent and have been returned to the Issuer, as provided in this Agreement:
(a)    so long as any Notes are listed on any Stock Exchange, there will at all times be a Paying Agent, which may be the Principal Paying Agent, and a Transfer Agent, which may be the Registrar, with a specified office in the place required by the rules and regulations of the relevant Stock Exchange or any other relevant authority;
(b)    there will at all times be a Principal Paying Agent and a Registrar;
(c)    so long as any Global Notes are registered in the name of a nominee for DTC, there will at all times be an Exchange Agent; and
(d)    there will at all times be a Paying Agent in a jurisdiction within Europe.
Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency (as provided in subclause 23.5), when it shall be of immediate effect) after not less than 30 nor more than 45 days' prior notice shall have been given to the Noteholders in accordance with Condition 13 (Notices).
23.2    Each of the Principal Paying Agent and the Registrar may (subject as provided in subclause 23.4) at any time resign by giving at least 90 days' written notice to the Issuer specifying the date on which its resignation shall become effective.
23.3    Each of the Principal Paying Agent and the Registrar may (subject as provided in subclause 23.4) be removed at any time by the Issuer on at least 45 days' notice in writing from the Issuer specifying the date when the removal shall become effective.
23.4    Any resignation under subclause 23.2 or removal of the Principal Paying Agent or the Registrar under subclauses 23.3 or 23.5 shall only take effect upon the appointment by the Issuer of a successor Principal Paying Agent or Registrar, as the case may be, and (other than in cases of insolvency of the Principal Paying Agent or the Registrar, as the case may be) on the expiry of the notice to be given under clause 25. The Issuer agrees with the Principal Paying Agent and the Registrar that if, by the day falling 10 days before the expiry of any notice under subclause 23.2, the Issuer has not appointed a successor Principal Paying Agent or Registrar, as the case may be, then the Principal Paying Agent or Registrar, as the case may be, shall be entitled, on behalf of the Issuer, to appoint in its place as a successor Principal Paying Agent or Registrar, as the case may be, a reputable financial institution of good standing which the Issuer shall approve.

23.5    In case at any time any Agent resigns, or is removed, or becomes incapable of acting or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or a substantial part of its property, or admits in writing its inability to pay or meet its debts as they mature or suspends payment of its debts, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or if any officer takes charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Agent which shall be a reputable financial institution of good standing may be appointed by the Issuer. Upon the appointment of a successor Agent and acceptance by it of its appointment and (other than in case of insolvency of the Agent when it shall be of immediate effect) upon expiry of the notice to be given under clause 25, the Agent so superseded shall cease to be an Agent under this Agreement.
23.6    Subject to subclause 23.1, the Issuer may, after prior consultation with the Principal Paying Agent, terminate the appointment of any of the other Agents at any time and/or appoint one or more further or other Agents by giving to the Principal Paying Agent and to the relevant other Agent at least 45 days' notice in writing to that effect (other than in the case of insolvency).
23.7    Subject to subclause 23.1, all or any of the Agents (other than the Principal Paying Agent and the Registrar) may resign their respective appointments under this Agreement at any time by giving the Issuer and the Principal Paying Agent at least 90 days' written notice to that effect.
23.8    Upon its resignation or removal becoming effective, an Agent shall:
(a)    in the case of the Paying Agents, the Registrar and the Exchange Agent, immediately transfer all moneys and records held by it under this Agreement to the successor Agent; and
(b)    be entitled to the payment by the Issuer of the commissions, fees and expenses payable in respect of its services under this Agreement before termination in accordance with the terms of clause 18.
23.9    Upon its appointment becoming effective, a successor or new Agent shall, without any further action, become vested with all the authority, rights, powers, duties and obligations of its predecessor or, as the case may be, an Agent with the same effect as if originally named as an Agent under this Agreement.
24.    MERGER AND CONSOLIDATION
Any corporation into which any Agent may be merged or converted, or any corporation with which an Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which an Agent shall be a party, or any corporation to which an Agent shall sell or otherwise transfer all or substantially all of its assets shall, on the date when the merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties to this Agreement, unless otherwise required by the Issuer and after the said effective date all references in this Agreement to the relevant Agent shall be deemed to be references to such successor corporation. Written notice of any such merger, conversion, consolidation or transfer shall immediately be given to the Issuer by the relevant Agent.
25.    NOTIFICATION OF CHANGES TO AGENTS
Following receipt of notice of resignation from an Agent and immediately after appointing a successor or new Agent or on giving notice to terminate the appointment of any Agent, the Principal Paying Agent (on behalf of and at the expense of the Issuer) shall give or cause to be given not more than 45 days' nor less than 30 days' notice of the fact to the Noteholders in accordance with the Conditions.
26.    CHANGE OF SPECIFIED OFFICE
If any Agent determines to change its specified office it shall give to the Issuer and the Principal Paying Agent written notice of that fact giving the address of the new specified office which shall be in the same city and stating the date on which the change is to take effect, which shall not be less than 45 days after the notice. The Principal Paying Agent (on behalf and at the expense of the Issuer) shall within 15 days of receipt of the notice (unless the appointment of the relevant Agent is to terminate pursuant to clause 23 on or prior to the date of the change) give or cause to be given not more than 45 days' nor less than 30 days' notice of the change to the Noteholders in accordance with the Conditions.
27.    COMMUNICATIONS
27.1    All communications shall be by facsimile, email or letter delivered by hand. Each communication shall be made to the relevant party at the fax number, email address or address and, in the case of a communication by fax, email or letter, marked for the attention of the person or department from time to time specified in writing by that party to the others for the purpose. The initial fax number, email address and person or department so specified by each party, if provided, are set out in the Procedures Memorandum.
27.2    A communication shall be deemed received (if by fax) when an acknowledgement of receipt is received, (if by email) when sent, subject to no delivery failure notification being received by the sender within 24 hours of the time of sending or (if by letter) when delivered, in each case in the manner required by this clause. However, if a communication is received after business hours on any business day or on a day which is not a business day in the place of receipt it shall be deemed to be received and become effective at the opening of business on the next business day in the place of receipt. Every communication shall be irrevocable save in respect of any manifest error in it.
27.3    Any notice given under or in connection with this Agreement shall be in English. All other documents provided under or in connection with this Agreement shall be:
(a)    in English; or
(b)    if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

28.    TAXES AND STAMP DUTIES
The Issuer agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement.
29.    CURRENCY INDEMNITY
If, under any applicable law and whether pursuant to a judgment being made or registered against the Issuer or in the liquidation, insolvency or any similar process of the Issuer or for any other reason, any payment under or in connection with this Agreement is made or falls to be satisfied in a currency (the other currency) other than that in which the relevant payment is expressed to be due (the required currency) under this Agreement, then, to the extent that the payment (when converted into the required currency at the rate of exchange on the date of payment or, if it is not practicable for the relevant Agent to purchase the required currency with the other currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so or, in the case of a liquidation, insolvency or analogous process, at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency or analogous process) actually received by the relevant Agent falls short of the amount due under the terms of this Agreement, the Issuer undertakes that it shall, as a separate and independent obligation, indemnify and hold harmless the Agent against the amount of the shortfall. For the purpose of this clause, rate of exchange means the rate at which the relevant Agent is able on the London foreign exchange market on the relevant date to purchase the required currency with the other currency and shall take into account any premium and other reasonable costs of exchange.
30.    AMENDMENTS
The Principal Paying Agent and the Issuer may agree, without the consent of the Noteholders, to:
(a)    any modification (except as mentioned in the Conditions) of this Agreement which is not prejudicial to the interests of the Noteholders; or
(b)    any modification of the Notes or this Agreement which is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law.
Any modification so made shall be binding on the Noteholders and shall be notified to the Noteholders in accordance with Condition 13 (Notices) as soon as practicable after it has been agreed.
31.    RECOGNITION OF BAIL-IN POWERS
31.1    Notwithstanding and to the exclusion of any other term in this Agreement or any other agreements, arrangements, or understandings between or among any of the parties to this Agreement, each of the parties to this Agreement acknowledges, accepts and agrees that a BRRD

Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:
(a)    the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Entity to it under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:
(i)    the reduction of all, or a portion, of any BRRD Liability or outstanding amounts due thereon;
(ii)    the conversion of all, or a portion, of any BRRD Liability into shares, other securities or other obligations of the relevant BRRD Entity or another person and the issue to or conferral on it of such shares, securities or obligations;
(iii)    the cancellation of any BRRD Liability; and
(iv)    the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and
(b)    the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.
31.2    For the purposes of this clause 31:
(a)    Bail-in Legislation means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;
(b)    Bail-in Powers means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;
(c)    BRRD means Directive 2014/95/EU, as amended or replaced from time to time;
(d)    BRRD Entity means any party to this Agreement that is subject to Bail-in Powers;
(e)    BRRD Liability means a liability in respect of which the relevant Bail-in Powers may be exercised;
(f)    EU Bail-in Legislation Schedule means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time; and
(g)    Relevant Resolution Authority means, in respect of any BRRD Entity, the resolution authority with the ability to exercise any Bail-in Powers in relation to such BRRD Entity.

32.    CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999
A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.
33.    GOVERNING LAW AND SUBMISSION TO JURISDICTION
33.1    Governing law
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, the laws of England.
33.2    Submission to jurisdiction
(a)    Subject to subclause 33.2(c) below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it (a Dispute) and each party submits to the exclusive jurisdiction of the English courts.
(b)    For the purpose of this subclause 33.2, the Issuer waives any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.
(c)    To the extent allowed by law, the Agents may, in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction; and (ii) concurrent proceedings in any number of jurisdictions.
33.3    Appointment of Process Agent
The Issuer irrevocably appoints Vistra (UK) Limited at 7th Floor, 50 Broadway, London SW1H 0DB as its agent under this Agreement for service of process in any proceedings before the English courts in relation to any Dispute, and agrees that, in the event of Vistra (UK) Limited being unable or unwilling for any reason so to act, it will immediately appoint another person as its agent for service of process in England in respect of any Dispute on terms acceptable to the Agents, failing which the Agents may appoint another process agent for this purpose. The Issuer agrees that failure by a process agent to notify it of any process will not invalidate service. Nothing in this clause 33 shall affect the right to serve process in any other manner permitted by law.
33.4    Waiver of trial by jury
WITHOUT PREJUDICE TO SUBCLAUSE 33.2, THE ISSUER WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A BENCH TRIAL.

34.    GENERAL
34.1    This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. Each party to this Agreement understands and agrees that its electronic signature manifests its consent to be bound by all terms and conditions set forth in this Agreement.
34.2    If any provision in or obligation under this Agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Agreement, and (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Agreement.
34.3    In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (for the purposes of this clause, Applicable Law), the Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Agents. Accordingly, each of the parties to this Agreement agree to provide to the Agents, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Agents to comply with Applicable Law, subject to such party receiving the consent of the relevant individual or entity with respect to who such identifying information and documentation has been requested.
35.    DATA PROTECTION
35.1    The parties to this Agreement acknowledge that, in connection with this Agreement, the Issuer may disclose to the Agents, and the Agents may further process, information relating to individuals (Personal Data) such as individuals associated with the Issuer. The parties to this Agreement confirm that in so doing they will each comply with any applicable Data Protection Laws and, that each is acting as an independent and separate Controller and that no party will place any other party in breach of applicable Data Protection Laws. In this Agreement, Data Protections Laws means any data protection or privacy laws and regulations, as amended or replaced from time to time, such as (i) the Data Protection Act 2018 and (ii) the General Data Protection Regulation ((EU) 2016/679) (GDPR) or the UK GDPR and any applicable implementing laws, regulations and secondary legislation, and (iii) any successor legislation to the Data Protection Act 2018 and the GDPR. The terms Controller, Personal Data and Processing shall have the meaning given in the Data Protections Protection Laws or, if none, the meaning of any equivalent concepts to those terms as they are defined in the GDPR.
35.2    The Issuer acknowledges that the Agents will Process Personal Data from the Issuer in accordance with and for the purposes set out in any relevant Privacy Notice or Privacy Policy that it makes available to the Issuer from time to time, such as those at https://corporates.db.com/company/privacy-notice-corporate-bank. The Issuer will take reasonable steps to bring the content of any such notice to the attention of individuals whose data it discloses to the relevant Agent.

36.    KNOW YOUR CUSTOMER
The Issuer will, upon the request from time to time of any Agent, promptly supply or procure the supply of such documentation and other evidence as is reasonably requested by that Agent in order for the relevant Agent to carry out and be satisfied that it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations.
37.    ISSUER AUTHORISED SIGNATORIES
37.1    The Issuer shall provide the Agents with a list of its Authorised Signatories and call-back contact on or prior to the execution of this Agreement and, if applicable, agrees to provide updated versions of the same from time to time. The Issuer undertakes to give the Agents 2 business days' notice in writing in accordance with clause 27 of any amendment to its Authorised Signatories. Any amendment of the list of Authorised Signatories shall take effect upon the expiry of 5 Business Days' notice (or such shorter period as agreed by the Agents in their absolute discretion).
37.2    The Issuer hereby authorises the Agents to rely upon and comply with instructions and directions sent by facsimile or email attaching such manually signed instructions and directions (the Signed Instructions), by persons believed by the Agents to be authorised to give instructions and directions on behalf of the Issuer with respect to this Agreement. The Agents shall have no duty or obligation to verify or confirm that the person who sent such Signed Instructions is, in fact, a person authorised to give instructions and directions on behalf of the Issuer other than to confirm that the name on the Signed Instructions is a name on the list of Authorised Signatories as held at that time by the Agents; and the Agents shall have no liability for any damages, losses, liabilities, costs or expenses incurred or sustained by the Issuer as a result of such reliance upon or compliance with such Signed Instructions (or for failing to act where any instruction is not received by the Agents in readable form or the call-back procedure has not been completed). The Agents may, at their sole discretion and without any liability on their part for taking or failing to take such action, perform a call-back procedure with the Issuer to verify any Signed Instructions received by facsimile or email. The Issuer agrees to comply with the call-back procedure as notified, and as may be amended, by the Agents from time to time.
37.3    The authorisation in this clause 37 shall remain in full force and effect until cancelled, revoked or amended by written notice received by the Agents; and replaces and supersedes any previous authorisation from the Issuer to the Agents relating to the giving of Signed Instructions with respect to this Agreement and is in addition to all other authorisations given by the Issuer with respect to this Agreement.
37.4    Notwithstanding any revocation, cancellation or amendment of the authorisation in this clause 37, any action taken by the Agents pursuant to this authorisation, prior to the Agents’ actual receipt of a notice of revocation, cancellation or amendment shall not be affected by such notice.
37.5    The Agents shall not be obliged to make any payment or otherwise to act on any Signed Instruction notified to it under this Agreement if, having made all reasonable efforts to do so, including contacting the Issuer, it is unable to verify any signature pursuant to any Signed Instruction against the specimen signature provided for the relevant Authorised Signatory.

38.    USE OF PROCEEDS
38.1    The Issuer represents and warrants (and to the extent applicable agrees) that (1) neither the Issuer nor any of its Subsidiaries nor, to the knowledge of the Issuer, any of their respective directors, officers, agents, employees or affiliates is currently the subject or the target of Sanctions (each such subject or target, a Sanctioned Person), nor is the Issuer or any of its Subsidiaries located, organised, or resident in a Sanctioned Territory, and (2) the Issuer will not directly or indirectly use the proceeds of the offering of the Notes under the Programme, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is a Sanctioned Person or Sanctioned Territory in each case, in any manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor, or otherwise) of Sanctions, and (3) since the inception of the Issuer, the Issuer and its Subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was a Sanctioned Person or with any Sanctioned Territory.
38.2    The Issuer has instituted and maintain(s) policies and procedures designed to promote and ensure compliance with Sanctions.
38.3    The Issuer neither knows nor has reason to believe that it is or may become subject of sanctions-related investigations or juridical proceedings.
38.4    For the purposes of this clause 38:
Sanctions means any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, the United Kingdom, or other relevant sanctions authority.
Sanctioned Territory means in a country or territory that is the subject or the target of Sanctions, including, without limitation, Russia, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea, Syria and Venezuela, that broadly prohibit dealings with that country or territory.
Subsidiaries means the only subsidiaries of the Issuer that are consolidated with the Issuer for financial reporting purposes under generally accepted accounting principles in the United States.
38.5    Each Agent agrees and confirms that it is not entitled to the benefit of the representations and warranties and/or undertakings contained in subclauses 38.1, 38.2 and/or 38.3 to the extent that those provisions would result in a violation of Council Regulation (EC) 2271/1996 (including as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (EUWA)) and/or any associated and applicable national law, instrument or regulation related thereto.
38.6    Without prejudice to the rights of any other party to this Agreement, each Agent agrees and confirms that, in relation to the Notes, it is not entitled to the benefit of the representations and warranties and/or undertakings contained in subclauses 38.1, 38.2 and/or 38.3 to the extent that they would result in a violation of Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) or any other applicable anti-boycott or similar laws or regulations.

SCHEDULE 1
FORM OF CALCULATION AGENCY AGREEMENT
THIS AGREEMENT is dated [          ]
BETWEEN:
(1)    BLUE OWL CREDIT INCOME CORP. (the Issuer); and
(2)    [                    ] of [                    ] (the Calculation Agent, which expression shall include any successor calculation agent appointed under this Agreement).
IT IS AGREED:
1.    APPOINTMENT OF THE CALCULATION AGENT
The Calculation Agent is appointed, and the Calculation Agent agrees to act, as Calculation Agent in respect of each Series of Notes described in the Schedule (the Relevant Notes) for the purposes set out in clause 2 and on the terms of this Agreement. The agreement of the parties that this Agreement is to apply to each Series of Relevant Notes shall be evidenced by the manuscript annotation and signature in counterpart of the Schedule.
2.    DUTIES OF CALCULATION AGENT
The Calculation Agent shall in relation to each series of Relevant Notes (each a Series) perform all the functions and duties imposed on the Calculation Agent by the terms and conditions of the Relevant Notes (the Conditions) including endorsing the Schedule appropriately in relation to each Series of Relevant Notes.
3.    EXPENSES
The arrangements in relation to expenses will be separately agreed in relation to each issue of Relevant Notes.
4.    INDEMNITY
4.1    The Issuer shall indemnify the Calculation Agent against any losses, liabilities, costs, claims, actions, demands or expenses (together, Losses) (including, but not limited to, all reasonable costs, legal fees, charges and expenses (together, Expenses) paid or incurred in disputing or defending any Losses) which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement except for any Losses or Expenses resulting from its own default, negligence or bad faith or that of its officers, directors or employees or the breach by it of the terms of this Agreement.

5.    CONDITIONS OF APPOINTMENT
5.1    In acting under this Agreement and in connection with the Relevant Notes, the Calculation Agent shall act solely as an agent of the Issuer and will not assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Relevant Notes.
5.2    In relation to each issue of Relevant Notes, the Calculation Agent shall be obliged to perform the duties and only the duties specifically stated in this Agreement and the Conditions and no implied duties or obligations shall be read into this Agreement or the Conditions against the Calculation Agent, other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent expert in comparable circumstances.
5.3    The Calculation Agent may consult with legal and other professional advisers and the opinion of the advisers shall be full and complete protection in respect of any action taken, omitted or suffered under this Agreement in good faith and in accordance with the opinion of the advisers.
5.4    The Calculation Agent shall be protected and shall incur no liability in respect of any action taken, omitted or suffered in reliance on any instruction from the Issuer or any document which it reasonably believes to be genuine and to have been delivered by the proper party or on written instructions from the Issuer.
5.5    The Calculation Agent and any of its officers, directors and employees may become the owner of, or acquire any interest in, any Notes with the same rights that they would have had if the Calculation Agent were not appointed under this Agreement, and may engage or be interested in any financial or other transaction with the Issuer and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or in connection with any other obligations of the Issuer as freely as if the Calculation Agent were not appointed under this Agreement.
6.    TERMINATION OF APPOINTMENT
6.1    The Issuer may terminate the appointment of the Calculation Agent at any time by giving to the Calculation Agent at least 45 days' prior written notice to that effect, provided that, so long as any of the Relevant Notes is outstanding:
(a)    the notice shall not expire less than 45 days before any date on which any calculation is due to be made in respect of any Relevant Notes; and
(b)    notice shall be given in accordance with the Conditions to the holders of the Relevant Notes at least 30 days before any removal of the Calculation Agent.
6.2    Notwithstanding the provisions of subclause 6.1, if at any time:
(a)    the Calculation Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or any substantial part of its property, or admits in writing its inability to pay or meet its debts as they may mature or suspends payment of its debts, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or if any officer takes charge or control of the Calculation Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or
(b)    the Calculation Agent fails duly to perform any function or duty imposed on it by the Conditions and this Agreement, the Issuer may immediately without notice terminate the appointment of the Calculation Agent, in which event notice of the termination shall be given to the holders of the Relevant Notes in accordance with the Conditions as soon as practicable.
6.3    The termination of the appointment of the Calculation Agent under subclause 6.1 or 6.2 shall not entitle the Calculation Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due.
6.4    The Calculation Agent may resign its appointment under this Agreement at any time by giving to the Issuer at least 90 days' prior written notice to that effect. Following receipt of a notice of resignation from the Calculation Agent, the Issuer shall promptly give notice of the resignation to the holders of the Relevant Notes in accordance with the Conditions.
6.5    Notwithstanding the provisions of subclauses 6.1, 6.2 and 6.4, so long as any of the Relevant Notes is outstanding, the termination of the appointment of the Calculation Agent (whether by the Issuer or by the resignation of the Calculation Agent) shall not be effective unless upon the expiry of the relevant notice a successor Calculation Agent has been appointed. The Issuer agrees with the Calculation Agent that if, by the day falling 10 days before the expiry of any notice under subclause 6.4, the Issuer has not appointed a replacement Calculation Agent, the Calculation Agent shall be entitled, on behalf of the Issuer, to appoint as a successor Calculation Agent in its place a reputable financial institution of good standing which the Issuer shall approve.
6.6    Upon its appointment becoming effective, a successor Calculation Agent shall without any further action, become vested with all the authority, rights, powers, duties and obligations of its predecessor with the same effect as if originally named as the Calculation Agent under this Agreement.
6.7    If the appointment of the Calculation Agent under this Agreement is terminated (whether by the Issuer or by the resignation of the Calculation Agent), the Calculation Agent shall on the date on which the termination takes effect deliver to the successor Calculation Agent any records concerning the Relevant Notes maintained by it (except those documents and records which it is obliged by law or regulation to retain or not to release), but shall have no other duties or responsibilities under this Agreement.
6.8    Any corporation into which the Calculation Agent may be merged or converted, or any corporation with which the Calculation Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party, or any corporation to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its assets shall, on the date when the merger, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, unless otherwise required by the Issuer, and after the said effective date all references in this Agreement to the Calculation Agent shall be deemed to be references to such successor corporation. Written notice of any such merger, conversion, consolidation or transfer shall immediately be given to the Issuer and the Principal Paying Agent by the Calculation Agent.
7.    COMMUNICATIONS
7.1    All communications shall be by fax, email or letter delivered by hand. Each communication shall be made to the relevant party at the fax number, email address or address and marked for the attention of the person or department from time to time specified in writing by that party to the other for the purpose. The initial fax number, email address and person or department so specified by each party are set out in the Procedures Memorandum or, in the case of the Calculation Agent, on the signature page of this Agreement.
7.2    A communication shall be deemed received (if by fax) when an acknowledgement of receipt is received, (if by email) when received, subject to no delivery failure notification being received by the sender within 24 hours of the time of sending or (if by letter) when delivered, in each case in the manner required by this clause 7. However, if a communication is received after business hours on any business day or on a day which is not a business day in the place of receipt it shall be deemed to be received and become effective at the opening of business on the next business day in the place of receipt. Every communication shall be irrevocable save in respect of any manifest error in it.
7.3    Any notice given under or in connection with this Agreement shall be in English. All other documents provided under or in connection with this Agreement shall be:
(a)    in English; or
(b)    if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.
8.    GENERAL
8.1    The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.
8.2    This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. Each party understands and agrees that its electronic signature manifests its consent to be bound by all terms and conditions set forth in this Agreement.
8.3    If any provision in or obligation under this Agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Agreement, and (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Agreement.

9.    RECOGNITION OF BAIL-IN POWERS
9.1    Notwithstanding and to the exclusion of any other term in this Agreement or any other agreements, arrangements, or understandings between or among any of the parties to this Agreement, each of the parties to this Agreement acknowledges, accepts and agrees that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:
(a)    the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Entity to it under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:
(i)    the reduction of all, or a portion, of any BRRD Liability or outstanding amounts due thereon;
(ii)    the conversion of all, or a portion, of any BRRD Liability into shares, other securities or other obligations of the relevant BRRD Entity or another person and the issue to or conferral on it of such shares, securities or obligations;
(iii)    the cancellation of any BRRD Liability; and
(iv)    the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and
(b)    the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.
9.2    For the purposes of this clause 31:
(a)    Bail-in Legislation means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;
(b)    Bail-in Powers means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;
(c)    BRRD means Directive 2014/95/EU, as amended or replaced from time to time;
(d)    BRRD Entity means any party to this Agreement that is subject to Bail-in Powers;
(e)    BRRD Liability means a liability in respect of which the relevant Bail-in Powers may be exercised;
(f)    EU Bail-in Legislation Schedule means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time; and

(g)    Relevant Resolution Authority means, in respect of any BRRD Entity, the resolution authority with the ability to exercise any Bail-in Powers in relation to such BRRD Entity.
10.    CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999
A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.
11.    GOVERNING LAW AND SUBMISSION TO JURISDICTION
11.1    Governing law
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, the laws of England.
11.2    Submission to jurisdiction
(a)    Subject to subclause 11.2(c) below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it (a Dispute) and each party submits to the exclusive jurisdiction of the English courts.
(b)    For the purposes of this subclause 11.2, the Issuer waives any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.
(c)    To the extent allowed by law, the Calculation Agent may, in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction; and (ii) concurrent proceedings in any number of jurisdictions.
11.3    Appointment of Process Agent
The Issuer irrevocably appoints Vistra (UK) Limited at 7th Floor, 50 Broadway, London SW1H 0DB as its agent under this Agreement for service of process in any proceedings before the English courts in relation to any Dispute, and agrees that, in the event of Vistra (UK) Limited being unable or unwilling for any reason so to act, it will immediately appoint another person as its agent for service of process in England in respect of any Dispute on terms acceptable to the Calculation Agent, failing which the Calculation Agent may appoint another process agent for this purpose. The Issuer agrees that failure by a process agent to notify it of any process will not invalidate service. Nothing in this clause 11 shall affect the right to serve process in any other manner permitted by law.
11.4    Waiver of trial by jury
WITHOUT PREJUDICE TO SUBCLAUSE 11.2, THE ISSUER WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED

BY THIS AGREEMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A BENCH TRIAL.
THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.
BLUE OWL CREDIT INCOME CORP.
By:
[CALCULATION AGENT]
[Address of Calculation Agent]
Telefax No:    [     ]
Attention:    [     ]
By:
Contact Details
DEUTSCHE BANK AG, LONDON BRANCH
21 Moorfields
London, EC2Y 9DB
Email:     DAS-EMEA@list.db.com
Attention:    Debt & Agency Services

SCHEDULE TO THE CALCULATION AGENCY AGREEMENT

Series Number	Issue Date	Maturity Date	Title and Nominal Amount	Annotation by Calculation Agent/Issuer

SCHEDULE 2
TERMS AND CONDITIONS OF THE NOTES
The following are the Terms and Conditions of the Notes which will be incorporated by reference into each Global Note (as defined below) and each definitive Note, in the latter case only if permitted by the relevant stock exchange or other relevant authority (if any) and agreed by the Issuer and the relevant Manager at the time of issue but, if not so permitted and agreed, such definitive Note will have endorsed thereon or attached thereto such Terms and Conditions. The applicable Pricing Supplement may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Notes. The applicable Pricing Supplement (or the relevant provisions thereof) will be endorsed upon, or attached to, each Global Note and definitive Note. Reference should be made to “Applicable Pricing Supplement” for a description of the content of Pricing Supplement which will specify which of such terms are to apply in relation to the relevant Notes.
This Note is one of a Series (as defined below) of Notes issued by Blue Owl Credit Income Corp. (the Issuer) pursuant to the Agency Agreement (as defined below).
References herein to the Notes shall be references to the Notes of this Series and shall mean:
(a)    in relation to any Notes represented by a global Note (a Global Note), units of each Specified Denomination in the Specified Currency;
(b)    any Global Note; and
(c)    any definitive Notes in registered form (Definitive Notes) (whether or not issued in exchange for a Global Note in registered form).
The Notes have the benefit of an agency agreement (such Agency Agreement as amended and/or supplemented and/or restated from time to time, the Agency Agreement) dated 4 April 2025 and made between the Issuer, Deutsche Bank AG, London Branch as issuing and principal paying agent (the Principal Paying Agent, which expression shall include any successor principal paying agent) and the other paying agents named therein (together with the Principal Paying Agent, the Paying Agents, which expression shall include any additional or successor paying agents), and as exchange agent (the Exchange Agent, which expression shall include any successor exchange agent), Deutsche Bank Trust Company Americas as registrar (the Registrar, which expression shall include any successor registrar) and as transfer agent and the other transfer agents named therein (together with the Registrar, the Transfer Agents, which expression shall include any additional or successor transfer agents). The Principal Paying Agent, the Calculation Agent (if any is specified in the applicable Pricing Supplement), the Registrar, the Paying Agents, the Exchange Agent and other Transfer Agents together referred to as the Agents.
The final terms for this Note (or the relevant provisions thereof) are set out in Part A of the Pricing Supplement attached to or endorsed on this Note which supplement these Terms and Conditions (the Conditions) and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the Conditions, replace or modify the Conditions for the purposes of this Note. References to the applicable Pricing Supplement are, unless otherwise stated, to Part A of the Pricing Supplement (or the relevant provisions thereof) attached to or endorsed on this Note.

Any reference to Noteholders or holders in relation to any Notes shall mean the persons in whose name the Notes are registered and shall, in relation to any Notes represented by a Global Note, be construed as provided below.
As used herein, Tranche means Notes which are identical in all respects (including as to listing and admission to trading) and Series means a Tranche of Notes together with any further Tranche or Tranches of Notes which (a) are expressed to be consolidated and form a single series and (b) have the same terms and conditions or terms and conditions which are the same in all respects save for the amount and date of the first payment of interest thereon and the date from which interest starts to accrue.
The Noteholders are entitled to the benefit of the Deed of Covenant (such Deed of Covenant as modified and/or supplemented and/or restated from time to time, the Deed of Covenant) dated 4 April 2025 and made by the Issuer. The original of the Deed of Covenant is held by the common depositary for Euroclear (as defined below) and Clearstream, Luxembourg (as defined below).
Copies of the Agency Agreement, a deed poll (such deed poll as modified and/or supplemented and/or restated from time to time, the Deed Poll) dated 4 April 2025 and made by the Issuer and the Deed of Covenant (i) are available for inspection or collection during normal business hours at the registered office of the Issuer or the specified office of each of the Paying Agents or (ii) may be provided by email to a Noteholder following their prior written request to any Paying Agents or the Issuer and provision of proof of holding and identity (in a form satisfactory to the relevant Paying Agent or the Issuer, as the case may be). The applicable Pricing Supplement will only be obtainable by a Noteholder holding one or more Notes and such Noteholder must produce evidence satisfactory to the Issuer and the relevant Agent as to its holding of such Notes and identity. The Noteholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Agency Agreement, the Deed Poll, the Deed of Covenant and the applicable Pricing Supplement which are applicable to them. The statements in the Conditions include summaries of, and are subject to, the detailed provisions of the Agency Agreement.
Words and expressions defined in the Agency Agreement or used in the applicable Pricing Supplement shall have the same meanings where used in the Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and the applicable Pricing Supplement, the applicable Pricing Supplement will prevail.
In the Conditions, euro means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended.
1.    FORM, DENOMINATION AND TITLE
The Notes are in registered form and, in the case of Definitive Notes, serially numbered, in the currency (the Specified Currency) and the denominations (the Specified Denomination(s)) specified in the applicable Pricing Supplement. Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination.
This Note may be a Fixed Rate Note, a Floating Rate Note, or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Pricing Supplement.
Subject as set out below, title to the Notes will pass upon registration of transfers in accordance with the provisions of the Agency Agreement. The Issuer and any Agent will (except as otherwise required by law) deem and treat the registered holder of any Note as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Note, without prejudice to the provisions set out in the next succeeding paragraph.
For so long as any of the Notes is represented by a Global Note held on behalf of Euroclear Bank SA/NV (Euroclear) and/or Clearstream Banking S.A. (Clearstream, Luxembourg), each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer and the Agents as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such nominal amount of such Notes, for which purpose the registered holder of the relevant Global Note shall be treated by the Issuer and any Agent as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions Noteholder and holder of Notes and related expressions shall be construed accordingly.
For so long as the Depository Trust Company (DTC) or its nominee is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Agency Agreement and those Notes except to the extent that in accordance with DTC's published rules and procedures any ownership rights may be exercised by its participants or beneficial owners through participants.
Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of DTC, Euroclear and Clearstream, Luxembourg, as the case may be. References to DTC, Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system specified in Part B of the applicable Pricing Supplement.
2.    TRANSFERS OF NOTES
2.1    Transfers of interests in Global Notes
Transfers of beneficial interests in Global Notes will be effected by DTC, Euroclear or Clearstream, Luxembourg, as the case may be, and, in turn, by other participants and, if appropriate, indirect participants in such clearing systems acting on behalf of transferors and transferees of such interests. A beneficial interest in a Global Note will, subject to compliance with all applicable legal and regulatory restrictions, be transferable for Notes in definitive form or for a beneficial interest in another Global Note of the same series only in the authorised denominations set out in the applicable Pricing Supplement and only in accordance with the rules and operating procedures for the time being of DTC, Euroclear or Clearstream, Luxembourg, as the case may be, and in accordance with the terms and conditions specified in the Agency Agreement. Transfers of a Global Note registered in the name of a nominee for DTC shall be limited to transfers of such Global Note, in whole but not in part, to another nominee of DTC or to a successor of DTC or such successor's nominee.

2.2    Transfers of Definitive Notes
Subject as provided in Condition 2.3 and 2.6 below, upon the terms and subject to the conditions set forth in the Agency Agreement, a Definitive Note may be transferred in whole or in part (in the authorised denominations set out in the applicable Pricing Supplement). In order to effect any such transfer (a) the holder or holders must (i) surrender the Definitive Note for registration of the transfer of the Note (or the relevant part of the Note) at the specified office of any Transfer Agent, with the form of transfer thereon duly executed by the holder or holders thereof or their attorney or attorneys duly authorised in writing and (ii) complete and deposit such other certifications as may be required by the relevant Transfer Agent and (b) the relevant Transfer Agent must, after due and careful enquiry, be satisfied with the documents of title and the identity of the person making the request. Any such transfer will be subject to such reasonable regulations as the Issuer and the Registrar may from time to time prescribe (the initial such regulations being set out in Schedule 9 to the Agency Agreement). Subject as provided above, the relevant Transfer Agent will, within three business days (being for this purpose a day on which banks are open for business in the city where the specified office of the relevant Transfer Agent is located) of the request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), authenticate and deliver, or procure the authentication and delivery of, at its specified office to the transferee or (at the risk of the transferee) send by uninsured mail, to such address as the transferee may request, a new Definitive Note of a like aggregate nominal amount to the Note (or the relevant part of the Note) transferred. In the case of the transfer of part only of a Definitive Note, a new Definitive Note in respect of the balance of the Note not transferred will be so authenticated and delivered or (at the risk of the transferor) sent to the transferor.
2.3    Registration of transfer upon partial redemption
In the event of a partial redemption of Notes under Condition 7 (Redemption and Purchase), the Issuer shall not be required to register the transfer of any Note, or part of a Note, called for partial redemption.
2.4    Costs of registration
Noteholders will not be required to bear the costs and expenses of effecting any registration of transfer as provided above, except for any costs or expenses of delivery other than by regular uninsured mail and except that the Issuer may require the payment of a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the registration.
2.5    Transfers of interests in Regulation S Global Notes
Transfers by the holder of, or of a beneficial interest in, a Regulation S Global Note to a transferee in the United States or who is a U.S. person will only be made, prior to the expiry of the applicable Distribution Compliance Period, or such later date, if any, as may be required by applicable law:
(a)    upon receipt by the Registrar or the relevant Transfer Agent, as the case may be, of a written certification substantially in the form set out in the Agency Agreement, amended as appropriate (a Transfer Certificate), copies of which are available from the specified office of any Transfer Agent, from the transferor of the Note or beneficial interest therein to the effect that such transfer is being made to a person whom the transferor reasonably believes is a QIB purchasing for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A and otherwise in a transaction meeting the requirements of Rule 144A; or
(b)    in an offshore transaction in compliance with Regulation S; or
(c)    otherwise pursuant to the Securities Act or an exemption therefrom, subject to receipt by the Issuer of such satisfactory evidence as the Issuer may reasonably require, which may include an opinion of U.S. counsel, that such transfer is in compliance with any applicable securities laws of any State of the United States, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other jurisdiction.
In the case of (a) above, such transferee must take delivery through a Legended Note, either in global or definitive form. After expiry of the applicable Distribution Compliance Period (A) beneficial interests in Regulation S Global Notes registered in the name of a nominee for DTC may be held through DTC directly, by a participant in DTC, or indirectly through a participant in DTC and (B) such certification requirements will no longer apply to such transfers.
2.6    Transfers of interests in Legended Notes
Transfers of Legended Notes or beneficial interests therein may be made, prior to the date which is one year (or such other date when resales of securities by non-Affiliates are first permitted under Rule 144(d) of the U.S. Securities Exchange Act of 1934, as amended (the Exchange Act) after the latest of the date of the original issue date of the applicable Notes, the date of any subsequent reopening of such Notes and the last date on which the Issuer or any of the Issuer’s Affiliates were the owner of such Notes (or any predecessor thereto) or such later date, if any, as may be required by applicable law:
(a)    to a transferee who takes delivery of such interest through a Regulation S Global Note, upon receipt by the Registrar or relevant Transfer Agent, as the case may be, of a duly completed Transfer Certificate from the transferor to the effect that such transfer is being made in accordance with Regulation S and that in the case of a Regulation S Global Note registered in the name of a nominee for DTC, if such transfer is being made prior to expiry of the applicable Distribution Compliance Period, the interests in the Notes being transferred will be held immediately thereafter through Euroclear and/or Clearstream, Luxembourg; or
(b)    to a transferee who takes delivery of such interest through a Legended Note where the transferee is a person whom the transferor reasonably believes is a QIB purchasing for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A and otherwise in a transaction meeting the requirements of Rule 144A, without certification; or
(c)    otherwise pursuant to the Securities Act or an exemption therefrom, subject to receipt by the Issuer of such satisfactory evidence as the Issuer may reasonably require, which may include an opinion of U.S. counsel, that such transfer is in compliance with any applicable securities laws of any State of the United States, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other jurisdiction.
Upon the transfer, exchange or replacement of Legended Notes, or upon specific request for removal of the Legend, the Registrar or relevant Transfer Agent, as the case may be, shall deliver only Legended Notes or refuse to remove the Legend, as the case may be, unless there is delivered to the Issuer such satisfactory evidence as may reasonably be required by the Issuer, which may include an opinion of U.S. counsel, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act.
2.7    Definitions
In this Condition, the following expressions shall have the following meanings:
an Affiliate of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing;
Distribution Compliance Period means the period that ends 40 days after the later of the Issue Date and the date on which such Notes were first offered to persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S;
Legended Note means Notes (whether in definitive form or represented by a Global Note) sold in private transactions to QIBs in accordance with the requirements of Rule 144A which bear a legend specifying certain restrictions on transfer (a Legend);
QIB means a qualified institutional buyer within the meaning of Rule 144A;
Regulation S means Regulation S under the Securities Act;
Regulation S Global Note means a Global Note representing Notes sold to non-U.S. persons in offshore transactions in reliance on Regulation S;
Rule 144A means Rule 144A under the Securities Act;
Rule 144A Global Note means a Global Note representing Notes sold to QIBs in reliance on Rule 144A; and
Securities Act means the United States Securities Act of 1933, as amended.
3.    STATUS OF THE NOTES
The Notes are direct, unconditional and unsecured obligations of the Issuer and rank pari passu among themselves and (save for certain obligations required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Issuer, from time to time outstanding.

4.    COVENANTS
4.1    So long as any of the Notes remains outstanding (as defined in the Agency Agreement), the Issuer will not violate, whether or not it is subject thereto, Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act of 1940, as amended (the Investment Company Act) or any successor provisions, but giving effect, in either case, to any exemptive relief granted to the Issuer by the U.S. Securities and Exchange Commission (the SEC).
4.2    So long as any of the Notes remains outstanding (as defined in the Agency Agreement), on the last New York business day of each of 24 consecutive calendar months (or such lesser number of consecutive calendar months, if the Notes have been outstanding for less than 24 consecutive calendar months), the Notes shall have, pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the Investment Company Act or any successor provisions, an asset coverage (as such term is used in the Investment Company Act) of not less than 100 per cent., giving effect to any amendments to such provisions of the Investment Company Act or to any exemptive relief granted to the Issuer by the SEC.
4.3    The Issuer will (i) within 30 days of it becoming aware of a breach of any of the covenants set out in this Condition 4 (Covenants), notify the Noteholders in accordance with Condition 13 (Notices); and (ii) for so long as any of the Notes remain outstanding (as defined in the Agency Agreement), deliver on each Reporting Date (as defined below) to the Principal Paying Agent to make available at its specified office to the Noteholders, a certificate signed by the principal executive officer of the Issuer for the time being, together with at least one of the principal financial officer of the Issuer and the principal accounting officer of the Issuer in each case for the time being (together the Issuer Signatories and each an Issuer Signatory) stating that, to the knowledge of the Issuer Signatories (having made all reasonable enquiries), the Issuer is and has been in compliance with the covenants set out in this Condition 4 (Covenants) for the period covered by the financial statements to which the such Reporting Date relates.
4.4    For the purposes of this Condition 4 (Covenants):
New York business day means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City; and
Reporting Date means the date which is 30 days after the filing of the Issuer’s Annual Report on Form 10-K.
5.    INTEREST
5.1    Interest on Fixed Rate Notes
Each Fixed Rate Note bears interest from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrear on the Interest Payment Date(s) in each year up to (and including) the Maturity Date.
As used in the Conditions, Fixed Interest Period means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.

Interest shall be calculated in respect of any period by applying the Rate of Interest to, in the case of Fixed Rate Notes, the aggregate outstanding nominal amount of (A) the Notes represented by any Global Note or (B) any Definitive Notes and multiplying such sum by the applicable Day Count Fraction.
The resultant figure shall be rounded to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.
Day Count Fraction means, in respect of the calculation of an amount of interest, in accordance with this Condition 5.1:
(i)    if “Actual/Actual (ICMA)” is specified in the applicable Pricing Supplement:
(A)    in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the Accrual Period) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in the applicable Pricing Supplement) that would occur in one calendar year; or
(B)    in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:
(1)    the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and
(2)    the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and
(ii)    if “30/360” is specified in the applicable Pricing Supplement, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360.
In these Conditions:
Determination Period means each period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date); and

sub-unit means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, one cent.
5.2    Interest on Floating Rate Notes
(a)    Interest Payment Dates
Each Floating Rate Note bears interest from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:
(i)    the Specified Interest Payment Date(s) in each year specified in the applicable Pricing Supplement; or
(ii)    if no Specified Interest Payment Date(s) is/are specified in the applicable Pricing Supplement, each date (each such date, together with each Specified Interest Payment Date, an Interest Payment Date) which falls the number of months or other period specified as the Specified Period in the applicable Pricing Supplement after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.
Such interest will be payable in respect of each Interest Period. In these Conditions, Interest Period means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date or the relevant payment date if the Notes become payable on a date other than an Interest Payment Date.
If a Business Day Convention is specified in the applicable Pricing Supplement and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:
(A)    in any case where Specified Periods are specified in accordance with Condition 5.2(a)(ii) above, the Floating Rate Convention, such Interest Payment Date (a) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (ii) below shall apply mutatis mutandis or (b) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (i) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (ii) each subsequent Interest Payment Date shall be the last Business Day in the month which falls in the Specified Period after the preceding applicable Interest Payment Date occurred; or
(B)    the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or
(C)    the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or
(D)    the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

In these Conditions, Business Day means:
(a)    a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and each Additional Business Centre (other than T2) specified in the applicable Pricing Supplement;
(b)    if T2 is specified as an Additional Business Centre in the applicable Pricing Supplement, a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System or any successor or replacement for that system (T2) is open; and
(c)    either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney and Auckland, respectively) or (2) in relation to any sum payable in euro, a day on which T2 is open.
(b)    Rate of Interest
The Rate of Interest payable from time to time in respect of Floating Rate Notes will be determined in the manner specified below.
(A)    Screen Rate Determination for Floating Rate Notes – Term Rate
The Rate of Interest for each Interest Period will, Condition 5.2(h) (Benchmark Discontinuation) and subject as provided below, be either:
(i)    the offered quotation; or
(ii)    the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,
(expressed as a percentage rate per annum) for the Reference Rate (being EURIBOR, as specified in the applicable Pricing Supplement) which appears or appear, as the case may be, on the Relevant Screen Page (or such replacement page on that service which displays the information) as at 11.00 a.m. (Brussels time, in the case of EURIBOR) on the Interest Determination Date in question plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any), all as determined by the Principal Paying Agent or the Calculation Agent, as applicable. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Principal Paying Agent or the Calculation Agent, as applicable, for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.
If, other than in the circumstances described in Condition 5.2(h) (Benchmark Discontinuation), the Relevant Screen Page is not available or if, in the case of Condition 5.2(b)(A)(i), no offered quotation appears or, in the case of Condition 5.2(b)(A)(ii), fewer than three offered quotations appear, in each case as at the Specified Time, the Issuer shall request each of the Reference Banks to provide it, for onwards communication to the Principal Paying Agent, with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate at approximately the Specified Time on the Interest Determination Date in question. If two or more of the Reference Banks provide the Issuer with offered quotations, the Rate of Interest for the Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place with 0.000005 being rounded upwards) of the offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Principal Paying Agent.
If on any Interest Determination Date one only or none of the Reference Banks provides the Issuer with an offered quotation as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Principal Paying Agent determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates, as communicated to (and at the request of) the Issuer by the Reference Banks or any two or more of them, at which such banks were offered, at approximately the Specified Time on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in the Euro-zone inter-bank market plus or minus (as appropriate) the Margin (if any) or, if fewer than two of the Reference Banks provide the Issuer with offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean (rounded as provided above) of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, at approximately the Specified Time on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Issuer suitable for the purpose) informs the Issuer it is quoting to leading banks in the Euro-zone inter-bank market plus or minus (as appropriate) the Margin (if any), provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period in place of the Margin relating to that last preceding Interest Period).
If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Pricing Supplement as being other than EURIBOR, the Rate of Interest in respect of the Notes will be determined as provided in the applicable Pricing Supplement.
Unless otherwise stated in the applicable Pricing Supplement the Minimum Rate of Interest shall be deemed to be zero.
In this Condition 5.2(b)(A):
Reference Banks means the principal Euro-zone office of four major banks in the Eurozone inter-bank market, selected by the Issuer; and
Specified Time means 11.00 a.m. (Brussels time).

(B)     Screen Rate Determination for Floating Rate Notes – Compounded Daily SONIA – Non-Index Determination
Where the applicable Pricing Supplement specifies: (1) “Overnight Rate” to be “Applicable”; (2) “Compounded Daily SONIA” as the Reference Rate; and (3) “Index Determination” to be “Not Applicable”, the Rate of Interest for an Interest Period will, subject to Condition 5.2(h) (Benchmark Discontinuation) and as provided below, be Compounded Daily SONIA Formula Rate with respect to such Interest Period plus or minus (as indicated in the applicable Pricing Supplement) the applicable Margin (if any).
As used in these Conditions, Compounded Daily SONIA Formula Rate means, with respect to an Interest Period, the rate of return of a daily compound interest investment during the Observation Period corresponding to such Interest Period (with the daily SONIA reference rate as reference rate for the calculation of interest) as calculated by the Principal Paying Agent or the Calculation Agent, as applicable, as at the relevant Interest Determination Date, in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the fifth decimal place, with 0.000005 being rounded upwards):
where:
d is the number of calendar days in:
(1)    where “Lag” is specified as the Observation Method in the applicable Pricing Supplement, the relevant Interest Period; or
(2)    where “Observation Shift” is specified as the Observation Method in the applicable Pricing Supplement, the relevant Observation Period;
do is the number of London Banking Days in:
(1)    where “Lag” is specified as the Observation Method in the applicable Pricing Supplement, the relevant Interest Period; or
(2)    where “Observation Shift” is specified as the Observation Method in the applicable Pricing Supplement, the relevant Observation Period;
i is a series of whole numbers from one to do, each representing a London Banking Day in chronological order from, and including, the first London Banking Day in:
(1)    where “Lag” is specified as the Observation Method in the applicable Pricing Supplement, the relevant Interest Period; or

(2)    where “Observation Shift” is specified as the Observation Method in the applicable Pricing Supplement, the relevant Observation Period;
London Banking Day means any day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London;
ni, for any London Banking Day "i", means the number of calendar days from (and including) such London Banking Day "i" up to (but excluding) the following London Banking Day;
Observation Period means, in respect of an Interest Period, the period from (and including) the date falling "p" London Banking Days prior to the first day of such Interest Period to (but excluding) the date falling "p" London Banking Days prior to (1) the Interest Payment Date for such Interest Period or (2) such earlier date, if any, on which the Notes become due and payable;
p means:
(1)    where “Lag” is specified as the Observation Method in the applicable Pricing Supplement, the number of London Banking Days specified as the “Lag Period” in the applicable Pricing Supplement (or, if no such number is so specified, five London Banking Days); or
(2)    where “Observation Shift” is specified as the Observation Method in the applicable Pricing Supplement, the number of London Banking Days specified as the “Observation Shift Period” in the applicable Pricing Supplement (or, if no such number is so specified, five London Banking Days);
SONIA reference rate means, in respect of any London Banking Day (LBDx), a reference rate equal to the daily Sterling Overnight Index Average (SONIA) rate for LBDx as provided by the administrator of SONIA to authorised distributors and as then published on the Relevant Screen Page (or, if the Relevant Screen Page is unavailable, as otherwise published by such authorised distributors) on the London Banking Day immediately following LBDx; and
SONIAi means the SONIA reference rate for:
(1)    where “Lag” is specified as the Observation Method in the applicable Pricing Supplement, the London Banking Day falling "p" London Banking Days prior to the relevant London Banking Day "i"; or
(2)    where “Observation Shift” is specified as the Observation Method in the applicable Pricing Supplement, the relevant London Banking Day "i".
If, where any Rate of Interest is to be calculated pursuant to this Condition 5.2(b)(B), in respect of any London Banking Day for which the SONIA reference rate is required to be determined, the Principal Paying Agent or the Calculation Agent, as applicable, determines that the applicable SONIA reference rate is not available on the Relevant Screen Page and has not otherwise been published by the relevant authorised distributors, then (unless the Principal Paying Agent or the Calculation Agent, as applicable, has been notified of any Successor Rate or Alternative Rate (and any related Adjustment Spread and/or Benchmark Amendments) pursuant to Condition 5.2(h) (Benchmark Discontinuation), if applicable) the SONIA reference rate in respect of such London Banking Day shall be:
(1)    (I) the Bank of England’s Bank Rate (the Bank Rate) prevailing at 5.00 p.m. (London time) (or, if earlier, the close of business) on such London Banking Day; plus (II) the mean of the spread of the SONIA reference rate to the Bank Rate over the previous five London Banking Days on which a SONIA reference rate has been published, excluding the highest spread (or, if there is more than one highest spread, one only of those highest spreads) and lowest spread (or, if there is more than one lowest spread, one only of those lowest spreads) to the Bank Rate; or
(2)    if the Bank Rate under (1)(I) above is not available at the relevant time, either the SONIA reference rate published on the Relevant Screen Page (or otherwise published by the relevant authorised distributors) for the first preceding London Banking Day on which the SONIA reference rate was published on the Relevant Screen Page (or otherwise published by the relevant authorised distributors) or if this is more recent, the latest rate determined under (1) above, and, in each case, references to the "SONIA Reference Rate" in this Condition 5.2(b)(B) shall be construed accordingly.
In the event that the Rate of Interest cannot be determined in accordance with the foregoing provisions, the Rate of Interest shall (subject to Condition 5.2(h) (Benchmark Discontinuation)) be:
(1)    that determined as at the last preceding Interest Determination Date (though substituting, where a different Margin, Maximum Rate of Interest and/or Minimum Rate of Interest is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin, Maximum Rate of Interest and/or Minimum Rate of Interest (as the case may be) relating to the relevant Interest Period, in place of the Margin, Maximum Rate of Interest and/or Minimum Rate of Interest (as applicable) relating to that last preceding Interest Period); or
(2)    if there is no such preceding Interest Determination Date, the initial Rate of Interest which would have been applicable to such Notes for the first scheduled Interest Period had the Notes been in issue for a period equal in duration to the first scheduled Interest Period but ending on (and excluding) the Interest Commencement Date (but applying the Margin and, if applicable, any Maximum Rate of Interest and/or Minimum Rate of Interest, applicable to the first scheduled Interest Period).
If the Notes become due and payable in accordance with Condition 10 (Events of Default), the final Rate of Interest shall be calculated for the period from (and including) the previous Interest Payment Date to (but excluding) the date on which the Notes become so due and payable, and such Rate of Interest shall continue to apply to the Notes for so long as interest continues to accrue thereon as provided in Condition 5.3 (Accrual of Interest).
(C)     Screen Rate Determination for Floating Rate Notes – Compounded Daily SONIA – Index Determination
Where the applicable Pricing Supplement specifies: (1) “Overnight Rate” to be “Applicable”; (2) “Compounded Daily SONIA” as the Reference Rate; and (3) “Index Determination” to be “Applicable”, the Rate of Interest for an Interest Period will, subject to Condition 5.2(h) (Benchmark Discontinuation) and as provided below, be the Compounded Daily SONIA Index Rate with respect to such Interest Period plus or minus (as indicated in the applicable Pricing Supplement) the applicable Margin (if any).
Compounded Daily SONIA Index Rate means, with respect to an Interest Period, the rate of return of a daily compound interest investment as calculated by the Principal Paying Agent or the Calculation Agent, as applicable, on the relevant Interest Determination Date in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the fifth decimal place, with 0.000005 being rounded upwards):
where:
d is the number of calendar days from (and including) the day in relation to which SONIA Compounded IndexStart is determined to (but excluding) the day in relation to which SONIA Compounded IndexEnd is determined;
London Banking Day has the meaning set out in Condition 5.2(b)(B) above;
Relevant Number is the number specified as such in the applicable Pricing Supplement (or, if no such number is specified, five);
SONIA Compounded IndexEnd means the SONIA Compounded Index value relating to the London Banking Day falling the Relevant Number of London Banking Days prior to (1) the Interest Payment Date for the relevant Interest Period or (2) such earlier date, if any, on which the Notes become due and payable;
SONIA Compounded IndexStart means the SONIA Compounded Index value relating to the London Banking Day falling the Relevant Number of London Banking Days prior to the first day of the relevant Interest Period; and
the SONIA Compounded Index means, with respect to any London Banking Day, the value of the SONIA compounded index that is provided by the administrator of the SONIA reference rate to authorised distributors and as then published on the Relevant Screen Page (or, if the Relevant Screen Page is unavailable, as otherwise published by such authorised distributors) in respect of such London Banking Day.

If, where any Rate of Interest is to be calculated pursuant to this Condition 5.2(b)(C), the Principal Paying Agent or the Calculation Agent, as applicable, determines that the relevant SONIA Compounded Index value required to determine SONIA Compounded IndexStart or SONIA Compounded IndexEnd is not available on the Relevant Screen Page and has not otherwise been published by the relevant authorised distributors by 5.00 p.m. (London time) (or, if later, by the time falling one hour after the customary or scheduled time for publication thereof in accordance with the then-prevailing operational procedures of the administrator of the SONIA reference rate or of such other information service, as the case may be) on the relevant Interest Determination Date, the Compounded Daily SONIA Index Rate for the applicable Interest Period for which the relevant SONIA Compounded Index value is not available shall be "Compounded Daily SONIA Formula Rate" determined in accordance with Condition 5.2(b)(B) above as if Index Determination had been specified as being Not Applicable in the applicable Pricing Supplement, and for these purposes: (1) the "Observation Method" shall be deemed to be "Observation Shift" and (2) the "Observation Shift Period" shall be deemed to be equal to the Relevant Number of London Banking Days, as if those alternative elections had been made in the applicable Pricing Supplement.
If the Notes become due and payable in accordance with Condition 10 (Events of Default), the final Rate of Interest shall be calculated for the period from (and including) the previous Interest Payment Date to (but excluding) the date on which the Notes become so due and payable, and such Rate of Interest shall continue to apply to the Notes for so long as interest continues to accrue thereon as provided in Condition 5.3 (Accrual of Interest).
(D)    Screen Rate Determination for Floating Rate Notes – Compounded Daily SOFR – Non-Index Determination
Where the applicable Pricing Supplement specifies: (1) “Overnight Rate” to be “Applicable”; (2) “Compounded Daily SOFR” as the Reference Rate; and (3) “Index Determination” to be “Not Applicable”, the Rate of Interest for an Interest Period will, subject to Condition 5.2(i) (Benchmark Discontinuation – SOFR) and as provided below, be Compounded Daily SOFR Formula Rate with respect to such Interest Period plus or minus (as indicated in the applicable Pricing Supplement) the applicable Margin (if any).
Compounded Daily SOFR Formula Rate means, with respect to an Interest Period, the rate of return of a daily compound interest investment in U.S. dollars (with the Secured Overnight Financing Rate as the reference rate for the calculation of interest) as calculated by the Principal Paying Agent or the Calculation Agent, as applicable, on the relevant Interest Determination Date in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest fifth decimal place, with 0.000005 being rounded upwards):
where:
d is the number of calendar days in:
(1)    where "Lookback" or “Lock-out” is specified as the Observation Method in the applicable Pricing Supplement, the relevant Interest Period; or
(2)    where "Observation Shift" is specified as the Observation Method in the applicable Pricing Supplement, the relevant Observation Period;
do is the number of U.S. Government Securities Business Days in:
(1)    where "Lookback" or “Lock-out” is specified as the Observation Method in the applicable Pricing Supplement, the relevant Interest Period; or
(2)    where "Observation Shift" is specified as the Observation Method in the applicable Pricing Supplement, the relevant Observation Period;
i is a series of whole numbers from one to do, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in:
(1)    where "Lookback" or “Lock-out” is specified as the Observation Method in the applicable Pricing Supplement, the relevant Interest Period; or
(2)    where "Observation Shift" is specified as the Observation Method in the applicable Pricing Supplement, the relevant Observation Period;
Lock-out Period means the period from (and including) the day following the Interest Determination Date to (but excluding) the corresponding Interest Payment Date;
ni, for any U.S. Government Securities Business Day "i", means the number of calendar days from (and including) such U.S. Government Securities Business Day "i" up to (but excluding) the following U.S. Government Securities Business Day;
Observation Period means, in respect of an Interest Period, the period from (and including) the date falling "p" U.S. Government Securities Business Days prior to the first day of such Interest Period to (but excluding) the date falling "p" U.S. Government Securities Business Days prior to (1) the Interest Payment Date for such Interest Period or (2) such earlier date, if any, on which the Notes become due and payable;

p means:
(1)    where "Lookback" is specified as the Observation Method in the applicable Pricing Supplement, the number of U.S. Government Securities Business Days specified as the "Lookback Period (p)" in the applicable Pricing Supplement (or, if no such number is so specified, five U.S. Government Securities Business Days); or
(2)    where “Lock-out” is specified as the Observation Method in the applicable Pricing Supplement, zero U.S. Government Securities Business Days; or
(3)    where "Observation Shift" is specified as the Observation Method in the applicable Pricing Supplement, the number of U.S. Government Securities Business Days specified as the "Observation Shift Period" in the applicable Pricing Supplement (or, if no such number is so specified, five U.S. Government Securities Business Days);
Reference Day means each U.S. Government Securities Business Day in the relevant Interest Period, other than any U.S. Government Securities Business Day in the Lock-out Period;
SOFR means, in respect of any U.S. Government Securities Business Day, a rate determined in accordance with the following provisions:
(1)    the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day that appears on the SOFR Administrator's Website at or about 3.00 p.m. (New York City time) on the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day; and
(2)    if the rate specified in paragraph (1) above does not so appear, unless both a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, then the Principal Paying Agent or the Calculation Agent, as applicable, shall use the Secured Overnight Financing Rate published on the SOFR Administrator's Website for the first preceding U.S. Government Securities Business Day on which the Secured Overnight Financing Rate was published on the SOFR Administrator's Website;
SOFRi means, in respect of any U.S. Government Securities Business Day "i":
(1)    where "Lookback" is specified as the Observation Method in the applicable Pricing Supplement, SOFR in respect of the U.S. Government Securities Business Day falling "p" U.S. Government Securities Business Days prior to the relevant U.S. Government Securities Business Day "i"; or

(2)    where “Lock-out” is specified as the Observation Method in the applicable Pricing Supplement:
(I)    in respect of each U.S. Government Securities Business Day “i” that is a Reference Day, SOFR in respect of the U.S. Government Securities Business Day immediately preceding such Reference Day; or
(II)    in respect of each U.S. Government Securities Business Day “i” that is not a Reference Day (being a U.S. Government Securities Business Day in the Lock-out Period), SOFR in respect of the U.S. Government Securities Business Day immediately preceding the last Reference Day of the relevant Interest Period (such last Reference Day coinciding with the Interest Determination Date); or
(3)    where "Observation Shift" is specified as the Observation Method in the applicable Pricing Supplement, SOFR in respect of such U.S. Government Securities Business Day "i"; and
U.S. Government Securities Business Day means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
Certain other capitalised terms used in the foregoing terms and provisions relating to determination of the Compounded Daily SOFR Formula Rate have the meanings set forth under Condition 5.2(i) (Benchmark Discontinuation – SOFR) below.
Notwithstanding anything to the contrary, if both a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Compounded Daily SOFR Formula Rate (or any component part thereof), the benchmark replacement provisions set forth in Condition 5.2(i) (Benchmark Discontinuation – SOFR) below shall apply for the purposes of all determinations of the Rate of Interest in respect of the Notes.
If the Notes become due and payable in accordance with Condition 10 (Events of Default), the final Rate of Interest shall be calculated for the period from (and including) the previous Interest Payment Date to (but excluding) the date on which the Notes become so due and payable, and such Rate of Interest shall continue to apply to the Notes for so long as interest continues to accrue thereon as provided in Condition 5.3 (Accrual of Interest).
(E)    Screen Rate Determination for Floating Rate Notes – Compounded Daily SOFR – Index Determination
Where the applicable Pricing Supplement specifies: (1) “Overnight Rate” to be “Applicable”; (2) “Compounded Daily SOFR” as the Reference Rate; and (3) “Index Determination” to be “Applicable”, the Rate of Interest for an Interest Period will, subject to Condition 5.2(i) (Benchmark Discontinuation – SOFR) and as provided below, be the Compounded SOFR Index Rate with respect to such Interest Period plus or minus (as indicated in the applicable Pricing Supplement) the applicable Margin (if any).

Compounded SOFR Index Rate means, with respect to an Interest Period, the rate of return of a daily compound interest investment as calculated by the Principal Paying Agent or the Calculation Agent, as applicable, on the relevant Interest Determination Date in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest fifth decimal place, with 0.000005 being rounded upwards):
where:
d is the number of calendar days from (and including) the day in relation to which "SOFR IndexStart" is determined to (but excluding) the day in relation to which "SOFR IndexEnd" is determined;
Relevant Number is the number specified as such in the applicable Pricing Supplement (or, if no such number is specified, five);
SOFR IndexEnd means the SOFR Index value relating to the U.S. Government Securities Business Day falling the Relevant Number of U.S. Government Securities Business Days prior to (1) the Interest Payment Date for the relevant Interest Period or (2) such earlier date, if any, on which the Notes become due and payable;
SOFR IndexStart means the SOFR Index value relating to the U.S. Government Securities Business Day falling the Relevant Number of U.S. Government Securities Business Days prior to the first date of the relevant Interest Period;
the SOFR Index means, with respect to any U.S. Government Securities Business Day, prior to a Benchmark Replacement Date, the SOFR Index published for such U.S. Government Securities Business Day as such value appears on the SOFR Administrator's Website at 3:00 p.m. (New York City time) on such U.S. Government Securities Business Day; and
U.S. Government Securities Business Day has the meaning set out in Condition 5.2(b)(D) above.
Certain other capitalised terms used in the foregoing terms and provisions relating to determination of the Compounded SOFR Index Rate have the meanings set forth under Condition 5.2(i) (Benchmark Discontinuation – SOFR) below.
If, where any Rate of Interest is to be calculated pursuant to this Condition 5.2(b)(E), the Principal Paying Agent or the Calculation Agent, as applicable, determines that the SOFR IndexStart or the SOFR IndexEnd does not appear on the SOFR Administrator's Website by 3.00 p.m. (New York City time) on the relevant Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Compounded SOFR Index Rate (or any component part thereof), the Compounded SOFR Index Rate for the applicable Interest Period for which such SOFR Index value is not available shall be the "Compounded Daily SOFR Formula Rate" determined in accordance with Condition 5.2(b)(D) above as if Index Determination had been specified as being Not Applicable in the applicable Pricing Supplement, and for these purposes: (1) the "Observation Method" shall be deemed to be "Observation Shift", and (2) the "Observation Shift Period" shall be deemed to be equal to the Relevant Number of U.S. Government Securities Business Days, as if those alternative elections had been made in the applicable Pricing Supplement.
Notwithstanding anything to the contrary, if both a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Compounded SOFR Index Rate (or any component part thereof), the benchmark replacement provisions set forth in Condition 5.2(i) (Benchmark Discontinuation – SOFR) below shall apply for the purposes of all determinations of the Rate of Interest in respect of the Notes.
If the Notes become due and payable in accordance with Condition 10 (Events of Default), the final Rate of Interest shall be calculated for the period from (and including) the previous Interest Payment Date to (but excluding) the date on which the Notes become so due and payable, and such Rate of Interest shall continue to apply to the Notes for so long as interest continues to accrue thereon as provided in Condition 5.3 (Accrual of Interest).
(F)    Screen Rate Determination for Floating Rate Notes – Average SOFR
Where the applicable Pricing Supplement specifies: (1) “Overnight Rate” to be “Applicable”; (2) “Average SOFR” as the Reference Rate; and (3) “Index Determination” to be “Not Applicable”, the Rate of Interest for an Interest Period will, subject to Condition 5.2(i) (Benchmark Discontinuation – SOFR) and as provided below, be the Average SOFR Rate with respect to such Interest Period plus or minus (as indicated in the applicable Pricing Supplement) the applicable Margin (if any).
Average SOFR Rate means, with respect to an Interest Period, the arithmetic mean of SOFR in effect during such Interest Period as calculated by the Principal Paying Agent or the Calculation Agent, as applicable, on the relevant Interest Determination Date in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest fifth decimal place, with 0.000005 being rounded upwards):
where do, i, SOFR, SOFRi, ni and d have the meanings set out in Condition 5.2(b)(D) above.
Notwithstanding anything to the contrary, if both a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Average SOFR Rate (or any component part thereof), the benchmark replacement provisions set forth in Condition 5.2(i) (Benchmark Discontinuation – SOFR) below shall apply for the purposes of all determinations of the Rate of Interest in respect of the Notes.

If the Notes become due and payable in accordance with Condition 10 (Events of Default), the final Rate of Interest shall be calculated for the period from (and including) the previous Interest Payment Date to (but excluding) the date on which the Notes become so due and payable, and such Rate of Interest shall continue to apply to the Notes for so long as interest continues to accrue thereon as provided in Condition 5.3 (Accrual of Interest).
(c)    Minimum Rate of Interest and/or Maximum Rate of Interest
If the applicable Pricing Supplement specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (b) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.
If the applicable Pricing Supplement specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (b) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.
(d)    Determination of Rate of Interest and calculation of Interest Amounts
The Principal Paying Agent or the Calculation Agent, as applicable, will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period.
The Principal Paying Agent or the Calculation Agent, as applicable, will calculate the amount of interest (the Interest Amount) payable on the Floating Rate Notes for the relevant Interest Period by applying the Rate of Interest to the aggregate outstanding nominal amount of (A) the Notes represented by any Global Note or (B) any Definitive Notes and multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.
Day Count Fraction means, in respect of the calculation of an amount of interest in accordance with this Condition 5.2:
(ii)    if “Actual/Actual (ISDA)” or “Actual/Actual” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (I) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (II) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);
(iii)    if “Actual/365 (Fixed)” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365;
(iv)    if “Actual/365 (Sterling)” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(v)    if “Actual/360” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 360;
(vi)    if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =

where:
Y1 is the year, expressed as a number, in which the first day of the Interest Period falls;
Y2 is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;
M1 is the calendar month, expressed as a number, in which the first day of the Interest Period falls;
M2 is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;
D1 is the first calendar day, expressed as a number, of the Interest Period, unless such number is 31, in which case D1 will be 30; and
D2 is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;
(vii)    if “30E/360” or “Eurobond Basis” is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =

where:
Y1 is the year, expressed as a number, in which the first day of the Interest Period falls;
Y2 is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;
M1 is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

M2 is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;
D1 is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and
D2 is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31, in which case D2 will be 30;
(viii)    if “30E/360 (ISDA)” is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =

where:
Y1 is the year, expressed as a number, in which the first day of the Interest Period falls;
Y2 is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;
M1 is the calendar month, expressed as a number, in which the first day of the Interest Period falls;
M2 is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;
D1 is the first calendar day, expressed as a number, of the Interest Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and
D2 is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30.
(e)    Linear Interpolation
Where Linear Interpolation is specified as applicable in respect of an Interest Period in the applicable Pricing Supplement, the Rate of Interest for such Interest Period shall be calculated by the Principal Paying Agent or the Calculation Agent, as applicable, by straight line linear interpolation by reference to two rates based on the relevant Reference Rate, one of which shall be determined as if the Designated Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Period and the other of which shall be determined as if the Designated Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Period provided however that if there is no rate available for a period of time next shorter or, as the case may be, next longer, then the Principal

Paying Agent or the Calculation Agent, as applicable, shall determine such rate at such time and by reference to such sources as it determines appropriate.
Designated Maturity means the period of time designated in the Reference Rate.
(f)    Notification of Rate of Interest and Interest Amounts
(A)    Except where the applicable Pricing Supplement specifies “Overnight Rate” to be “Applicable”, the Principal Paying Agent or the Calculation Agent, as applicable, will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer, the other Paying Agents and any stock exchange on which the relevant Floating Rate Notes are for the time being listed and notice thereof to be published in accordance with Condition 13 (Notices) as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will promptly be notified to each stock exchange on which the relevant Floating Rate Notes are for the time being listed and to the Noteholders in accordance with Condition 13 (Notices). For the purposes of this paragraph, the expression London Business Day means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for general business in London.
(B)    Where the applicable Pricing Supplement specifies “Overnight Rate” to be “Applicable”, the Principal Paying Agent or the Calculation Agent, as applicable, will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer, the other Paying Agents and any stock exchange on which the relevant Floating Rate Notes are for the time being listed and notice thereof to be published in accordance with Condition 13 (Notices) as soon as possible after their determination but in no event later than (1) where the applicable Pricing Supplement specifies the Reference Rate as “Compounded Daily SONIA”, the second London Banking Day thereafter or (2) where the applicable Pricing Supplement specifies the Reference Rate as “Compounded Daily SOFR” or “Average SOFR”, the second U.S. Government Securities Business Day thereafter. Each Rate of Interest, Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the relevant Interest Period. Any such amendment or alternative arrangements will promptly be notified to each stock exchange on which the relevant Floating Rate Notes are for the time being listed and to the Noteholders in accordance with Condition 13 (Notices).
(g)    Certificates to be final
All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 5.2 (Interest on Floating Rate Notes) by the Principal Paying Agent or the Calculation Agent, as applicable, shall (in the absence of wilful default, bad faith or manifest error) be binding on the Issuer, the Principal Paying Agent, the other Agents and all Noteholders and (in the absence of wilful default or bad faith) no liability to the Issuer, the Noteholders shall attach to the Principal

Paying Agent or the Calculation Agent, as applicable, in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.
(h)    Benchmark Discontinuation
Notwithstanding the foregoing provisions of this Condition 5.2 (Interest on Floating Rate Notes), if:
(1)    the Reference Rate specified in the applicable Pricing Supplement is neither Compounded Daily SOFR nor Average SOFR; and
(2)    the Issuer determines that a Benchmark Event (as defined below) has occurred in relation to a Reference Rate at any time when any Rate of Interest (or the relevant component thereof) remains to be determined by reference to such Reference Rate, then the following provisions shall apply:
(i)    Independent Adviser
If a Benchmark Event occurs in relation to an Original Reference Rate at any time when these Conditions provide for any remaining Rate of Interest (or any component part thereof) to be determined by reference to such Original Reference Rate, then the Issuer shall use its reasonable endeavours to appoint an Independent Adviser, as soon as reasonably practicable, to determine a Successor Rate, failing which an Alternative Rate (in accordance with Condition 5.2(h)(ii)) and, in either case, an Adjustment Spread, if any (in accordance with Condition 5.2(h)(iii)) and any Benchmark Amendments (in accordance with Condition 5.2(h)(iv)).
An Independent Adviser appointed pursuant to this Condition 5.2(h) shall act in good faith and in a commercially reasonable manner and (in the absence of wilful default or fraud) shall have no liability whatsoever to the Issuer, the Agents, any Calculation Agent, the Noteholders for any determination made by it pursuant to this Condition 5.2(h).
(ii)    Successor Rate or Alternative Rate
If the Independent Adviser determines that:
(A)    there is a Successor Rate, then such Successor Rate (as adjusted by the applicable Adjustment Spread as provided in Condition 5.2(h)(iii)) shall subsequently be used in place of the Original Reference Rate to determine the relevant Rate(s) of Interest (or the relevant component part(s) thereof) for all relevant future payments of interest on the Notes (subject to the further operation of this Condition 5.2(h)); or
(B)    there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate (as adjusted by the applicable Adjustment Spread as provided in Condition 5.2(h)(iii)) shall subsequently be used in place of the Original Reference Rate to determine the relevant Rate(s) of Interest (or the relevant component part(s) thereof) for all relevant future payments of interest on the Notes (subject to the further operation of this Condition 5.2(h)).

(iii)    Adjustment Spread
If a Successor Rate or Alternative Rate is determined in accordance with Condition 5.2(h)(ii), the Independent Adviser shall determine an Adjustment Spread (which may be expressed as a specified quantum, or a formula or methodology for determining the applicable Adjustment Spread (and for the avoidance of doubt an Adjustment Spread may be positive, negative or zero)), which Adjustment Spread shall be applied to the Successor Rate or the Alternative Rate (as the case may be) for each subsequent determination of a relevant Rate of Interest (or a relevant component part thereof) by reference to such Successor Rate or Alternative Rate (as applicable).
(iv)    Benchmark Amendments
If any Successor Rate or Alternative Rate and (in either case) the applicable Adjustment Spread is determined in accordance with this Condition 5.2(h) and the Independent Adviser determines (A) that amendments to these Conditions (including, without limitation, amendments to the definitions of Day Count Fraction, Business Day or Relevant Screen Page) are necessary to follow market practice or to ensure the proper operation of such Successor Rate or Alternative Rate and/or (in either case) the applicable Adjustment Spread (such amendments, the Benchmark Amendments) and (B) the terms of the Benchmark Amendments, then the Issuer shall, subject to the following paragraphs of this Condition 5.2(h)(iv) and subject to the Issuer giving notice thereof in accordance with Condition 5.2(h)(v), without any requirement for the consent or approval of Noteholders, make the necessary modifications to these Conditions to give effect to such Benchmark Amendments (including, inter alia, by the execution of a supplemental Agency Agreement) with effect from the date specified in such notice.
For the avoidance of doubt, the Issuer shall be obliged, and the Issuer shall direct the Principal Paying Agent (if applicable) who (upon such direction) shall be obliged, in each case without the requirement for any consent or approval of the Noteholders, to use its reasonable endeavours to effect any Benchmark Amendments (including, inter alia, by the execution of a supplemental Agency Agreement). For the avoidance of doubt, no Noteholder consent shall be required in connection with effecting the Benchmark Amendments or such other changes, including for the execution of any documents, amendments or other steps by the Issuer or the Principal Paying Agent (if required).
Notwithstanding the foregoing provisions of this Condition 5.2(h)(iv), the Principal Paying Agent shall not be required to agree to the amendments and changes referred to above that in the Principal Paying Agent’s opinion, acting reasonably and in good faith, imposes more onerous obligations upon it or exposes it to additional duties, responsibilities or liability, or reduces or amends the protective provisions afforded to the Principal Paying Agent in the Agency Agreement.
(v)    Notices, etc.
The Issuer will notify the Principal Paying Agent, any Calculation Agent, the Paying Agents and, in accordance with Condition 13 (Notices), the Noteholders promptly of any Successor Rate, Alternative Rate, Adjustment Spread and the specific terms of any

Benchmark Amendments determined under this Condition 5.2(h). Such notice shall be irrevocable and shall specify the effective date of the Benchmark Amendments, if any.
The Successor Rate or Alternative Rate and the applicable Adjustment Spread and the Benchmark Amendments (if any) will (in the absence of manifest error in the determination of the Successor Rate or Alternative Rate and the applicable Adjustment Spread and the Benchmark Amendments (if any)) be binding on the Issuer, the Principal Paying Agent, any Calculation Agent, the Paying Agents and the Noteholders as of their effective date.
(vi)    Survival of Original Reference Rate
Without prejudice to the obligations of the Issuer under the provisions of this Condition 5.2(h), the Original Reference Rate and the fallback provisions provided for in Condition 5.2(b) will continue to apply unless and until a Benchmark Event has occurred.
(vii)    Fallbacks
If, following the occurrence of a Benchmark Event and in relation to the determination of the Rate of Interest on the relevant Interest Determination Date, no Successor Rate or Alternative Rate (as applicable) or (in either case) applicable Adjustment Spread is determined and notified to the Principal Paying Agent or any Calculation Agent (as applicable), in each case pursuant to this Condition 5.2(h), prior to such Interest Determination Date, the Original Reference Rate will continue to apply for the purposes of determining such Rate of Interest on such Interest Determination Date, with the effect that the fallback provisions provided for in Condition 5.2(b) will (if applicable) continue to apply to such determination.
For the avoidance of doubt, this Condition 5.2(h)(vii) shall apply to the determination of the Rate of Interest on the relevant Interest Determination Date only, and the Rate of Interest applicable to any subsequent Interest Period(s) is subject to the subsequent operation of, and to adjustment as provided in, this Condition 5.2(h).
(viii)    Definitions
As used in this Condition 5.2(h):
Adjustment Spread means either (A) a spread (which may be positive, negative or zero), or (B) a formula or methodology for calculating a spread, in either case, which is to be applied to the relevant Successor Rate or Alternative Rate (as applicable) and is the spread, formula or methodology which:
(A)    in the case of a Successor Rate, is formally recommended in relation to the replacement of the Original Reference Rate with the Successor Rate by any Relevant Nominating Body; or
(B)    in the case of an Alternative Rate or (where (A) above does not apply) in the case of a Successor Rate, the Independent Adviser determines is recognised or acknowledged as being in customary market usage in international debt capital markets transactions which reference the Original Reference Rate, where such rate has been replaced by the Successor Rate or the Alternative Rate (as the case may be); or
(C)    (if the Independent Adviser determines that neither (A) nor (B) above applies) the Independent Adviser determines to be appropriate, having regard to the objective, so far as is reasonably practicable in the circumstances, of reducing or eliminating any economic prejudice or benefit (as the case may be) to Noteholders as a result of the replacement of the Original Reference Rate with the Successor Rate or the Alternative Rate (as the case may be);
Alternative Rate means an alternative to the Original Reference Rate which the Independent Adviser determines in accordance with Condition 5.2(h)(ii) above has replaced the Original Reference Rate in customary market usage in the international debt capital markets for the purposes of determining floating rates of interest (or the relevant component part thereof) for debt securities with a commensurate interest period and in the same Specified Currency as the Notes, or if the Independent Adviser determines that there is no such rate, such other rate as the Independent Adviser determines in its sole discretion is most comparable to the Original Reference Rate;
Benchmark Amendments has the meaning given to it in Condition 5.2(h)(iv) above;
Benchmark Event means, with respect to an Original Reference Rate:
(A)    the Original Reference Rate ceasing to be published for at least five Business Days or ceasing to exist or be administered; or
(B)    the later of (I) the making of a public statement by or on behalf of the administrator of the Original Reference Rate that it will, on or before a specified date, cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate) and (II) the date falling six months prior to the specified date referred to in (B)(I); or
(C)    the making of a public statement by or on behalf of the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate has been permanently or indefinitely discontinued; or
(D)    the later of (I) the making of a public statement by or on behalf of the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate will, on or before a specified date, be permanently or indefinitely discontinued and (II) the date falling six months prior to the specified date referred to in (D)(I); or
(E)    the later of (I) the making of a public statement by or on behalf of the supervisor of the administrator of the Original Reference Rate that means the Original Reference Rate will be prohibited from being used or that its use will be subject to restrictions or adverse consequences, in each case on or before a specified date and (II) the date falling six months prior to the specified date referred to in (E)(I); or

(F)    it has or will prior to the next Interest Determination Date become unlawful for the Issuer, the Principal Paying Agent, any Calculation Agent to calculate any payments due to be made to any Noteholder using the Original Reference Rate; or
(G)    the making of a public statement by or on behalf of the supervisor of the administrator of such Original Reference Rate announcing that such Original Reference Rate is no longer representative of its underlying market or may no longer be used; or
(H)    the later of (I) the making of a public statement by or on behalf of the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate will no longer be representative or may no longer be used, in each case on or before a specified date and (II) the date falling six months prior to the specified date referred to in (H)(I);
Independent Adviser means an independent financial institution of international repute or an independent financial adviser with appropriate expertise in the international debt capital markets appointed by the Issuer, at its own expense, under this Condition 5.2(h);
Original Reference Rate means the originally specified Reference Rate in the applicable Pricing Supplement used to determine the relevant Rate of Interest (or any component part thereof) in respect of any Interest Period(s) (provided that if, following one or more Benchmark Events, such originally specified Reference Rate (or any Successor Rate or Alternative Rate which has replaced it) has been replaced by a (or a further) Successor Rate or Alternative Rate and a Benchmark Event subsequently occurs in respect of such Successor Rate or Alternative Rate, the term Original Reference Rate shall include any such Successor Rate or Alternative Rate);
Relevant Nominating Body means, in respect of an Original Reference Rate:
(A)    the central bank for the currency to which the Original Reference Rate relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the Original Reference Rate; or
(B)    any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (I) the central bank for the currency to which the Original Reference Rate relates, (II) any central bank or other supervisory authority which is responsible for supervising the administrator of the Original Reference Rate, (III) a group of the aforementioned central banks or other supervisory authorities or (IV) the Financial Stability Board or any part thereof; and
Successor Rate means a successor to or replacement of the Original Reference Rate which is formally recommended by any Relevant Nominating Body.

(i)    Benchmark Discontinuation – SOFR
Notwithstanding the foregoing provisions of this Condition 5.2 (Interest on Floating Rate Notes), if:
(1)    the Reference Rate specified in the applicable Pricing Supplement is either Compounded Daily SOFR or Average SOFR; and
(2)    any Rate of Interest (or any component part thereof) remains to be determined by reference to the Benchmark, then the following provisions shall apply:
(A)    Benchmark Replacement
If the Issuer or its designee determines prior to the Reference Time on the relevant Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of all determinations on such date and all determinations on all subsequent dates (subject to any subsequent application of this Condition 5.2(i) with respect to such Benchmark Replacement).
In the event that the Issuer or its designee is unable to, or does not, determine a Benchmark Replacement, or a Benchmark Replacement is not implemented in accordance with this Condition 5.2(i), prior to 5:00 p.m. (New York City time) on the relevant Interest Determination Date, the Rate of Interest for the relevant Interest Period shall be:
(1)    that determined as at the last preceding Interest Determination Date (though substituting, where a different Margin, Maximum Rate of Interest and/or Minimum Rate of Interest is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin, Maximum Rate of Interest and/or Minimum Rate of Interest (as the case may be) relating to the relevant Interest Period, in place of the Margin, Maximum Rate of Interest and/or Minimum Rate of Interest (as applicable) relating to that last preceding Interest Period); or
(2)    if there is no such preceding Interest Determination Date, the initial Rate of Interest which would have been applicable to such Series of Notes for the first scheduled Interest Period had the Notes been in issue for a period equal in duration to the first scheduled Interest Period but ending on (and excluding) the Interest Commencement Date (and applying the Margin and, if applicable, any Maximum Rate of Interest and/or Minimum Rate of Interest, applicable to the first scheduled Interest Period).

(B)    Benchmark Replacement Conforming Changes
In connection with the implementation of a Benchmark Replacement, the Issuer or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.
The Issuer shall be obliged, and the Issuer shall direct the Principal Paying Agent (if applicable) who (upon such direction) shall be obliged, in each case without the requirement for any consent or approval of the Noteholders, to use its reasonable endeavours to effect any Benchmark Replacement Conforming Changes (including, inter alia, by the execution of a supplemental Agency Agreement). For the avoidance of doubt, no Noteholder consent shall be required in connection with effecting the Benchmark Replacement Conforming Changes or such other changes, including for the execution of any documents, amendments or other steps by the Issuer or the Principal Paying Agent (if required).
Notwithstanding the foregoing provisions of this Condition 5.2(i)(B), the Principal Paying Agent shall not be required to agree to the amendments and changes referred to above that in the Principal Paying Agent’s opinion, acting reasonably and in good faith, imposes more onerous obligations upon it or exposes it to additional duties, responsibilities or liability, or reduces or amends the protective provisions afforded to the Principal Paying Agent in the Agency Agreement.
(C)    Decisions and Determinations
Any determination, decision or election that may be made by the Issuer or its designee pursuant to this Condition 5.2(i), including (without limitation) any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Issuer's or its designee's sole discretion (as applicable), and, notwithstanding anything to the contrary in these Conditions, shall become effective without any requirement for the consent or approval of Noteholders or any other party. Neither the Principal Paying Agent nor the Calculation Agent (if applicable) shall have any responsibility to make any such determinations or exercise discretion with respect to the foregoing.
In connection with any Benchmark Replacement Conforming Changes in accordance with this Condition 5.2(i), if and for so long as the Notes are admitted to trading and listed on the official list of a stock exchange, the Issuer shall comply with the rules of that stock exchange.
The Principal Paying Agent and the Calculation Agent (if applicable) shall be entitled to conclusively rely on any determination made by the Issuer or its designee and, in the absence of fraud, negligence or wilful default, will have no liability for actions taken at the direction of the Issuer or its designee.
(D)    Notice and Certification
Any Benchmark Replacement Conforming Changes determined under this Condition 5.2(i)shall be notified promptly by the Issuer to the Principal Paying Agent, the

Calculation Agent (if applicable) and, in accordance with Condition 13 (Notices), the Noteholders. Such notice shall be irrevocable and shall specify the effective date of such Benchmark Replacement Conforming Changes.
(E)    Definitions
In this Condition 5.2(i):
Benchmark means, initially, SOFR (provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR (or the published daily SOFR used in the calculation thereof) or any Benchmark which has replaced it in accordance with this Condition 5.2(i), then the term "Benchmark" means the applicable Benchmark Replacement);
Benchmark Replacement means the first alternative set forth in the order below that can be determined by the Issuer or its designee as of the Benchmark Replacement Date:
(1)    the sum of: (I) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (II) the Benchmark Replacement Adjustment;
(2)    the sum of: (I) the ISDA Fallback Rate and (II) the Benchmark Replacement Adjustment; or
(3)    the sum of: (I) the alternate rate of interest that has been selected by the Issuer or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (II) the Benchmark Replacement Adjustment;
Benchmark Replacement Adjustment means the first alternative set forth in the order below that can be determined by the Issuer or its designee as of the Benchmark Replacement Date:
(1)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(2)    if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or
(3)    the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer or its designee giving due consideration to any industry- accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time;

Benchmark Replacement Conforming Changes means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of Interest Period, timing and frequency of determining rates and making payments of interest, rounding amounts or tenors, and other administrative matters) that the Issuer or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Issuer or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer or its designee determines is reasonably necessary);
Benchmark Replacement Date means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1)    in the case of paragraph (1) or (2) of the definition of "Benchmark Transition Event", the later of (1) the date of the public statement or publication of information referenced therein and (2) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or
(2)    in the case of paragraph (3) of the definition of "Benchmark Transition Event", the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time on the relevant Interest Determination Date, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination;
Benchmark Transition Event means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1)    a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative;
designee means an affiliate or any other agent of the Issuer;
ISDA Definitions means the 2006 ISDA Definitions published by ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time;
ISDA Fallback Adjustment means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark;
ISDA Fallback Rate means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment;
Reference Time with respect to any determination of the Benchmark means (1) if the Benchmark is SOFR, 3:00 p.m. (New York City time) or such other time as is reasonably agreed between the Issuer or its designee and the Principal Paying Agent or the Calculation Agent, as applicable and (2) if the Benchmark is not SOFR, the time determined by the Issuer or its designee in accordance with the Benchmark Replacement Conforming Changes;
Relevant Governmental Body means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto;
SOFR with respect to any day means the Secured Overnight Financing Rate published for such day by the SOFR Administrator on the SOFR Administrator's Website;
SOFR Administrator means the Federal Reserve Bank of New York (or a successor administrator of SOFR);
SOFR Administrator's Website means the website of the Federal Reserve Bank of New York, or any successor source; and
Unadjusted Benchmark Replacement means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

5.3    Accrual of interest
Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless payment of principal is improperly withheld or refused. In such event, interest will continue to accrue until whichever is the earlier of:
(a)    the date on which all amounts due in respect of such Note have been paid; and
(b)    five days after the date on which the full amount of the moneys payable in respect of such Note has been received by the Principal Paying Agent or the Registrar, as the case may be, and notice to that effect has been given to the Noteholders in accordance with Condition 13 (Notices).
6.    PAYMENTS
6.1    Method of payment
Subject as provided below:
(a)    payments in a Specified Currency other than euro will be made by credit or transfer to an account in the relevant Specified Currency maintained by the payee with a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively); and
(b)    payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee.
Payments will be subject in all cases to (i) any fiscal or other laws and regulations applicable thereto in the place of payment or other laws and regulations to which the Issuer or its Agents are subject, but without prejudice to the provisions of Condition 8 (Taxation) and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the Code) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.
6.2    Payments in respect of the Notes
Payments of principal in respect of each Note (whether or not in global form) will be made against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the Note at the specified office of the Registrar or any of the Paying Agents. Such payments will be made by transfer to the Designated Account (as defined below) of the holder (or the first named of joint holders) of the Note appearing in the register of holders of the Notes maintained by the Registrar (the Register) (i) where in global form, at the close of the business day (being for this purpose a day on which each of the applicable clearing system(s) are open for business) before the relevant due date, provided that if DTC is one of the applicable clearing systems, at the close of business on the fifteenth day (or if such fifteenth day is not a day on which banks are open for business in the city where the specified office of the Registrar is located, then the first such day prior to such fifteenth day) before the relevant due date, and (ii) where in definitive form, at the close of business on the third business day (being for this purpose a day on which banks are open for business in the city where the specified office of the Registrar or the relevant Paying Agent is located) before the relevant due date. For these purposes, Designated Account means the account (which, in the case of a payment in Japanese yen to a non resident of Japan, shall be a non resident account) maintained by a holder with a Designated Bank and identified as such in the Register and Designated Bank means (in the case of payment in a Specified Currency other than euro) a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively) and (in the case of a payment in euro) any bank which processes payments in euro.
Payments of interest in respect of each Note (whether or not in global form) will be made by transfer on the due date to the Designated Account of the holder (or the first named of joint holders) of the Note appearing in the Register (i) where in global form, at the close of the business day (being for this purpose a day on which each of the applicable clearing system(s) are open for business) before the relevant due date, provided that if DTC is one of the applicable clearing systems, at the close of business on the fifteenth day (or, if such fifteenth day is not a day on which banks are open for business in the city where the specified office of the Registrar is located, then the first such day prior to such fifteenth day) before the relevant due date, and (ii) where in definitive form, at the close of business on the fifteenth day (whether or not such fifteenth day is a business day) before the relevant due date (in each case, the Record Date). Payment of the interest due in respect of each Note on redemption will be made in the same manner as payment of the principal amount of such Note.
No commissions or expenses shall be charged to the holders by the Registrar or the relevant Paying Agent in respect of any payments of principal or interest in respect of the Notes.
All amounts payable to DTC or its nominee as registered holder of a Global Note in respect of Notes denominated in a Specified Currency other than U.S. dollars shall be paid by transfer by the Principal Paying Agent to an account in the relevant Specified Currency of the Exchange Agent on behalf of DTC or its nominee for conversion into and payment in U.S. dollars unless the participant in DTC with an interest in the Notes has elected to receive any part of such payment in that Specified Currency, in the manner specified in the Agency Agreement and in accordance with the rules and procedures for the time being of DTC.
None of the Issuer or the Agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
6.3    General provisions applicable to payments
The holder of a Global Note shall be the only person entitled to receive payments in respect of Notes represented by such Global Note and the Issuer will be discharged by payment to, or to the order of, the holder of such Global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear, Clearstream, Luxembourg or DTC as the beneficial holder of a particular nominal amount of Notes represented by such Global Note must look solely to Euroclear, Clearstream, Luxembourg or DTC, as the case may be, for their share of each payment so made by the Issuer to, or to the order of, the holder of such Global Note.

6.4    Payment Day
If the date for payment of any amount in respect of any Note is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, Payment Day means any day which (subject to Condition 9 (Prescription)) is:
(a)    a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits):
(i)    in the case of Notes in definitive form only, in the relevant place of presentation; and
(ii)    in each Additional Financial Centre (other than T2) specified in the applicable Pricing Supplement;
(b)    if T2 is specified as an Additional Financial Centre in the applicable Pricing Supplement, a day on which T2 is open;
(c)    either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney and Auckland, respectively) or (2) in relation to any sum payable in euro, a day on which T2 is open; and
(d)    in the case of any payment in respect of a Global Note denominated in a Specified Currency other than U.S. dollars and registered in the name of DTC or its nominee and in respect of which an accountholder of DTC (with an interest in such Global Note) has not elected to receive any part of such payment in a Specified Currency other than U.S. dollars, a day on which commercial banks are not authorised or required by law or regulation to be closed in New York City.
6.5    Interpretation of principal and interest
Any reference in the Conditions to principal in respect of the Notes shall be deemed to include, as applicable:
(a)    any additional amounts which may be payable with respect to principal under Condition 8 (Taxation);
(b)    the Final Redemption Amount of the Notes;
(c)    the Early Redemption Amount of the Notes;
(d)    the Optional Redemption Amount(s) (if any) of the Notes;
(e)    the Make-Whole Redemption Amount (if any) of the Notes; and

(f)    any premium and any other amounts (other than interest) which may be payable by the Issuer under or in respect of the Notes.
Any reference in the Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 8 (Taxation).
7.    REDEMPTION AND PURCHASE
7.1    Redemption at maturity
Unless previously redeemed or purchased and cancelled as specified below, each Note will be redeemed by the Issuer at its Final Redemption Amount specified in the applicable Pricing Supplement in the relevant Specified Currency on the Maturity Date specified in the applicable Pricing Supplement.
7.2    Redemption for tax reasons
Subject to Condition 7.5 (Early Redemption Amounts), the Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time (if this Note is not a Floating Rate Note) or on any Interest Payment Date (if this Note is a Floating Rate Note), on giving not less than the minimum period nor more than the maximum period of notice specified in the applicable Pricing Supplement to the Principal Paying Agent and, in accordance with Condition 13 (Notices), the Noteholders (which notice shall be irrevocable), if:
(a)    on the occasion of the next payment due under the Notes, the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 8 (Taxation) as a result of any change in, or amendment to, the laws or regulations of a Tax Jurisdiction (as defined in Condition 8 (Taxation)) or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes; and
(b)    such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Notes then due.
Prior to the publication of any notice of redemption pursuant to this Condition, the Issuer shall deliver to the Principal Paying Agent and each other Paying Agent to make available at its specified office to the Noteholders (i) a certificate signed by two directors of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred and (ii) an opinion of independent legal advisers of recognised standing to the effect that the Issuer has or will become obliged to pay such additional amounts as a result of such change or amendment.
Notes redeemed pursuant to this Condition 7.2 (Redemption for tax reasons) will be redeemed at their Early Redemption Amount referred to in Condition 7.5 (Early Redemption Amounts) below together (if appropriate) with interest accrued to (but excluding) the date of redemption. Any exercise of the Issuer’s option to redeem Notes under this Condition 7.2 (Redemption for tax reasons) will be done in compliance with the Investment Company Act, to the extent applicable.
7.3    Redemption at the option of the Issuer
(a)    Issuer Call
If Issuer Call is specified as being applicable in the applicable Pricing Supplement, the Issuer may, having given not less than the minimum period nor more than the maximum period of notice specified in applicable Pricing Supplement to the Noteholders in accordance with Condition 13 (Notices) (which notice shall be irrevocable and shall specify the date fixed for redemption), redeem all or (if redeemable in part is specified as being applicable in the applicable Pricing Supplement) some only of the Notes then outstanding on any Optional Redemption Date and at the Optional Redemption Amount(s) specified in the applicable Pricing Supplement together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date. If redeemable in part is specified as being applicable in the applicable Pricing Supplement, any such redemption must be of a nominal amount not less than the Minimum Redemption Amount and not more than the Maximum Redemption Amount, in each case as may be specified in the applicable Pricing Supplement. Any exercise of the Issuer’s option to redeem Notes under this Condition 7.3(a) (Issuer Call) will be done in compliance with the Investment Company Act, to the extent applicable.
In the case of a partial redemption of Notes, the Notes to be redeemed (Redeemed Notes) will (i) in the case of Redeemed Notes represented by Definitive Notes, be selected individually by lot, not more than 30 days prior to the date fixed for redemption and (ii) in the case of Redeemed Notes represented by a Global Note, be selected in accordance with the rules of Euroclear and/or Clearstream, Luxembourg, (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion) and/or DTC and, in each case, in compliance with the Investment Company Act, to the extent applicable. In the case of Redeemed Notes represented by Definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 13 (Notices) not less than 15 days prior to the date fixed for redemption.
(b)    Make-Whole Redemption
If Make-Whole Redemption is specified as being applicable in the applicable Pricing Supplement, the Issuer may, having given not less than the minimum period nor more than the maximum period of notice specified in the applicable Pricing Supplement to the Noteholders in accordance with Condition 13 (Notices) (which notice shall be irrevocable and shall specify the date fixed for redemption (the Make-Whole Redemption Date)), redeem all or (if redeemable in part is specified as being applicable in the applicable Pricing Supplement) some only of the Notes then outstanding on any Make-Whole Redemption Date and at the Make-Whole Redemption Amount together, if appropriate, with interest accrued to (but excluding) the relevant Make-Whole Redemption Date. If redeemable in part is specified as being applicable in the applicable Pricing Supplement, any such redemption must be of a nominal amount not less than the Minimum Redemption Amount and not more than the Maximum Redemption Amount, in each case as may be specified in the applicable Pricing Supplement. Any exercise of the Issuer’s option to redeem Notes under this Condition 7.3(b) (Make-Whole Redemption) will be done in compliance with the Investment Company Act, to the extent applicable.
In the case of a partial redemption of Notes, the Redeemed Notes will (i) in the case of Redeemed Notes represented by Definitive Notes, be selected individually by lot, not more than 30 days prior to the Make-Whole Redemption Date and (ii) in the case of Redeemed Notes represented by a Global Note, be selected in accordance with the rules of Euroclear and/or Clearstream, Luxembourg, (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion) and/or DTC and, in each case, in accordance with the Investment Company Act, to the extent applicable. In the case of Redeemed Notes represented by Definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 13 (Notices) not less than 15 days prior to the Make-Whole Redemption Date.
In this Condition 7.3(b), Make-Whole Redemption Amount means (A) the outstanding principal amount of the relevant Note or (B) if higher, the sum, as determined by the Make-Whole Calculation Agent, of the present values of the remaining scheduled payments of principal and interest to the Maturity Date (or, if Issuer Call is specified as being applicable in the applicable Pricing Supplement, and the Optional Redemption Amount is specified as being an amount per Calculation Amount equal to 100 per cent. of the principal amount of the relevant Note, the remaining scheduled payments of interest to the first Optional Redemption Date (assuming the Notes to be redeemed on such date), as specified in the applicable Pricing Supplement) on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the Make-Whole Redemption Date on an annual, semi-annual or such other basis as is equivalent to the frequency of interest payments on the Notes (as determined by the Make-Whole Calculation Agent) at the Reference Rate plus the Make-Whole Redemption Margin specified in the applicable Pricing Supplement, where:
CA Selected Bond means a government security or securities (which, if the Specified Currency is euro, will be a German Bundesobligationen) selected by the Make-Whole Calculation Agent as having a maturity comparable to the Remaining Term of the Notes to be redeemed that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Term of such Notes;
Make-Whole Calculation Agent means an independent financial institution of international repute or independent financial adviser with appropriate expertise selected by the Issuer for the purposes of calculating the Make-Whole Redemption Amount, and notified to the Noteholders in accordance with Condition 13 (Notices);
Reference Bond means (A) if CA Selected Bond is specified in the applicable Pricing Supplement, the relevant CA Selected Bond or (B) if CA Selected Bond is not specified in the applicable Pricing Supplement, the security specified in the applicable Pricing Supplement, provided that if the MakeWhole Calculation Agent advises the Issuer that, for reasons of illiquidity or otherwise, the relevant security specified is not appropriate for such purpose, the Reference Bond shall be such other central bank or government security as the Make-Whole Calculation Agent may, with the advice of Reference Market Makers, determine to be appropriate;

Reference Bond Price means (i) the arithmetic mean of five Reference Market Maker Quotations for the relevant Make-Whole Redemption Date, after excluding the highest and lowest Reference Market Maker Quotations, (ii) if the Make-Whole Calculation Agent obtains fewer than five, but more than one, such Reference Market Maker Quotations, the arithmetic mean of all such quotations, or (iii) if only one such Reference Market Maker Quotation is obtained, the amount of the Reference Market Maker Quotation so obtained;
Reference Market Maker Quotations means, with respect to each Reference Market Maker and any Make-Whole Redemption Date, the arithmetic mean, as determined by the Make-Whole Calculation Agent, of the bid and asked prices for the Reference Bond (expressed in each case as a percentage of its principal amount) quoted in writing to the Make-Whole Calculation Agent at the Quotation Time specified in the applicable Pricing Supplement on the Reference Rate Determination Date specified in the applicable Pricing Supplement;
Reference Market Makers means five brokers or market makers of securities such as the Reference Bond selected by the Make-Whole Calculation Agent or such other five persons operating in the market for securities such as the Reference Bond as are selected by the Make-Whole Calculation Agent in consultation with the Issuer;
Reference Rate means, with respect to any Make-Whole Redemption Date, the rate per annum equal to the equivalent yield to maturity of the Reference Bond, calculated using a price for the Reference Bond (expressed as a percentage of its principal amount) equal to the Reference Bond Price for such Make-Whole Redemption Date. The Reference Rate will be calculated on the Reference Rate Determination Date specified in the applicable Pricing Supplement; and
Remaining Term means, with respect to any Note, the remaining term to the Maturity Date or, if Issuer Call is specified as being applicable in the applicable Pricing Supplement and the Optional Redemption Amount is specified as being an amount per Calculation Amount equal to 100 per cent. of the nominal amount of the relevant Note, the first Optional Redemption Date.
7.4    Redemption at the option of the Noteholders (Investor Put)
If Investor Put is specified as being applicable in the applicable Pricing Supplement, upon the holder of any Note giving to the Issuer in accordance with Condition 13 (Notices) not less than the minimum period nor more than the maximum period of notice specified in the applicable Pricing Supplement, the Issuer will, upon the expiry of such notice, redeem such Note on the Optional Redemption Date and at the Optional Redemption Amount together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date.
To exercise the right to require redemption of this Note the holder of this Note must, if this Note is in definitive form and held outside Euroclear and Clearstream, Luxembourg, deliver, at the specified office of the Registrar or the relevant Paying Agent, as the case may be, at any time during normal business hours of the Registrar or the relevant Paying Agent falling within the notice period, a duly completed and signed notice of exercise in the form (for the time being current) obtainable from the specified office of the Registrar (a Put Notice) and in which the holder must specify a bank account to which payment is to be made under this Condition and the nominal amount thereof to be redeemed and, if less than the full nominal amount of the Definitive Notes so surrendered is to be redeemed, an address to which a new Definitive Note in respect of the balance of such Definitive Notes is to be sent subject to and in accordance with the provisions of Condition 2.2 (Transfers of Definitive Notes).
If this Note is represented by a Global Note or is in definitive form and held through Euroclear, Clearstream, Luxembourg or DTC, to exercise the right to require redemption of this Note the holder of this Note must, within the notice period, give notice to the Principal Paying Agent of such exercise in accordance with the standard procedures of Euroclear, Clearstream, Luxembourg and DTC (which may include notice being given on their instruction by Euroclear, Clearstream, Luxembourg, DTC or any common depositary or common safekeeper, as the case may be for them to the Principal Paying Agent by electronic means) in a form acceptable to Euroclear, Clearstream, Luxembourg and DTC from time to time.
Any Put Notice or other notice given in accordance with the standard procedures of Euroclear, Clearstream, Luxembourg and DTC by a holder of any Note pursuant to this Condition 7.4 shall be irrevocable except where, prior to the due date of redemption, an Event of Default has occurred and is continuing, in which event such holder, at its option, may elect by notice to the Issuer to withdraw the notice given pursuant to this Condition 7.4 and instead to declare such Note forthwith due and payable pursuant to Condition 10 (Events of Default).
7.5    Early Redemption Amounts
For the purpose of Condition 7.2 above and Condition 10 (Events of Default) each Note will be redeemed at its Early Redemption Amount.
7.6    Purchases
The Issuer or any Subsidiary of the Issuer may at any time purchase Notes at any price in the open market or otherwise. Such Notes may be held, reissued, resold or, at the option of the Issuer surrendered to any Paying Agent and/or the Registrar for cancellation.
7.7    Cancellation
All Notes which are redeemed will forthwith be cancelled. All Notes so cancelled and any Notes purchased and cancelled pursuant to Condition 7.6 above shall be forwarded to the Principal Paying Agent and cannot be reissued or resold.
8.    TAXATION
All payments of principal, or, if applicable, purchase price, interest and other amounts in respect of the Notes will be made by the Issuer without withholding for or deduction of any taxes or duties imposed or levied by or on behalf of the United States or any political subdivision thereof or any other applicable taxing jurisdiction, unless required by applicable law. The Issuer will, subject to the exceptions and limitations set forth below, pay such additional amounts as may be necessary to ensure that every net payment by the Issuer or any Paying Agent of the principal of and interest on a Note to a holder who is a non-United States person (as defined below), after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority of the United States, will not be less than the amount provided for in such Note to be then due and payable, provided, however, that the Issuer will not pay additional amounts for or on account of:
(a)    any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the existence of any present or former connection (other than the mere fact of being a beneficial owner of a Note) between the beneficial owner (or between a fiduciary, settlor, beneficiary or person holding a power over such beneficial owner, if the beneficial owner is an estate or trust, or a member or shareholder of the beneficial owner, if the beneficial owner is a partnership or corporation) of a Note and the United States, including, without limitation, such beneficial owner (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident of the United States or treated as being or having been a resident thereof;
(b)    any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner (or a fiduciary, settlor, beneficiary or person holding a power over such beneficial owner, if the beneficial owner is an estate or trust, or a member or shareholder of the beneficial owner, if the beneficial owner is a partnership or corporation) (1) being or having been present in, or engaged in a trade or business in, the United States, (2) being treated as having been present in, or engaged in a trade or business in, the United States, or (3) having or having had a permanent establishment in the United States;
(c)    any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner (or a fiduciary, settlor, beneficiary or person holding a power over such beneficial owner, if the beneficial owner is an estate or trust, or a member or shareholder of the beneficial owner, if the beneficial owner is a partnership or corporation) being or having been with respect to the United States a personal holding company, a controlled foreign corporation, a passive foreign investment company or a foreign private foundation or other foreign tax-exempt organization, or being a corporation that accumulates earnings to avoid United States federal income tax;
(d)    any tax, assessment or other governmental charge imposed on (i) a beneficial owner that actually or constructively owns 10% or more of the total combined voting power of all classes of stock of the Issuer that are entitled to vote within the meaning of Section 871(h)(3) of the Code, (ii) a bank receiving interest described in section 881(c)(3)(A) of the Code; (iii) a controlled foreign corporation with respect to the United States of America that is related to the Issuer by stock ownership; or (iv) a payment of contingent interest described in section 871(h)(4) of the Code;
(e)    any tax, assessment or other governmental charge that is payable by any method other than withholding or deduction by us or any paying agent from payments in respect of such Note;
(f)    any gift, estate, inheritance, sales, transfer, personal property or excise tax or any similar tax, assessment or other governmental charge;

(g)    any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment in respect of any Note if such payment can be made without such withholding by at least one other paying agent;
(h)    any tax, assessment or other governmental charge imposed as a result of the failure of the beneficial owner to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of a Note, if such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;
(i)    any tax, assessment or other governmental charge imposed by reason of the failure of the beneficial owner to fulfill the statement requirements of Section 871(h) or Section 881(c) of the Code or an applicable income tax treaty;
(j)    any tax, assessment or other governmental charge imposed pursuant to the provisions of Sections 1471 through 1474 of the Code; or
(k)    any combination of items (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j) above.
In addition, the Issuer will not pay additional amounts to a beneficial owner of a Note that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to a beneficial owner of a note that is not the sole beneficial owner of such Note, as the case may be. This exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.
As used herein, the term non-United States person means a person that is not a United States person. The term United States person means for U.S. federal income tax purposes a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, a trust subject to the primary supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code, or a trust that existed on August 20, 1996, and elected to continue its treatment as a domestic trust. United States means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico.
For the purpose of these Conditions, Relevant Date means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Principal Paying Agent or the Registrar, as the case may be, on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 13 (Notices).

9.    PRESCRIPTION
The Notes will become void unless claims in respect of principal and/or interest are made within a period of 10 years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in Condition 8 (Taxation)) therefor.
10.    EVENTS OF DEFAULT
10.1    Events of Default
If any one or more of the following events (each an Event of Default) shall occur and be continuing:
(a)    if default is made in the payment in the Specified Currency of any principal or interest due in respect of the Notes or any of them and the default continues for a period of 5 days in the case of principal and 30 days in the case of interest; or
(b)    if the Issuer fails to perform or observe any of its other obligations under these Conditions and (except in any case where the failure is incapable of remedy when no such continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 60 days (or in the case of a failure to perform or observe any of the covenants in Condition 4 (Covenants), 30 days) next following the service by a Noteholder on the Issuer of notice requiring the same to be remedied; or
(c)    if (i) any Indebtedness for Borrowed Money (as defined below) of the Issuer or any of its Significant Subsidiaries becomes capable of being declared due and repayable prematurely by reason of an event of default (however described); (ii) the Issuer or any of its Significant Subsidiaries fails to make any payment in respect of any Indebtedness for Borrowed Money on the due date for payment; (iii) any security given by the Issuer or any of its Significant Subsidiaries for any Indebtedness for Borrowed Money becomes enforceable; or (iv) default is made by the Issuer or any of its Significant Subsidiaries in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness for Borrowed Money of any other person; provided that no event described in this Condition 10.1(c) shall constitute an Event of Default unless the relevant amount of Indebtedness for Borrowed Money or other relative liability due and unpaid, either alone or when aggregated (without duplication) with other amounts of Indebtedness for Borrowed Money and/or other liabilities due and unpaid relative to all (if any) other events specified in (i) to (iv) above which have occurred and are continuing, amounts to at least U.S.$100,000,000 (or its equivalent in any other currency) unless such indebtedness is discharged or the relevant event(s) specified in (i) to (iv) above is remedied within 30 days; or
(d)    if any order is made by any competent court or resolution passed for the winding up or dissolution of the Issuer, save for the purposes of reorganisation on terms previously approved by an Extraordinary Resolution; or
(e)    if the Issuer ceases or threatens to cease to carry on the whole or substantially the whole of its business, save for the purposes of reorganisation on terms previously approved by an Extraordinary Resolution, or the Issuer stops or threatens to stop payment of, or is unable to, or admits inability to, pay, its debts (or any class of its debts) as they fall due, or is deemed unable to pay its debts pursuant to or for the purposes of any applicable law, or is adjudicated or found bankrupt or insolvent; or
(f)    if (i) proceedings are initiated against the Issuer under any applicable liquidation, insolvency, composition, reorganisation or other similar laws, or an application is made (or documents filed with a court) for the appointment of an administrative or other receiver, manager, administrator or other similar official, or an administrative or other receiver, manager, administrator or other similar official is appointed, in relation to the Issuer or, as the case may be, in relation to the whole or a substantial part of the undertaking or assets of any of them, or an encumbrancer takes possession of the whole or a substantial part of the undertaking or assets of any of them, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or a substantial part of the undertaking or assets of any of them and (ii) in any case (other than the appointment of an administrator) is not discharged within 90 days; or
(g)    if the Issuer initiates or consents to proceedings relating to itself under any applicable liquidation, insolvency, composition, reorganisation or other similar laws (including the obtaining of a moratorium) or makes a conveyance or assignment for the benefit of, or enters into any composition or other arrangement with, its creditors generally (or any class of its creditors) or any meeting is convened to consider a proposal for an arrangement or composition with its creditors generally (or any class of its creditors), then any holder of a Note may, by written notice to the Issuer at the specified office of the Principal Paying Agent, effective upon the date of receipt thereof by the Principal Paying Agent, declare any Note held by it to be forthwith due and payable whereupon the same shall become forthwith due and payable at its Early Redemption Amount, together with accrued interest (if any) to the date of repayment, without presentment, demand, protest or other notice of any kind.
10.2    Definitions
For the purposes of the Conditions:
Indebtedness for Borrowed Money means any indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any borrowed money or any liability under or in respect of any acceptance or acceptance credit or any notes, bonds, debentures, debenture stock, loan stock or other securities;
Significant Subsidiary means at any time any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act, as such regulation is in effect on the Issue Date of the first Tranche of the Notes of a Series (but excluding any Subsidiary which is (a) a non-recourse or limited recourse Subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) not consolidated with the Issuer for purposes of US GAAP);
Subsidiary means, with respect to any person, any corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the outstanding shares or other interests having voting power is at the time, directly or indirectly, owned or controlled by such person or by one or more of the Subsidiaries of such person. Unless the context otherwise requirements, all references to Subsidiary or Subsidiaries herein shall refer to Subsidiaries of the

Issuer. In addition, for the purposes of this definition, Subsidiary shall exclude any investments held by the Issuer in the ordinary course of business which are not, under US GAAP, consolidated on the financial statements of the Issuer and its Subsidiaries; and
US GAAP means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time.
10.3    A certificate delivered by two Authorised Signatories of the Issuer that in their opinion any person, any corporation, partnership, joint venture, limited liability company or other business entity is or is not or was or was not at any particular time or throughout any specified period a Subsidiary or a Significant Subsidiary of the Issuer shall (in the absence of manifest error) be conclusive and binding on all parties.
11.    REPLACEMENT OF NOTES
Should any Note be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Registrar or relevant Transfer Agent, as the case may be, upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes must be surrendered before replacements will be issued.
12.    AGENTS
The initial Agents are set out above. If any additional Paying Agents are appointed in connection with any Series, the names of such Paying Agents will be specified in Part B of the applicable Pricing Supplement.
The Issuer is entitled to vary or terminate the appointment of any Agent and/or appoint additional or other Agents and/or approve any change in the specified office through which any Agent acts, provided that:
(a)    there will at all times be a Principal Paying Agent and a Registrar;
(b)    so long as the Notes are listed on any stock exchange or admitted to listing by any other relevant authority, there will at all times be a Transfer Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or other relevant authority;
(c)    so long as any of the Global Notes payable in a Specified Currency other than U.S. dollars are held through DTC or its nominee, there will at all times be an Exchange Agent; and
(d)    there will at all times be a Paying Agent in a jurisdiction within Europe.

Notice of any variation, termination, appointment or change in Paying Agents will be given to the Noteholders promptly by the Issuer in accordance with Condition 13 (Notices).
In acting under the Agency Agreement, the Agents act solely as agents of the Issuer and do not assume any obligation to, or relationship of agency or trust with, any Noteholder. The Agency Agreement contains provisions permitting any entity into which any Agent is merged or converted or with which it is consolidated or to which it transfers all or substantially all of its assets to become the successor agent.
13.    NOTICES
All notices regarding the Definitive Notes will be deemed to be validly given if sent by first class mail or (if posted to an address overseas) by airmail to the holders (or the first named of joint holders) at their respective addresses recorded in the Register and will be deemed to have been given on the fourth day after mailing and, in addition, for so long as any Definitive Notes are listed on a stock exchange or are admitted to trading by another relevant authority and the rules of that stock exchange or relevant authority so require, such notice will be published on the website of the relevant stock exchange or relevant authority and/or in a daily newspaper of general circulation in the place or places required by those rules.
Until such time as any Definitive Notes are issued, there may, so long as any Global Notes representing the Notes are held in their entirety on behalf of Euroclear and/or Clearstream, Luxembourg and/or DTC, be substituted for such publication in such newspaper(s) or such websites or such mailing the delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg and/or DTC for communication by them to the holders of the Notes and, in addition, for so long as any Notes are listed on a stock exchange or are admitted to trading by another relevant authority and the rules of that stock exchange or relevant authority so require, such notice will be published on the website of the relevant stock exchange or relevant authority and/or in a daily newspaper of general circulation in the place or places required by those rules. Any such notice shall be deemed to have been given to the holders of the Notes on the day after the day on which the said notice was given to Euroclear and/or Clearstream, Luxembourg and/or DTC.
Notices to be given by any Noteholder shall be in writing and given by lodging the same, together (in the case of any Note in definitive form) with the relative Note or Notes, with the Registrar or relevant Transfer Agent, as the case may be. Whilst any of the Notes are represented by a Global Note, such notice may be given by any holder of a Note to the Principal Paying Agent or the Registrar through Euroclear and/or Clearstream, Luxembourg and/or DTC, as the case may be, in such manner as the Principal Paying Agent, the Registrar and Euroclear and/or Clearstream, Luxembourg and/or DTC, as the case may be, may approve for this purpose.
14.    MEETINGS OF NOTEHOLDERS
The Agency Agreement contains provisions for convening meetings (including by way of conference call or by use of a video conference platform) of the Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Notes or any of the provisions of the Agency Agreement. Such a meeting may be convened by the Issuer and shall be convened by the Issuer if required in writing by Noteholders holding not less than five per cent. in nominal amount of the Notes for the time being remaining outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons holding or representing not less than 50 per cent. in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification of certain provisions of the Notes (including modifying the date of maturity of the Notes or any date for payment of interest thereon, reducing or cancelling the amount of principal or the rate of interest payable in respect of the Notes, or altering the currency of payment of the Notes or amending the Deed of Covenant in certain respects), the quorum shall be one or more persons holding or representing not less than two-thirds in nominal amount of the Notes for the time being outstanding, or at any adjourned such meeting one or more persons holding or representing not less than one-third in nominal amount of the Notes for the time being outstanding. The Agency Agreement provides that (i) a resolution passed at a meeting duly convened and held in accordance with the Agency Agreement by a majority consisting of not less than three-fourths of the votes cast on such resolution, (ii) a resolution in writing signed by or on behalf of the holders of not less than three-fourths in nominal amount of the Notes for the time being outstanding or (iii) consent given by way of electronic consents through the relevant clearing system(s) (in a form satisfactory to the Principal Paying Agent) by or on behalf of the holders of not less than three-fourths in nominal amount of the Notes for the time being outstanding, shall, in each case, be effective as an Extraordinary Resolution of the Noteholders. An Extraordinary Resolution passed by the Noteholders will be binding on all the Noteholders, whether or not they are present at any meeting, and whether or not they voted on the resolution.
The Principal Paying Agent and the Issuer may agree, without the consent of the Noteholders, to:
(a)    any modification (except such modifications in respect of which an increased quorum is required as mentioned above) of the Notes, the Deed of Covenant or the Agency Agreement which is not prejudicial to the interests of the Noteholders; or
(b)    any modification of the Notes, the Deed of Covenant or the Agency Agreement which is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of the law.
Any such modification shall be binding on the Noteholders and any such modification shall be notified to the Noteholders in accordance with Condition 13 (Notices) as soon as practicable thereafter.
In addition, the Principal Paying Agent shall be obliged to use its reasonable endeavours to effect any Benchmark Amendments or Benchmark Replacement Confirming Changes in the circumstances and as otherwise set out in Condition 5.2(h) (Benchmark Discontinuation) or Condition 5.2(i) (Benchmark Discontinuation – SOFR) above (as applicable), without the consent of the Noteholders.
15.    FURTHER ISSUES
The Issuer shall be at liberty from time to time without the consent of the Noteholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and the date from which interest starts to accrue and so that the same shall be consolidated and form a single Series with the outstanding Notes.
16.    CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999
No person shall have any right to enforce any term or condition of this Note under the Contracts (Rights of Third Parties) Act 1999, but this does not affect any right or remedy of any person which exists or is available apart from that Act.
17.    GOVERNING LAW AND SUBMISSION TO JURISDICTION
17.1    Governing law
The Agency Agreement, the Deed of Covenant, the Deed Poll, the Notes and any non-contractual obligations arising out of or in connection with the Agency Agreement, the Deed of Covenant, the Deed Poll and the Notes, are governed by, and construed in accordance with, English law.
17.2    Submission to jurisdiction
(a)    Subject to Condition 17.2(c) below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with the Notes, including any dispute as to their existence, validity, interpretation, performance, breach or termination or the consequences of their nullity and any dispute relating to any non-contractual obligations arising out of or in connection with the Notes (a Dispute) and accordingly each of the Issuer and any Noteholders in relation to any Dispute submits to the exclusive jurisdiction of the English courts.
(b)    For the purposes of this Condition 17.2, the Issuer waives any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.
(c)    To the extent allowed by law, the Noteholders may, in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction; and (ii) concurrent proceedings in any number of jurisdictions.
17.3    Appointment of Process Agent
The Issuer irrevocably appoints Vistra (UK) Limited at 7th Floor, 50 Broadway, London SW1H 0DB as its agent for service of process in any proceedings before the English courts in relation to any Dispute and agrees that, in the event of Vistra (UK) Limited being unable or unwilling for any reason so to act, it will immediately appoint another person as its agent for service of process in England in respect of any Dispute. The Issuer agrees that failure by a process agent to notify it of any process will not invalidate service. Nothing herein shall affect the right to serve process in any other manner permitted by law.
17.4    Waiver of trial by jury
WITHOUT PREJUDICE TO CONDITION 17.2, THE ISSUER WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN

CONNECTION WITH THE NOTES. THESE CONDITIONS MAY BE FILED AS A WRITTEN CONSENT TO A BENCH TRIAL.
17.5    Other documents
The Issuer has in the Agency Agreement, the Deed of Covenant and the Deed Poll submitted to the jurisdiction of the English courts and appointed an agent for service of process in terms substantially similar to those set out above.

SCHEDULE 3
FORM OF DEED OF COVENANT
DEED OF COVENANT
DATED 4 APRIL 2025
BLUE OWL CREDIT INCOME CORP.
€5,000,000,000
GLOBAL MEDIUM TERM NOTE PROGRAMME

THIS DEED OF COVENANT is made on 4 April 2025 by Blue Owl Credit Income Corp. (the Issuer) in favour of the account holders or participants specified below of Clearstream Banking S.A. (Clearstream, Luxembourg), Euroclear Bank S.A./N.V. (Euroclear), The Depository Trust Company and/or any other additional clearing system or systems as is specified in Part B of the Pricing Supplement relating to any Note (as defined below) (each a Clearing System).
WHEREAS:
(A)    The Issuer has entered into an Agency Agreement (the Agency Agreement, which expression includes the same as it may be amended, supplemented, novated or restated from time to time) dated 4 April 2025 between, inter alia, the Issuer and Deutsche Bank AG, London Branch (the Principal Paying Agent) in connection with a Programme (as defined in the Agency Agreement) under which the Issuer may from time to time issue Notes (the Notes).
(B)    Certain of the Notes will initially be represented by, and comprised in, Global Notes (as defined in the Agency Agreement), in each case representing a certain number of underlying Notes (the Underlying Notes).
(C)    Each Global Note may, on issue, be deposited with a depositary for one or more Clearing Systems (together, the Relevant Clearing System) and registered in the name of a nominee for one or more Relevant Clearing Systems. Upon any such registration and deposit of a Global Note the Underlying Notes represented by the Global Note will be credited to a securities account or securities accounts with the Relevant Clearing System. Any account holder with the Relevant Clearing System which has Underlying Notes credited to its securities account from time to time (other than any Relevant Clearing System which is an account holder of any other Relevant Clearing System) (each a Relevant Account Holder) will, subject to and in accordance with the terms and conditions and operating procedures or management regulations of the Relevant Clearing System, be entitled to transfer the Underlying Notes and (subject to and upon payment being made by the Issuer to the registered holder in accordance with the terms of the relevant Global Note) will be entitled to receive payments from the Relevant Clearing System calculated by reference to the Underlying Notes credited to its securities account.
(D)    In certain circumstances specified in each Global Note, the registered holder of the Global Note will have no further rights under the Global Note (but without prejudice to the rights which any person may have pursuant to this Deed of Covenant). The time at which this occurs is referred to as the Relevant Time. In those circumstances, each Relevant Account Holder will, subject to and in accordance with the terms of this Deed, acquire against the Issuer all those rights which the Relevant Account Holder would have had if, prior to the Relevant Time, duly executed and authenticated Definitive Notes (as defined in the Agency Agreement) had been issued and registered in respect of its Underlying Notes and the Definitive Notes were held and beneficially owned by the Relevant Account Holder.
(E)    NOW THIS DEED WITNESSES as follows:
1.    If at any time the registered holder of the Global Note ceases to have rights under it in accordance with its terms, the Issuer covenants with each Relevant Account Holder (other than any Relevant Clearing System which is an account holder of any other Relevant Clearing System) that each Relevant Account Holder shall automatically acquire at the Relevant Time, without the need for any further action on behalf of any person, against the Issuer all those rights which the Relevant

Account Holder would have had if at the Relevant Time it held and beneficially owned executed and authenticated Definitive Notes in respect of each Underlying Note represented by the Global Note which the Relevant Account Holder has credited to its securities account with the Relevant Clearing System at the Relevant Time.
The Issuer's obligation under this clause shall be a separate and independent obligation by reference to each Underlying Note which a Relevant Account Holder has credited to its securities account with the Relevant Clearing System and the Issuer agrees that a Relevant Account Holder may assign its rights under this Deed in whole or in part.
2.    The records of the Relevant Clearing System shall be conclusive evidence of the identity of the Relevant Account Holders and the number of Underlying Notes credited to the securities account of each Relevant Account Holder. For these purposes a statement issued by the Relevant Clearing System stating:
(a)    the name of the Relevant Account Holder to which the statement is issued; and
(b)    the aggregate nominal amount of Underlying Notes credited to the securities account of the Relevant Account Holder as at the opening of business on the first day following the Relevant Time on which the Relevant Clearing System is open for business, shall, in the absence of manifest error, be conclusive evidence of the records of the Relevant Clearing System at the Relevant Time.
3.    In the event of a dispute, the determination of the Relevant Time by the Relevant Clearing System shall (in the absence of manifest error) be final and conclusive for all purposes in connection with the Relevant Account Holders with securities accounts with the Relevant Clearing System.
4.    The Issuer undertakes in favour of each Relevant Account Holder that, in relation to any payment to be made by it under this Deed, it will comply with the provisions of Condition 8 (Taxation) to the extent that they apply to any payments in respect of Underlying Notes as if those provisions had been set out in full in this Deed.
5.    The Issuer will pay any stamp and other duties and taxes, including interest and penalties, payable on or in connection with the execution of this Deed and any action taken by any Relevant Account Holder to enforce the provisions of this Deed.
6.    The Issuer represents, warrants and undertakes with each Relevant Account Holder that it has all corporate power, and has taken all necessary corporate or other steps, to enable it to execute, deliver and perform this Deed, and that this Deed constitutes a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally.
7.    This Deed shall take effect as a Deed Poll for the benefit of the Relevant Account Holders from time to time. This Deed shall be deposited with and held by the common depositary for Euroclear and Clearstream, Luxembourg (being at the date of this Deed, Deutsche Bank AG, London Branch at 21 Moorfields, London EC2Y 9DB) until all the obligations of the Issuer under this Deed have been discharged in full.

8.    The Issuer acknowledges the right of every Relevant Account Holder to the production of, and the right of every Relevant Account Holder to obtain (upon payment of a reasonable charge) a copy of, this Deed, and further acknowledges and covenants that the obligations binding upon it contained in this Deed are owed to, and shall be for the account of, each and every Relevant Account Holder, and that each Relevant Account Holder shall be entitled severally to enforce those obligations against the Issuer.
9.    If any provision in or obligation under this Deed is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Deed, and (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Deed.
10.    (a)    This Deed and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, the laws of England.
(b)    Subject to subparagraph 10(d) below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it (a Dispute) and each of the Issuer and any Relevant Account Holder in relation to any Dispute submits to the exclusive jurisdiction of the English courts.
(c)    For the purpose of this clause 10, the Issuer waives any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.
(d)    To the extent allowed by law, the Relevant Account Holders may, in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction; and (ii) concurrent proceedings in any number of jurisdictions.
(e)    The Issuer irrevocably appoints Vistra (UK) Limited at 7th Floor, 50 Broadway, London SW1H 0DB as its agent under this Deed for service of process in any proceedings before the English courts in relation to any Dispute and agrees that, in the event of Vistra (UK) Limited being unable or unwilling for any reason so to act, it will immediately appoint another person as its agent for service of process in England in respect of any Dispute. The Issuer agrees that failure by a process agent to notify it of any process will not invalidate service. Nothing in this clause shall affect the right to serve process in any other manner permitted by law.
(f)    WITHOUT PREJUDICE TO ANYTHING CONTAINED IN THIS CLAUSE 10, THE ISSUER WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS DEED. THIS DEED MAY BE FILED AS A WRITTEN CONSENT TO A BENCH TRIAL.

IN WITNESS whereof the Issuer has caused this Deed to be duly executed the day and year first above mentioned.

Executed as a deed		)
by BLUE OWL CREDIT INCOME CORP.		)
acting by		)
acting on the authority		)
of that company		)
in the presence of:		)

Witness's signature:

Witness's Name:	……………

Witness's Address:	……………

SCHEDULE 4

FORM OF PUT NOTICE for Notes in definitive form

BLUE OWL CREDIT INCOME CORP.
[title of relevant Series of Notes]

By depositing this duly completed Notice with the Registrar or relevant Paying Agent for the above Series of Notes (the Notes) the undersigned holder of the Notes surrendered with this Notice and referred to below irrevocably exercises its option to have [the full/ ………………………………………..…………………………………](1) nominal amount of the Notes redeemed in accordance with Condition 7.4 (Redemption at the option of the Noteholders (Investor Put)) on [redemption date].

This Notice relates to Notes in the aggregate nominal amount of ……………… bearing the following serial numbers: ………………………………………………………………………………………………………………………………………

If a new Note in respect of the balance of the Notes referred to above are to be returned or delivered (as the case may be)(2) to the undersigned under clause 12.4 of the Agency Agreement, they should be returned or delivered (as the case may be) by uninsured post to:
………………………………………………………………………………………………………………………………………

Payment Instructions

Please make payment in respect of the above-mentioned Notes by transfer to the following bank account(1):

Bank: ………………………………………..	Branch Address: ………………………………………..

Branch Code/ABA: ………………………………………..	Account Number: ………………………………………..

Signature of holder: ………………………………………..	Payee Name: ………………………………………..

[To be completed by recipient Registrar] or relevant Paying Agent

Received by: ………………………………………..

[Signature and stamp of Registrar] or relevant Paying Agent

At its office at: ………………………………………..	On: ………………………………………..

NOTES:

(1) Complete as appropriate.

(2)    The Agency Agreement provides that Notes so returned or delivered (as the case may be) will be sent by post, uninsured and at the risk of the Noteholder, unless the Noteholder otherwise requests and pays the costs of such insurance to the Registrar at the time of depositing the Note referred to above.

N.B.    The Registrar will not in any circumstances be liable to the depositing Noteholder or any other person for any loss or damage arising from any act, default or omission of the Registrar in relation to the said Notes or any of them unless such loss or damage was caused by the fraud or gross negligence of the Registrar or its directors, officers or employees.

This Put Notice is not valid unless all of the paragraphs requiring completion are duly completed. Once validly given this Put Notice is irrevocable except in the circumstances set out in clause 12.4 of the Agency Agreement.

SCHEDULE 5
PROVISIONS FOR MEETINGS OF NOTEHOLDERS
1.    DEFINITIONS
As used in this Schedule, the following expressions have the following meanings unless the context otherwise requires:
block voting instruction means an English language document issued by a Paying Agent and dated:
(a)    which relates to a specified nominal amount of Notes and a meeting (or adjourned meeting) of the holders of the Series of which those Notes form part;
(b)    in which it is certified that on the date thereof Notes (whether in definitive form or represented by a Global Note) (not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such Block Voting Instruction) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) are held to its order or under its control or are blocked in an account with a Clearing System and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:
(i)    the conclusion of the meeting specified in such Block Voting Instruction; and
(ii)    the surrender to the Paying Agent, not less than 48 Hours before the time for which such meeting is convened, of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control or so blocked and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 3.4 of the necessary amendment to the Block Voting Instruction;
(c)    states that the Paying Agent has been instructed (either by the holders of the Notes or by a relevant clearing system) that the votes attributable to the Notes so blocked should be cast in accordance with the instructions given in relation to the resolution(s) to be put to such meeting and that all such instructions are, during the period commencing 48 Hours prior to the time for which such meeting is convened and ending at the conclusion or adjournment thereof, neither revocable nor capable of amendment;
(d)    which identifies with regard to each resolution to be proposed at the meeting the nominal amount of Notes so blocked, distinguishing with regard to each such resolution between those in respect of which instructions have been given that the votes attributable to them should be cast in favour of the resolution and those in respect of which instructions have been given that the votes attributable to them should be cast against the resolution; and
(e)    which states that one or more named persons (each a proxy) is or are authorised and instructed by the Paying Agent to cast the votes attributable to the Notes identified in accordance with the instructions referred to in (d) above as set out in the block voting instruction;

Extraordinary Resolution means;
(a)    a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions of this Schedule by a majority consisting of not less than 75 per cent. of the persons voting on the resolution upon a show of hands or, if a poll was duly demanded, by a majority consisting of not less than 75 per cent. of the votes given on the poll;
(b)    a resolution in writing signed by or on behalf of the holders of not less than 75 per cent. in nominal amount of the Notes for the time being outstanding, which resolution in writing may be contained in one document or in several documents in similar form each signed by or on behalf of one or more of the Noteholders; or
(c)    consent given by way of electronic consents through the relevant clearing system(s) (in a form satisfactory to the Principal Paying Agent) by or on behalf of the holders of not less than 75 per cent. in nominal amount of the Notes for the time being outstanding.
a relevant clearing system means, in respect of any Notes, any clearing system on behalf of which such Note is held or which is (directly or through a nominee) the registered owner of a Note, in each case whether alone or jointly with any other clearing system(s);
voting certificate means an English language certificate issued by a Paying Agent and dated in which it is stated:
(a)    that on the date thereof Notes (whether in definitive form or represented by a Global Note) (not being Notes in respect of which a Block Voting Instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate) where deposited with such Paying Agent or (to the satisfaction of such Paying Agent) are held to its order or under its control or are blocked in an account with a Clearing System and that no such Notes will cease to be so deposited or held or blocked until the first occur of:
(i)    the conclusion of the meeting specified in such voting certificate; and
(ii)    the surrender of the voting certificate to the Paying Agent who issued the same; and
(b)    that the bearer of the voting certificate is entitled to attend and vote at the meeting and any adjourned meeting in respect of the Notes represented by the certificate;
24 hours means a period of 24 hours including all or part of a day on which banks are open for business both in the place where the meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day on which the meeting is to be held) and that period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included all or part of a day on which banks are open for business in all of the places where the Paying Agents have their specified offices; and
48 hours means a period of 48 hours including all or part of two days on which banks are open for business both in the place where the meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day on which the meeting is to be held) and that period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included all or part of two days on which banks are open for business in all of the places where the Paying Agents have their specified offices.
References in this Schedule to the Notes are to the Series of Notes in respect of which the meeting is, or is proposed to be, convened.
For the purposes of calculating a period of clear days, no account shall be taken of the day on which a period commences or the day on which a period ends.
2.    EVIDENCE OF ENTITLEMENT TO ATTEND AND VOTE
2.1    The following persons (each an Eligible Person) are entitled to attend and vote at a meeting of the holders of Notes:
(a)    a holder of any Notes in definitive form which is not held in an account with any clearing system;
(b)    a bearer of any voting certificate in respect of the Notes; and
(c)    a proxy specified in any block voting instruction.
A Noteholder may require the issue by any Paying Agent of voting certificates and block voting instructions in accordance with the terms of subclauses 3.1 to 3.4 below.
For the purposes of subclauses 3.1 and 3.4 below, the Principal Paying Agent or the Registrar, as the case may be, shall be entitled to rely, without further enquiry, on any information or instructions received from a relevant clearing system and shall have no liability to any Noteholder or other person for any loss, damage, cost, claim or other liability caused by its reliance on those instructions, nor for any failure by a relevant clearing system to deliver information or instructions to the Principal Paying Agent.
The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the meeting or adjourned meeting be deemed to be the holder of the Notes to which the voting certificate or block voting instruction relates and the Paying Agent with which the Notes have been deposited or the person holding the Notes to the order or under the control of any Paying Agent shall be deemed for those purposes not to be the holder of those Notes.
3.    PROCEDURE FOR ISSUE OF VOTING CERTIFICATES, BLOCK VOTING INSTRUCTIONS AND PROXIES
3.1    Definitive Notes not held in a Clearing System - voting certificate
A holder of a Note in definitive form may obtain a voting certificate in respect of that Note from a Paying Agent (unless the Note is the subject of a block voting instruction which has been issued and is outstanding in respect of the meeting specified in the voting certificate or any adjourned meeting) subject to the holder procuring that the Note is deposited with the Paying Agent or (to the satisfaction of the Paying Agent) is held to its order or under its control upon terms that the Note will not cease to be deposited or held until the first to occur of:
(a)    the conclusion of the meeting specified in the voting certificate or, if later, of any adjourned meeting; and
(b)    the surrender of the voting certificate to the Paying Agent who issued it.
3.2    Global Notes and definitive Notes held in a relevant clearing system - voting certificate
A holder of a Note (not being a Note in respect of which instructions have been given to the Principal Paying Agent in accordance with subclause 3.4) represented by a Global Note or which is in definitive form and is held in an account with any relevant clearing system may procure the delivery of a voting certificate in respect of that Note by giving notice to the relevant clearing system specifying by name a person (an Identified Person) (which need not be the holder) to collect the voting certificate and attend and vote at the meeting. The voting certificate will be made available at or shortly before the start of the meeting by the Principal Paying Agent against presentation by the Identified Person of the form of identification previously notified by the holder to the relevant clearing system. The relevant clearing system may prescribe forms of identification (including, without limitation, passports) which it considers appropriate for these purposes. Subject to receipt by the Principal Paying Agent from the relevant clearing system, no later than 24 hours before the time for which the meeting is convened, of notification of the nominal amount of the Notes to be represented by any voting certificate and the form of identification against presentation of which the voting certificate should be released, the Principal Paying Agent shall, without any obligation to make further enquiry, make available voting certificates against presentation of forms of identification corresponding to those notified.
3.3    Definitive Notes not held in a Clearing System - block voting instruction
A holder of a Note in definitive form may require a Paying Agent to issue a block voting instruction in respect of that Note (unless the Note is the subject of a voting certificate which has been issued and is outstanding in respect of the meeting specified in the block voting instruction or any adjourned meeting) by depositing the Note with the Paying Agent or (to the satisfaction of the Paying Agent) by:
(a)    procuring that, not less than 48 hours before the time fixed for the meeting, the Note is held to the Paying Agent's order or under its control, in each case on terms that the Note will not cease to be so deposited or held until the first to occur of:
(i)    the conclusion of the meeting specified in the block voting instruction or, if later, of any adjourned meeting; and
(ii)    the surrender to the Paying Agent, not less than 48 hours before the time for which the meeting or any adjourned meeting is convened, of the receipt issued by the Paying Agent in respect of each deposited Note which is to be released or (as the case may require) the Note ceasing with the agreement of the Paying Agent to be held to its order or under its control and the giving of notice by the Paying Agent to the Issuer in accordance with subclause 3.4 of the necessary amendment to the block voting instruction; and

(b)    instructing the Paying Agent that the vote(s) attributable to each Note so deposited or held should be cast in a particular way in relation to the resolution or resolutions to be put to the meeting or any adjourned meeting and that the instruction is, during the period commencing 48 hours before the time for which the meeting or any adjourned meeting is convened and ending at the conclusion or adjournment of the meeting, neither revocable nor capable of amendment.
3.4    Global Notes and definitive Notes held in a relevant clearing system - block voting instruction
(a)    A holder of a Note (not being a Note in respect of which a voting certificate has been issued) represented by a Global Note or which is in definitive form and is held in an account with any relevant clearing system may require the Principal Paying Agent to issue a block voting instruction in respect of the Note by first instructing the relevant clearing system to procure that the votes attributable to the holder's Note should be cast at the meeting in a particular way in relation to the resolution or resolutions to be put to the meeting. Any such instruction shall be given in accordance with the rules of the relevant clearing system then in effect. Subject to receipt by the Principal Paying Agent, no later than 24 hours before the time for which the meeting is convened, of (i) instructions from the relevant clearing system, (ii) notification of the nominal amount of the Notes in respect of which instructions have been given and (iii) the manner in which the votes attributable to the Notes should be cast, the Principal Paying Agent shall, without any obligation to make further enquiry, attend the meeting and cast votes in accordance with those instructions.
(b)    Each block voting instruction shall be deposited by the relevant Paying Agent at the place specified by the Principal Paying Agent for the purpose not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote, and in default the block voting instruction shall not be treated as valid unless the Chair of the meeting decides otherwise before the meeting or adjourned meeting proceeds to business. A copy of each block voting instruction shall (if so requested by the Issuer) be deposited with the Issuer before the start of the meeting or adjourned meeting but the Issuer shall not as a result be obliged to investigate or be concerned with the validity of or the authority of the proxies named in the block voting instruction.
(c)    Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the instructions of the relevant Noteholder or the relevant clearing system (as the case may be) pursuant to which it was executed provided that no indication in writing of any revocation or amendment has been received from the relevant Paying Agent by the Issuer at its registered office by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.
3.5    Appointment of proxies under the DTC omnibus proxy
(a)    Notwithstanding any other provision contained in this Schedule, if the holder of a Note is DTC or a nominee of DTC, DTC may mail or make available an omnibus proxy to the Issuer in accordance with and in the form used by DTC as part of its usual procedures from time to time in relation to meetings of Noteholders. Such omnibus proxy shall assign the voting rights in respect of the relevant meeting to DTC's direct participants as of the record date specified therein. Any such assignee participant may, by an instrument in writing in the English language signed by the assignee participant or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Registrar or any other person approved by the Registrar before the time fixed for any meeting, appoint any person (the sub-proxy) to act on its behalf in connection with any meeting or proposed meeting of Noteholders. All references to proxy or proxies in this Schedule other than in this paragraph shall be read so as to include references to "sub-proxy" or "sub-proxies".
4.    CONVENING OF MEETINGS, QUORUM, ADJOURNED MEETINGS
4.1    The Issuer may at any time and, if required in writing by Noteholders holding not less than 5 per cent. in nominal amount of the Notes for the time being outstanding, shall convene a meeting of the Noteholders and if the Issuer fails for a period of seven days to convene the meeting the meeting may be convened by the relevant Noteholders. Whenever the Issuer is about to convene any meeting it shall immediately give notice in writing to the Principal Paying Agent of the day, time and place of the meeting (which need not be a physical place and instead may be by way of conference call, including by use of a video conference platform) and of the nature of the business to be transacted at the meeting. Every meeting shall be held at a time and place approved by the Principal Paying Agent.
4.2    At least 21 clear days' notice specifying the place, day and hour of the meeting shall be given to the Noteholders in the manner provided in Condition 13 (Notices). The notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting and, in the case of an Extraordinary Resolution only, shall either (i) specify the terms of the Extraordinary Resolution to be proposed or (ii) state fully the effect on the holders of such Extraordinary resolution, if passed. The notice shall include statements as to the manner in which Noteholders may arrange for voting certificates or block voting instructions to be issued and, if applicable, appoint proxies or representatives. A copy of the notice shall be sent by post to the Issuer (unless the meeting is convened by the Issuer).
4.3    The person (who may but need not be a Noteholder) nominated in writing by the Issuer shall be entitled to take the chair at each meeting but if no nomination is made or if at any meeting the person nominated is not present within 15 minutes after the time appointed for holding the meeting the Noteholders present shall choose one of their number to be Chair failing which the Issuer may appoint a Chair. The Chair of an adjourned meeting need not be the same person as was Chair of the meeting from which the adjournment took place.
4.4    At any meeting one or more Eligible Persons present and holding or representing in the aggregate not less than 5 per cent. in nominal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chair) shall be transacted at any meeting unless the required quorum is present at the commencement of business. The quorum at any meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more Eligible Persons present and holding or representing in the aggregate not less than 50 per cent. in nominal amount of the Notes for the time being outstanding provided that at any meeting the business of which includes any of the following matters (Basic Terms Modifications, each of which shall only be capable of being effected after having been approved by Extraordinary Resolution):
(a)    modification of the Maturity Date of the Notes or reduction or cancellation of the nominal amount payable at maturity; or
(b)    reduction or cancellation of the amount payable or modification of the payment date in respect of any interest in respect of the Notes or variation of the method of calculating the rate of interest in respect of the Notes; or
(c)    reduction of any Minimum Rate of Interest and/or Maximum Rate of Interest specified in the applicable Pricing Supplement; or
(d)    modification of the currency in which payments under the Notes are to be made; or
(e)    modification of the Deed of Covenant; or
(f)    modification of the majority required to pass an Extraordinary Resolution; or
(g)    the sanctioning of any scheme or proposal described in subclause 5.9(f); or
(h)    alteration of this proviso or the proviso to subclause 4.5 below, the quorum shall be one or more Eligible Persons present and holding or representing in the aggregate not less than two-thirds in nominal amount of the Notes for the time being outstanding.
4.5    If within 15 minutes (or such longer period not exceeding 30 minutes as the Chair may decide) after the time appointed for any meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened by Noteholders be dissolved. In any other case it shall be adjourned for a period being not less than 14 clear days nor more than 42 clear days and at a place appointed by the Chair and approved by the Principal Paying Agent). If within 15 minutes (or a longer period not exceeding 30 minutes as the Chair may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chair may either dissolve the meeting or adjourn it for a period, being not less than 14 clear days (but without any maximum number of clear days) and to a place as may be appointed by the Chair (either at or after the adjourned meeting) and approved by the Principal Paying Agent, and the provisions of this sentence shall apply to all further adjourned meetings.
4.6    At any adjourned meeting one or more Eligible Persons present (whatever the nominal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall (subject as provided below) have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the required quorum been present provided that at any adjourned meeting the business of which includes any of the Basic Terms Modifications specified in the proviso to subclause 4.4 the quorum shall be one or more Eligible Persons present and holding or representing in the aggregate not less than one-third in nominal amount of the Notes for the time being outstanding.

4.7    Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in subclause 4.2 and the notice shall state the relevant quorum.
5.    CONDUCT OF BUSINESS AT MEETINGS
5.1    Every question submitted to a meeting shall be decided in the first instance by a show of hands. A poll may be demanded (before or on the declaration of the result of the show of hands) by the Chair, the Issuer or any Eligible Person (whatever the amount of the Notes so held or represented by them). In the case of an equality of votes the Chair shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which they may be entitled as an Eligible Person.
5.2    At any meeting, unless a poll is duly demanded, a declaration by the Chair that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.
5.3    Subject to subclause 5.5, if at any meeting a poll is demanded it shall be taken in the manner and, subject as provided below, either at once or after an adjournment as the Chair may direct and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.
5.4    The Chair may, with the consent of (and shall if directed by) any meeting, adjourn the meeting from time to time and from place to place. No business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.
5.5    Any poll demanded at any meeting on the election of a Chair or on any question of adjournment shall be taken at the meeting without adjournment.
5.6    Any director or officer of the Issuer and its lawyers and financial advisers and any director or officer of any of the Paying Agents may attend and speak at any meeting. Subject to this, but without prejudice to the proviso to the definition of outstanding in subclause 1.1 of this Agreement, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Noteholders or join with others in requiring the convening of a meeting unless they are an Eligible Person. No person shall be entitled to vote at any meeting in respect of Notes which are deemed not to be outstanding by virtue of the proviso to the definition of "outstanding" in clause 1. Nothing contained in this paragraph shall prevent any of the proxies named in any block voting instruction from being a director, officer or representative of or otherwise connected with the Issuer.
5.7    Subject as provided in subclause 5.6, at any meeting:
(a)    on a show of hands every Eligible Person present shall have one vote; and

(b)    on a poll every Eligible Person present shall have one vote in respect of:
(i)    each EUR1.00; and
(ii)    in the case of a meeting of the holders of Notes denominated in a currency other than euro, the equivalent of EUR1.00 in that currency (calculated as specified in subclause 5.13(a) and 5.13(b)).
Without prejudice to the obligations of the proxies named in any block voting instruction or form of proxy, any person entitled to more than one vote need not use all their votes or cast all the votes to which they are entitled in the same way.
5.8    The proxies named in any block voting instruction need not be Noteholders.
5.9    A meeting of the Noteholders shall in addition to the powers set out above have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in subclauses 4.4 and 4.6), namely:
(a)    power to approve any compromise or arrangement proposed to be made between the Issuer and the Noteholders or any of them;
(b)    power to approve any abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders against the Issuer or against any of its property whether these rights arise under this Agreement, the Notes or otherwise and whether or not involving a reduction or cancellation of all or part of the principal, interest or other amounts payable in respect of the Notes or an extinguishment of some or all of the rights of the Noteholders in respect of the Notes;
(c)    power to agree to any modification of the provisions contained in this Agreement or the Conditions, the Notes, or the Deed of Covenant which is proposed by the Issuer;
(d)    power to give any authority or approval which under the provisions of this Schedule or the Notes is required to be given by Extraordinary Resolution;
(e)    power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon any committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution;
(f)    power to approve any scheme or proposal for the exchange or sale of the Notes for, or the conversion of the Notes into, or the cancellation of the Notes in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as stated above and partly for or into or in consideration of cash; and
(g)    power to approve the substitution of any entity in place of the Issuer (or any previous substitute) as the principal debtor in respect of the Notes.

5.10    Any resolution (including an Extraordinary Resolution) (i) passed at a meeting of the Noteholders duly convened and held (ii) passed as a resolution in writing or (iii) passed by way of electronic consents given by Noteholders through the relevant clearing system(s), in accordance with the provisions of this Schedule, shall be binding upon all the Noteholders whether present or not present at the meeting referred to in (i) above and whether or not voting (including when passed as a resolution in writing or by way of electronic consent) and each of them shall be bound to give effect to the resolution accordingly and the passing of any resolution shall be conclusive evidence that the circumstances justify its passing. Notice of the result of voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 13 (Notices) by the Issuer within 14 days of the result being known provided that non-publication shall not invalidate the resolution.
5.11    Minutes of all resolutions and proceedings at every meeting shall be made and duly entered in books to be from time to time provided for that purpose by the Issuer and any minutes signed by the Chair of the meeting at which any resolution was passed or proceedings had shall be conclusive evidence of the matters contained in them and, until the contrary is proved, every meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings had at the meeting to have been duly passed or had.
5.12    Subject to all other provisions contained in this Schedule the Principal Paying Agent may without the consent of the Issuer or the Noteholders prescribe any other regulations regarding the calling and/or the holding of meetings of Noteholders and attendance and voting at them as the Principal Paying Agent may in its sole discretion think fit (including, without limitation, (i) the substitution for periods of 24 hours and 48 hours referred to in this Schedule of shorter periods and (ii) the holding of meetings by conference call, including by use of a video conference platform in circumstances where it may be impractical or inadvisable to hold physical meetings). Any regulations prescribed by the Principal Paying Agent may but need not reflect the practices and facilities of any relevant clearing system. Notice of any other regulations may be given to Noteholders in accordance with Condition 13 (Notices) and/or at the time of service of any notice convening a meeting.
5.13    If the Issuer has issued and has outstanding Notes which are not denominated in euro, the nominal amount of such Notes shall:
(a)    for the purposes of subclause 4.1 above, be the equivalent in euro at the spot rate of a bank nominated by the Principal Paying Agent for the conversion of the relevant currency or currencies into euro on the seventh dealing day before the day on which the written requirement to call the meeting is received by the Issuer; and
(b)    for the purposes of subclauses 4.4, 4.6 and 5.7 above (whether in respect of the meeting or any adjourned meeting or any poll), be the equivalent at that spot rate on the seventh dealing day before the day of the meeting, and, in all cases, the equivalent in euro of any Notes issued at a discount or a premium shall be calculated by reference to the original nominal amount of those Notes.
In the circumstances set out above, on any poll each person present shall have one vote for each EUR1.00 in nominal amount of the Notes (converted as above) which they hold or represent.

SCHEDULE 6
FORMS OF GLOBAL AND DEFINITIVE NOTES
PART 1
FORM OF REGULATION S GLOBAL NOTE
[UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORISED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, (DTC), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IN EXCHANGE FOR THIS GLOBAL NOTE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORISED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORISED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS GLOBAL SECURITY MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THIS GLOBAL SECURITY, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THIS LEGEND. BENEFICIAL INTERESTS IN THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THIS LEGEND.](1)
[THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT AND PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THIS LEGEND SHALL CEASE TO APPLY UPON THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE ISSUE DATE.]

BLUE OWL CREDIT INCOME CORP.
REGULATION S GLOBAL NOTE
Blue Owl Credit Income Corp. (the Issuer) hereby certifies that [[Cede & Co](1)[    ](2) is, at the date hereof, entered in the Register as the holder]/[the person whose name is entered in the Register is the registered holder](3) of the aggregate nominal amount of [                            ] of a duly authorised issue of Notes (the Notes) described, and having the provisions specified, in Part A of the attached Pricing Supplement (the Pricing Supplement)]. References in this Global Note to the Conditions shall be to the Terms and Conditions of the Notes set out in Schedule 2 to the Agency Agreement (as defined below) as completed by the information set out in the Pricing Supplement which may modify and supplement such Terms and Conditions, but in the event of any conflict between the provisions of (i) that Schedule or (ii) this Global Note and the information set out in the Pricing Supplement, the Pricing Supplement will prevail.
Words and expressions defined or set out in the Conditions and/or the Pricing Supplement shall have the same meaning when used in this Global Note.
This Global Note is issued subject to, and with the benefit of, the Conditions and an Agency Agreement (the Agency Agreement which expression shall be construed as a reference to that agreement as the same may be amended, supplemented, novated or restated from time to time) dated 4 April 2025 and made between the Issuer, Deutsche Bank Trust Company Americas (the Registrar) and the other Agents named in it.
Subject to and in accordance with the Conditions, the registered holder of this Global Note is entitled to receive on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of the Notes represented by this Global Note on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, all in accordance with the Conditions.
The nominal amount of the Notes held by the registered holder hereof shall be the aggregate nominal amount stated in the Pricing Supplement or, if lower, the nominal amount most recently entered in the Register.
On any redemption or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by the Registrar in the Register. Upon any such redemption or purchase and cancellation, the nominal amount of the Notes held by the registered holder hereof shall be reduced by the nominal amount of the Notes so redeemed or purchased and cancelled.
Notes represented by this Global Note are transferable only in accordance with, and subject to, the provisions of this Global Note (including the legend set out above) and of Condition 2 (Transfers of
(1).    To be included on a Global Note registered in the name of a nominee of DTC only.
(2)    To be included on a Global Note registered in the name of a nominee of a common depositary for Euroclear and Clearstream, Luxembourg only.
(3).    To be included on a Global Note registered in the name of a nominee of a common safekeeper for Euroclear and Clearstream, Luxembourg only.

Notes) and the rules and operating procedures of [Euroclear Bank S.A./N.V. (Euroclear) and Clearstream Banking S.A., (Clearstream, Luxembourg)] [the Depository Trust Company (DTC)].
This Global Note may be exchanged in whole but not in part (free of charge) for Definitive Notes in the form set out in Part 3 of Schedule 6 to the Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Notes and the Pricing Supplement (or the relevant provisions of the Pricing Supplement have been endorsed on or attached to such Definitive Notes) only upon the occurrence of an Exchange Event.
An Exchange Event means:
(a)    an Event of Default (as defined in Condition 10 (Events of Default)) has occurred and is continuing;
(b)    if this Global Note is registered in the name of a nominee for DTC, either DTC has notified the Issuer that it is unwilling or unable to continue to act as depositary for the Notes and no alternative clearing system is available or DTC has ceased to constitute a clearing agency registered under the U.S. Securities Exchange Act of 1934, as amended, and no alternative clearing system is available;
(c)    if this Global Note is registered in the name of a nominee for a common depositary for Euroclear and Clearstream, Luxembourg, the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available; or
(d)    the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes represented by this Global Note in definitive form.
The Issuer will promptly give notice to Noteholders in accordance with Condition 13 (Notices) upon the occurrence of an Exchange Event. In the event of the occurrence of any Exchange Event, DTC, Euroclear and/or Clearstream, Luxembourg or any person acting on their behalf, acting on the instructions of any holder of an interest in this Global Note, may give notice to the Registrar or relevant Transfer Agent as the case may be requesting exchange and, in the event of the occurrence of an Exchange Event as described in (d) above, the Issuer may also give notice to the Registrar or relevant Transfer Agent as the case may be requesting exchange.
Any exchange shall occur no later than 10 days after the date of receipt of the relevant notice by the Registrar or relevant Transfer Agent as the case may be and will be made upon presentation of this Global Note at the office of the Registrar or relevant Transfer Agent as the case may be by or on behalf of the holder of it on any day (other than a Saturday or Sunday) on which banks are open for general business in New York City and London. The aggregate nominal amount of Definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note at the time of such exchange.
On an exchange in whole of this Global Note, this Global Note shall be surrendered to or to the order of the Registrar or relevant Transfer Agent as the case may be.
On any exchange or transfer following which either (i) Notes represented by this Global Note are no longer to be so represented or (ii) Notes not so represented are to be so represented details of the exchange or transfer shall be entered by the Registrar in the Register, following which the nominal amount of this Global Note and the Notes held by the registered holder of this Global Note shall be increased or reduced (as the case may be) by the nominal amount so exchanged or transferred.
Until the exchange of the whole of this Global Note, the registered holder of this Global Note shall in all respects (except as otherwise provided in this Global Note and in the Conditions) be entitled to the same benefits as if they were the registered holder of the Definitive Notes represented by this Global Note.
Payments due in respect of Notes for the time being represented by this Global Note shall be made to the registered holder of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make entries in the register referred to above shall not affect such discharge.
In the event that (a) this Global Note (or any part of it) has become due and repayable in accordance with the Conditions or that the Maturity Date has occurred and, in either case, payment in full of the amount due has not been made to the registered holder of this Global Note in accordance with the provisions set out above or (b) following an Exchange Event, this Global Note is not duly exchanged for definitive Notes by the day provided above, then from 8.00 p.m. London time on such day each [Noteholder/Relevant Account Holder as defined in a Deed of Covenant executed by the Issuer on 4 April 2025 (as amended, supplemented, novated and/or restated as at the Issue Date) in respect of the Notes] will become entitled to proceed directly against the Issuer on, and subject to the terms of, [a/the] Deed of Covenant [executed by the Issuer on 4 April 2025 (as amended, supplemented, novated and/or restated as at the Issue Date) in respect of the Notes] and the registered holder will have no further rights under this Global Note (but without prejudice to the rights which the registered holder or any other person may have under the Deed of Covenant).
This Global Note is not a document of title. Entitlements are determined by entry in the Register and only the duly registered holder from time to time is entitled to payment in respect of this Global Note.
If this Global Note is registered in the name of a nominee for DTC, transfers of this Global Note shall be limited to transfers in whole, but not in part, to DTC or any other nominee of DTC.
The statements in the legend set out above are an integral part of the terms of this Global Note and, by acceptance of this Global Note, the registered holder of this Global Note agrees to be subject to and bound by the terms and provisions set out in the legend.
If any provision in or obligation under this Global Note is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Global Note, and (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Global Note.
No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.
This Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

This Global Note shall not be valid unless authenticated by or on behalf of the Registrar and, if the applicable Pricing Supplement indicates that this Global Note is intended to be held under the New Safekeeping Structure, effectuated by the entity appointed as common safekeeper by Euroclear or Clearstream, Luxembourg.
IN WITNESS whereof the Issuer has caused this Global Note to be duly executed on its behalf.
BLUE OWL CREDIT INCOME CORP.
By:

Authenticated without recourse, warranty or liability by

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:

[Effectuated without recourse, warranty or liability by

………………………………

as common safekeeper

By:]

PART 2 OF SCHEDULE 6
FORM OF RULE 144A GLOBAL NOTE
THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND THE ISSUER (WHO HAS ELECTED TO BE REGULATED AS A BUSINESS DEVELOPMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE INVESTMENT COMPANY ACT)) HAS NOT REGISTERED AND DOES NOT INTEND TO REGISTER AND IS NOT REQUIRED TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT, AND, ACCORDINGLY, THE SECURITIES MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER OF THIS SECURITY (A) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (QIB), PURCHASING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QIBs IN A MINIMUM PRINCIPAL AMOUNT OF U.S.$200,000 (OR THE EQUIVALENT AMOUNT IN A FOREIGN CURRENCY); (B) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITIES EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT AND, PRIOR TO EXPIRATION OF THE APPLICABLE REQUIRED HOLDING PERIOD DETERMINED PURSUANT TO RULE 144 OF THE SECURITIES ACT FROM THE LATER OF THE LAST ISSUE DATE FOR THE SERIES AND THE LAST DATE ON WHICH THE ISSUER OR AN AFFILIATE OF THE ISSUER WAS THE OWNER OF SUCH SECURITIES OTHER THAN (1) TO THE ISSUER OR ANY AFFILIATE THEREOF, (2) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A (3) TO NON-U.S. PERSONS IN OFFSHORE TRANSACTIONS IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (4) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER JURISDICTION; AND (C) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE SECURITY.
ANY RESALE OR OTHER TRANSFER OF THIS SECURITY (OR BENEFICIAL INTEREST HEREIN) WHICH IS NOT MADE IN COMPLIANCE WITH THE RESTRICTIONS SET FORTH HEREIN WILL BE OF NO FORCE AND EFFECT, WILL BE NULL AND VOID AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER OR ANY OF ITS AGENTS. IN ADDITION TO THE FOREGOING, IN THE EVENT OF A TRANSFER OF THIS SECURITY (OR BENEFICIAL INTEREST HEREIN) TO A U.S. PERSON

WITHIN THE MEANING OF REGULATION S THAT IS NOT A QIB, THE ISSUER MAY (A) COMPEL SUCH TRANSFEREE TO SELL THIS SECURITY OR ITS INTEREST HEREIN TO A PERSON WHO (I) IS A U.S. PERSON WHO IS A QIB THAT IS OTHERWISE QUALIFIED TO PURCHASE THIS SECURITY OR INTEREST HEREIN IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OR (II) IS NOT A U.S. PERSON WITHIN THE MEANING OF REGULATION S IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S OR (B) COMPEL SUCH TRANSFEREE TO SELL THIS SECURITY OR ITS INTEREST HEREIN TO A PERSON DESIGNATED BY OR ACCEPTABLE TO THE ISSUER AT A PRICE EQUAL TO THE LESSER OF (X) THE PURCHASE PRICE THEREFOR PAID BY THE ORIGINAL TRANSFEREE, (Y) 100 PER CENT. OF THE PRINCIPAL AMOUNT THEREOF OR (Z) THE FAIR MARKET VALUE THEREOF. THE ISSUER HAS THE RIGHT TO REFUSE TO HONOUR A TRANSFER OF THIS SECURITY OR INTEREST HEREIN TO A U.S. PERSON WHO IS NOT A QIB. EACH TRANSFEROR OF THIS SECURITY WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE AGENCY AGREEMENT TO ITS TRANSFEREE. THE ISSUER (WHO HAS ELECTED TO BE REGULATED AS A BUSINESS DEVELOPMENT COMPANY UNDER THE INVESTMENT COMPANY ACT) HAS NOT REGISTERED AND DOES NOT INTEND TO REGISTER AND IS NOT REQUIRED TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT.
THE ISSUER MAY COMPEL EACH BENEFICIAL HOLDER HEREOF TO CERTIFY PERIODICALLY THAT SUCH OWNER IS A QIB.
THIS SECURITY AND RELATED DOCUMENTATION (INCLUDING, WITHOUT LIMITATION, THE AGENCY AGREEMENT REFERRED TO HEREIN) MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WITHOUT THE CONSENT OF, BUT UPON NOTICE TO, THE HOLDERS OF SUCH SECURITIES SENT TO THEIR REGISTERED ADDRESSES, TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER HEREOF AND ALL FUTURE HOLDERS OF THIS SECURITY AND ANY SECURITIES ISSUED IN EXCHANGE OR SUBSTITUTION THEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON).
[UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORISED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, (DTC), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IN EXCHANGE FOR THIS GLOBAL NOTE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORISED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORISED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL SECURITY MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THIS GLOBAL SECURITY, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THIS LEGEND. BENEFICIAL INTERESTS IN THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THIS LEGEND.](1)
BLUE OWL CREDIT INCOME CORP.
RULE 144A GLOBAL NOTE
Blue Owl Credit Income Corp. (the Issuer) hereby certifies that [[Cede & Co](1)[   ](2) is, at the date hereof, entered in the Register as the holder]/[the person whose name is entered in the Register is the registered holder](3) of the aggregate nominal amount of [                            ] of a duly authorised issue of Notes (the Notes) described, and having the provisions specified, in Part A of the attached Pricing Supplement (the Pricing Supplement)]. References in this Global Note to the Conditions shall be to the Terms and Conditions of the Notes set out in Schedule 2 to the Agency Agreement (as defined below) as completed by the information set out in the Pricing Supplement which may modify and supplement such Terms and Conditions, but in the event of any conflict between the provisions of (i) that Schedule or (ii) this Global Note and the information set out in the Pricing Supplement, the Pricing Supplement will prevail.
Words and expressions defined or set out in the Conditions and/or the Pricing Supplement shall have the same meaning when used in this Global Note.
This Global Note is issued subject to, and with the benefit of, the Conditions and an Agency Agreement (the Agency Agreement which expression shall be construed as a reference to that agreement as the same may be amended, supplemented, novated or restated from time to time) dated 4 April 2025 and made between the Issuer, Deutsche Bank Trust Company Americas (the Registrar) and the other Agents named in it.
Subject to and in accordance with the Conditions, the registered holder of this Global Note is entitled to receive on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of the Notes represented by this Global Note on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, all in accordance with the Conditions.
The nominal amount of the Notes held by the registered holder hereof shall be the aggregate nominal amount stated in the Pricing Supplement or, if lower, the nominal amount most recently entered in the Register.
(1).    To be included on a Global Note registered in the name of a nominee of DTC only.
(2).    To be included on a Global Note registered in the name of a nominee of a common depositary for Euroclear and Clearstream, Luxembourg only.
(3).    To be included on a Global Note registered in the name of a nominee of a common safekeeper for Euroclear and Clearstream, Luxembourg only.

On any redemption or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by the Registrar in the Register. Upon any such redemption or purchase and cancellation, the nominal amount of the Notes held by the registered holder hereof shall be reduced by the nominal amount of the Notes so redeemed or purchased and cancelled.
Notes represented by this Global Note are transferable only in accordance with, and subject to, the provisions of this Global Note (including the legend set out above) and of Condition 2 (Transfers of Notes) and the rules and operating procedures of [Euroclear Bank S.A./N.V. (Euroclear) and Clearstream Banking S.A., (Clearstream, Luxembourg)] [the Depository Trust Company (DTC)].
This Global Note may be exchanged in whole but not in part (free of charge) for Definitive Notes in the form set out in Part 3 of Schedule 6 to the Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Notes and the Pricing Supplement (or the relevant provisions of the Pricing Supplement have been endorsed on or attached to such Definitive Notes) only upon the occurrence of an Exchange Event.
An Exchange Event means:
(a)    an Event of Default (as defined in Condition 10 (Events of Default)) has occurred and is continuing;
(b)    if this Global Note is registered in the name of a nominee for DTC, either DTC has notified the Issuer that it is unwilling or unable to continue to act as depositary for the Notes and no alternative clearing system is available or DTC has ceased to constitute a clearing agency registered under the U.S. Securities Exchange Act of 1934, as amended, and no alternative clearing system is available;
(c)    if this Global Note is registered in the name of a nominee for a common depositary for Euroclear and Clearstream, Luxembourg, the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available; or
(d)    the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes represented by this Global Note in definitive form.
The Issuer will promptly give notice to Noteholders in accordance with Condition 13 (Notices) upon the occurrence of an Exchange Event. In the event of the occurrence of any Exchange Event, DTC, Euroclear and/or Clearstream, Luxembourg or any person acting on their behalf, acting on the instructions of any holder of an interest in this Global Note, may give notice to the Registrar or relevant Transfer Agent as the case may be requesting exchange and, in the event of the occurrence of an Exchange Event as described in (d) above, the Issuer may also give notice to the Registrar or relevant Transfer Agent as the case may be requesting exchange.
Any exchange shall occur no later than 10 days after the date of receipt of the relevant notice by the Registrar or relevant Transfer Agent as the case may be and will be made upon presentation of this Global Note at the office of the Registrar or relevant Transfer Agent as the case may be by or on behalf of the holder of it on any day (other than a Saturday or Sunday) on which banks are open for general business in New York City and London. The aggregate nominal amount of Definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note at the time of such exchange.
On an exchange in whole of this Global Note, this Global Note shall be surrendered to or to the order of the Registrar or relevant Transfer Agent as the case may be.
On any exchange or transfer following which either (i) Notes represented by this Global Note are no longer to be so represented or (ii) Notes not so represented are to be so represented details of the exchange or transfer shall be entered by the Registrar in the Register, following which the nominal amount of this Global Note and the Notes held by the registered holder of this Global Note shall be increased or reduced (as the case may be) by the nominal amount so exchanged or transferred.
Until the exchange of the whole of this Global Note, the registered holder of this Global Note shall in all respects (except as otherwise provided in this Global Note and in the Conditions) be entitled to the same benefits as if they were the registered holder of the Definitive Notes represented by this Global Note.
Payments due in respect of Notes for the time being represented by this Global Note shall be made to the registered holder of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make entries in the register referred to above shall not affect such discharge.
In the event that (a) this Global Note (or any part of it) has become due and repayable in accordance with the Conditions or that the Maturity Date has occurred and, in either case, payment in full of the amount due has not been made to the registered holder of this Global Note in accordance with the provisions set out above or (b) following an Exchange Event, this Global Note is not duly exchanged for definitive Notes by the day provided above, then from 8.00 p.m. London time on such day each [Noteholder/Relevant Account Holder as defined in a Deed of Covenant executed by the Issuer on 4 April 2025 (as amended, supplemented, novated and/or restated as at the Issue Date) in respect of the Notes] will become entitled to proceed directly against the Issuer on, and subject to the terms of [a/the] Deed of Covenant [executed by the Issuer on 4 April 2025 (as amended, supplemented, novated and/or restated at the Issue Date) in respect of the Notes] and the registered holder will have no further rights under this Global Note (but without prejudice to the rights which the registered holder or any other person may have under the Deed of Covenant).
This Global Note is not a document of title. Entitlements are determined by entry in the Register and only the duly registered holder from time to time is entitled to payment in respect of this Global Note.
If this Global Note is registered in the name of a nominee for DTC, transfers of this Global Note shall be limited to transfers in whole, but not in part, to DTC or any other nominee of DTC.
The statements in the legend set out above are an integral part of the terms of this Global Note and, by acceptance of this Global Note, the registered holder of this Global Note agrees to be subject to and bound by the terms and provisions set out in the legend.
If any provision in or obligation under this Global Note is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Global Note, and (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Global Note.

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.
This Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.
This Global Note shall not be valid unless authenticated by or on behalf of the Registrar and, if the applicable Pricing Supplement indicates that this Global Note is intended to be held under the New Safekeeping Structure, effectuated by the entity appointed as common safekeeper by Euroclear or Clearstream, Luxembourg.
IN WITNESS whereof the Issuer has caused this Global Note to be duly executed on its behalf.
BLUE OWL CREDIT INCOME CORP.
By:

Authenticated without recourse, warranty or liability by

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:

[Effectuated without recourse, warranty or liability by

………………………………

as common safekeeper

By:]

PART 3 OF SCHEDULE 6
FORM OF DEFINITIVE NOTE
THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND THE ISSUER (WHO HAS ELECTED TO BE REGULATED AS A BUSINESS DEVELOPMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE INVESTMENT COMPANY ACT)) HAS NOT REGISTERED AND DOES NOT INTEND TO REGISTER AND IS NOT REQUIRED TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT, AND, ACCORDINGLY, THE SECURITIES MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER OF THIS SECURITY (A) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (QIB), PURCHASING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QIBs IN A MINIMUM PRINCIPAL AMOUNT OF U.S.$200,000 (OR THE EQUIVALENT AMOUNT IN A FOREIGN CURRENCY); (B) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITIES EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT AND, PRIOR TO EXPIRATION OF THE APPLICABLE REQUIRED HOLDING PERIOD DETERMINED PURSUANT TO RULE 144 OF THE SECURITIES ACT FROM THE LATER OF THE LAST ISSUE DATE FOR THE SERIES AND THE LAST DATE ON WHICH THE ISSUER OR AN AFFILIATE OF THE ISSUER WAS THE OWNER OF SUCH SECURITIES OTHER THAN (1) TO THE ISSUER OR ANY AFFILIATE THEREOF, (2) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A (3) TO NON-U.S. PERSONS IN OFFSHORE TRANSACTIONS IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (4) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER JURISDICTION; AND (C) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE SECURITY.
ANY RESALE OR OTHER TRANSFER OF THIS SECURITY (OR BENEFICIAL INTEREST HEREIN) WHICH IS NOT MADE IN COMPLIANCE WITH THE RESTRICTIONS SET FORTH HEREIN WILL BE OF NO FORCE AND EFFECT, WILL BE NULL AND VOID AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER OR ANY OF ITS AGENTS. IN ADDITION TO THE FOREGOING, IN THE EVENT OF A TRANSFER OF THIS SECURITY (OR BENEFICIAL INTEREST HEREIN) TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S THAT IS NOT A QIB, THE ISSUER MAY (A)

COMPEL SUCH TRANSFEREE TO SELL THIS SECURITY OR ITS INTEREST HEREIN TO A PERSON WHO (I) IS A U.S. PERSON WHO IS A QIB THAT IS OTHERWISE QUALIFIED TO PURCHASE THIS SECURITY OR INTEREST HEREIN IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OR (II) IS NOT A U.S. PERSON WITHIN THE MEANING OF REGULATION S IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S OR (B) COMPEL SUCH TRANSFEREE TO SELL THIS SECURITY OR ITS INTEREST HEREIN TO A PERSON DESIGNATED BY OR ACCEPTABLE TO THE ISSUER AT A PRICE EQUAL TO THE LESSER OF (X) THE PURCHASE PRICE THEREFOR PAID BY THE ORIGINAL TRANSFEREE, (Y) 100 PER CENT. OF THE PRINCIPAL AMOUNT THEREOF OR (Z) THE FAIR MARKET VALUE THEREOF. THE ISSUER HAS THE RIGHT TO REFUSE TO HONOUR A TRANSFER OF THIS SECURITY OR INTEREST HEREIN TO A U.S. PERSON WHO IS NOT A QIB. EACH TRANSFEROR OF THIS SECURITY WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE AGENCY AGREEMENT TO ITS TRANSFEREE. THE ISSUER (WHO HAS ELECTED TO BE REGULATED AS A BUSINESS DEVELOPMENT COMPANY UNDER THE INVESTMENT COMPANY ACT) HAS NOT REGISTERED AND DOES NOT INTEND TO REGISTER AND IS NOT REQUIRED TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT.
THE ISSUER MAY COMPEL EACH BENEFICIAL HOLDER HEREOF TO CERTIFY PERIODICALLY THAT SUCH OWNER IS A QIB.
THIS SECURITY AND RELATED DOCUMENTATION (INCLUDING, WITHOUT LIMITATION, THE AGENCY AGREEMENT REFERRED TO HEREIN) MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WITHOUT THE CONSENT OF, BUT UPON NOTICE TO, THE HOLDERS OF SUCH SECURITIES SENT TO THEIR REGISTERED ADDRESSES, TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER HEREOF AND ALL FUTURE HOLDERS OF THIS SECURITY AND ANY SECURITIES ISSUED IN EXCHANGE OR SUBSTITUTION THEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON).](1)
[THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE AGENCY AGREEMENT AND PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THIS LEGEND SHALL CEASE TO APPLY UPON THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE ISSUE DATE.](2)
(1).    To be included on Rule 144A Notes only.
(2).    To be included on a Regulation S Definitive Note only.

BLUE OWL CREDIT INCOME CORP.
Blue Owl Credit Income Corp. (the Issuer) hereby certifies that [                           ] is/are, at the date of this Note, entered in the Register as the holder(s) of the aggregate nominal amount of [                  ] of a duly authorised issue of Notes (the Notes) described, and having the provisions specified, in Part A of the attached Pricing Supplement (Pricing Supplement). References in this Note to the Conditions shall be to the Terms and Conditions [endorsed on this Note/attached to this Note/set out in Schedule 2 to the Agency Agreement (as defined below)] as completed and/or modified and supplemented by information set out in the Pricing Supplement but, in the event of any conflict between the provisions of the Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail.
Words and expressions defined or set out in the Conditions and/or the Pricing Supplement shall have the same meaning when used in this Note.
This Note is issued subject to, and with the benefit of, the Conditions and an Agency Agreement (the Agency Agreement, which expression shall be construed as a reference to that agreement as the same may be amended, supplemented, novated or restated from time to time) dated 4 April 2025 and made between the Issuer, Deutsche Bank Trust Company Americas (the Registrar) and the other parties named in it.
Subject to and in accordance with the Conditions, the registered holder(s) of this Note is/are entitled to receive on the Maturity Date and/or on such earlier date(s) as this Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of the Notes represented by this Note on each such due date and interest (if any) on this Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, all in accordance with the Conditions.
If any provision in or obligation under this Note is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Note, and (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Note.
This Note is not a document of title. Entitlements are determined by entry in the Register and only the duly registered holder from time to time is entitled to payment in respect of this Note.
[The statements in the legend set out above are an integral part of the terms of this Note and, by acceptance of this Note, the registered holder of this Note agrees to be subject to and bound by the terms and provisions set out in the legend.] (1)
This Note shall not be valid unless authenticated by or on behalf of the Registrar.
(1).    To be included on Rule 144A Notes only.

IN WITNESS whereof the Issuer has caused this Note to be duly executed on its behalf.
BLUE OWL CREDIT INCOME CORP.
By:

Authenticated without recourse, warranty or liability by

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to

……………………………………………………………………………………………………………

……………………………………………………………………………………………………………

……………………………………………………………………………………………………………

(Please print or type name and address (including postal code) of transferee)

[Specified Currency][               ] nominal amount of this Note and all rights hereunder, hereby irrevocably constituting and appointing the Registrar and/or the relevant Transfer Agent (as each such term is defined in the Conditions) as attorney to transfer such principal amount of this Note in the register maintained by the Registrar in respect of this Note issued by Blue Owl Credit Income Corp. with full power of substitution.

Signature(s)

………………………………………………

Date:

NOTE:

•This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions (including, if required a duly completed certification in the form set out in Schedule 8 to the Agency Agreement) and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of two of its officers duly authorised in writing and, in such latter case, the document so authorising such officers must be delivered with this form of transfer.

•The signature(s) on this form of transfer must correspond with the name(s) as it/they appear(s) on the face of this Note in every particular, without alteration or enlargement or any change whatever.

SCHEDULE 7
FORM OF DEED POLL
THIS DEED POLL is made on 4 April 2025, by Blue Owl Credit Income Corp., a company incorporated under the laws of the State of Maryland with its principal executive offices at 399 Park Avenue, 37th Floor, New York, New York 1002, United States, (the Issuer) in favour of Holders and prospective purchasers (each term as defined below).
WHEREAS:
(A)    The Issuer has entered into an Agency Agreement (the Agency Agreement, which expression includes the same as it may be amended, supplemented, novated or restated from time to time) dated 4 April 2025 between, inter alios, the Issuer and Deutsche Bank AG, London Branch (the Principal Paying Agent) in connection with a Programme (as defined in the Agency Agreement) for the offering and sale of debt securities of the Issuer (the Securities).
(B)    The Issuer, in order to ensure compliance with Rule 144A under the United States Securities Act of 1933, as amended, (the Securities Act) in connection with resales of the Securities, has agreed to comply with the information delivery requirements of Rule 144A(d)(4) under the Securities Act.
NOW THIS DEED WITNESSETH AS FOLLOWS and is made by way of deed poll:
1.    DEFINITIONS
Capitalised terms used but not defined in this Deed shall have the same meanings given to them in the Agency Agreement.
2.    FURNISHING OF INFORMATION
The Issuer undertakes that so long as any of the Securities are restricted securities within the meaning of Rule 144(a)(3) under the Securities Act, during any period when it is not subject to and in compliance with the reporting requirements of Sections 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the Exchange Act), or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, it will provide to each holder or beneficial owner (each a Holder) of such restricted securities and to each prospective purchaser (as designated by any Holder), upon the request of a Holder or prospective purchaser, the information required to be provided pursuant to Rule 144A(d)(4) under the Securities Act.
3.    BENEFIT
This Deed shall take effect as a Deed Poll for the benefit of the Holders and the prospective purchasers from time to time and for the benefit of the Managers. This Deed shall be deposited with and held by the Principal Paying Agent until all the obligations of the Issuer under this Deed have been discharged in full.
The Issuer acknowledges the right of every Holder, prospective purchaser and Manager to the production of, and the right of every Holder, prospective purchaser and Manager to obtain (upon payment of a reasonable charge) a copy of, this Deed, and further acknowledges and covenants that the obligations binding upon it contained in this Deed are owed to, and shall be for the account of, each and every Holder, prospective purchaser and Manager, and that each Holder, prospective purchaser and Manager shall be entitled severally to enforce those obligations against the Issuer.
4.    STAMP DUTIES
The Issuer will pay any stamp and other duties and taxes, including interest and penalties, payable on or in connection with the execution of this Deed and any action taken by any Holder, prospective purchaser or Manager to enforce the provisions of this Deed.
5.    WARRANTIES
The Issuer represents, warrants and covenants with each Holder, prospective purchaser and Manager that it has all corporate power, and has taken all necessary corporate or other steps, to enable it to execute, deliver and perform this Deed, and that this Deed constitutes a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally.
If any provision in or obligation under this Deed is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (i) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Deed, and (ii) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Deed.
6.    GOVERNING LAW
6.1    This Deed and any non-contractual obligations arising out of or in connection with this Deed are governed by, and shall be construed in accordance with, the laws of England.
6.2    Subject to 6.4 below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it (a Dispute) and each of the Issuer, any Holder and any prospective purchaser in relation to any Dispute submits to the exclusive jurisdiction of the English courts.
6.3    For the purpose of this clause 6, the Issuer waives any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.
6.4    To the extent allowed by law, each Holder or prospective purchaser may, in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction; and (ii) concurrent proceedings in any number of jurisdictions.
6.5    The Issuer irrevocably appoints Vistra (UK) Limited at 7th Floor, 50 Broadway, London SW1H 0DB as its agent under this Deed for service of process in any proceedings before the English courts in relation to any Dispute and agrees that, in the event of Vistra (UK) Limited being unable or unwilling for any reason so to act, it will immediately appoint another person as its agent for service of process in England in respect of any Dispute. The Issuer agrees that failure by a process agent to notify it of any process will not invalidate service. Nothing in this clause shall affect the right to serve process in any other manner permitted by law.
6.6    WITHOUT PREJUDICE TO ANYTHING CONTAINED IN THIS CLAUSE 6, THE ISSUER WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THIS DEED. THIS DEED MAY BE FILED AS A WRITTEN CONSENT TO A BENCH TRIAL.
IN WITNESS whereof this Deed has been entered into as a deed poll by the Issuer on the date which appears first on page 1.

Executed as a deed		)
by BLUE OWL CREDIT INCOME CORP.		)
acting by		)
acting on the authority		)
of that company		)
in the presence of:		)

Witness's signature:

Witness's Name:	…………

Witness's Address:	…………

Address:	…………………………

SCHEDULE 8
FORM OF TRANSFER CERTIFICATE
[This certificate is not required for transfers of interests in a Global Note to persons who wish to hold the transferred interest in the same Global Note]
[DATE]
To:     Deutsche Bank AG, London Branch, as Principal Paying Agent
Deutsche Bank Trust Company Americas, as Registrar
Blue Owl Credit Income Corp.
BLUE OWL CREDIT INCOME CORP. (the Issuer)
[Title of Series of Notes] (the Notes)
issued pursuant to a Global Medium Term Note Programme (the Programme)
Reference is made to the terms and conditions of the Notes (the Conditions) set out in Schedule 2 to the Agency Agreement (the Agency Agreement) dated 4 April 2025, as supplemented, amended, novated or restated from time to time, between the Issuer and the other parties named in it relating to the Programme. Terms defined in the Conditions or the Agency Agreement shall have the same meanings when used in this certificate unless otherwise stated.
This certificate relates to [insert Specified Currency and nominal amount of Notes] of Notes which are held in the form of [beneficial interests in one or more Regulation S Notes (ISIN No. [specify]) represented by a Regulation S Global Note]* [beneficial interests in one or more Rule 144A Notes (ISIN No. [specify]) represented by a Rule 144A Global Note] in the name of [transferor] (the Transferor). The Transferor has requested an exchange or transfer of such beneficial interest for an interest in [Regulation S Notes represented by a Regulation S Global Note]* [Rule 144A Notes represented by a Rule 144A Global Note]*.
In connection therewith, the Transferor certifies that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Notes and in accordance with any applicable securities laws of the United States of America, any State of the United States of America or any other jurisdiction and any applicable rules and regulations of DTC, Euroclear and Clearstream, Luxembourg from time to time and, accordingly, the Transferor certifies as follows (terms used in this paragraph that are defined in Rule 144A or in Regulation S are used herein as defined therein):
EITHER:
(1)    the offer of the Notes was not made to a person in the United States;
(2)    either (i) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on the Transferor's behalf knows that the transaction was pre-arranged with a transferee in the United States or (ii) the transferee is outside the United States, or the Transferor and any person acting on its behalf reasonably believes that the transferee is outside the United States;
*    Delete as appropriate.

(3)    no directed selling efforts have been made in contravention of the requirement of Rule 903(b) or 904(b) of Regulation S, as applicable; and
(4)    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.](1)
OR:
[Such Notes are being transferred in accordance with Rule 144A to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or any account with respect to which the transferee and any such account is a qualified institutional buyer within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction.](2)
OR:
[The Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act.](3)
The Transferor understands that this certificate is required in connection with certain securities or other legislation in the United States and/or in connection with the Notes being eligible for clearance in one or more clearance systems. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or might be relevant, the Transferor irrevocably authorises each entity to which this certificate is addressed to produce this certificate or a copy hereof to any interested party in such proceedings.
This certificate and the statements contained herein are made for the benefit of the addressees hereof and for the benefit of the Managers of the Notes.
[Insert name of Transferor]
By:
Name:
Title:
Dated:
(1).    Include as applicable. Relevant only if the proposed transfer or exchange is being made to a person holding in the form of or for a beneficial interest in one or more Regulation S Global Notes.
(2).    Include as applicable. Relevant only if the proposed transfer or exchange is being made to a person holding in the form of or for a beneficial interest in one or more Rule 144A Global Notes.
(3).    Include as applicable.

SCHEDULE 9
REGISTER AND TRANSFER OF NOTES
1.    The Registrar shall at all times maintain in a place agreed by the Issuer the Register showing the amount of the Notes from time to time outstanding and the dates of issue and all subsequent transfers and changes of ownership of the Notes and the names and addresses of the holders of the Notes. The holders of the Notes or any of them and any person authorised by any of them may at all reasonable times during office hours inspect the Register and take copies of or extracts from it. The Register may be closed by the Issuer for such periods and at such times (not exceeding in total 30 days in any one year) as it may think fit.
2.    Each Note shall have an identifying serial number which shall be entered on the Register.
3.    The Notes are transferable by execution of the form of transfer endorsed on them under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing.
4.    The Notes to be transferred must be delivered for registration to the specified office of the Registrar or the relevant Transfer Agent, as the case may be, with the form of transfer endorsed on them duly completed and executed and must be accompanied by such documents, evidence and information (including, but not limited to, a Transfer Certificate) as may be required pursuant to the Conditions and such other evidence as the Issuer may reasonably require to prove the title of the transferor or their right to transfer the Notes and, if the form of transfer is executed by some other person on their behalf or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so.
5.    The executors or administrators of a deceased holder of Notes (not being one of several joint holders) and in the case of the death of one or more of several joint holders the survivor or survivors of such joint holders shall be the only person or persons recognised by the Issuer as having any title to such Notes.
6.    Any person becoming entitled to Notes in consequence of the death or bankruptcy of the holder of such Notes may upon producing such evidence that they hold the position in respect of which they propose to act under this paragraph or of their title as the Issuer shall require be registered as the holder of such Notes or, subject to the preceding paragraphs as to transfer, may transfer such Notes. The Issuer shall be at liberty to retain any amount payable upon the Notes to which any person is so entitled until such person shall be registered or shall duly transfer the Notes.
7.    Unless otherwise requested by them, the holder of Notes of any Series shall be entitled to receive only one Note in respect of their entire holding of the Series.
8.    The joint holders of Notes of any Series shall be entitled to one Note only in respect of their joint holding of the Series which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the Register in respect of such joint holding.
9.    Where a holder of Notes has transferred part only of their holding of Notes represented by a single Note there shall be delivered to them without charge a Note in respect of the balance of their holding.

10.    The Issuer shall make no charge to the Noteholders for the registration of any holding of Notes or any transfer of it or for the issue or delivery of Notes in respect of the holding at the specified office of the Registrar or by uninsured mail to the address specified by the holder. If any holder entitled to receive a Note wishes to have the same delivered to them otherwise than at the specified office of the Registrar, such delivery shall be made, upon their written request to the Registrar or relevant Transfer Agent as the case may be, at their risk and (except where sent by uninsured mail to the address specified by the holder) at their expense.
11.    The holder of a Note may (to the fullest extent permitted by applicable laws) be treated at all times, by all persons and for all purposes as the absolute owner of the Note notwithstanding any notice any person may have of the right, title, interest or claim of any other person to the Note. The Issuer shall not be bound to see to the execution of any trust to which any Note may be subject and no notice of any trust shall be entered on the Register. The holder of a Note will be recognised by the Issuer as entitled to their Note free from any equity, set-off or counterclaim on the part of the Issuer against the original or any intermediate holder of such Note.
12.    Restricted Notes shall bear the legend set out in Part 3 of Schedule 6 (the Legend), such Notes being referred to herein as Legended Notes. Upon the transfer, exchange or replacement of Legended Notes, or upon specific request for removal of the Legend, the Registrar or relevant Transfer Agent as the case may be shall deliver only Legended Notes or refuse to remove such Legend, as the case may be, unless there is delivered to the Issuer such satisfactory evidence as may reasonably be required by the Issuer, which may include an opinion of U.S. counsel, that neither the Legend nor the restrictions on transfer set forth in it are required to ensure compliance with the provisions of the Securities Act.

SCHEDULE 10
ADDITIONAL DUTIES OF THE PRINCIPAL PAYING AGENT AND THE REGISTRAR
In relation to each Series of Notes that are held under the NSS, each of the Principal Paying Agent and the Registrar will comply with the following provisions:
1.    The Principal Paying Agent or the Registrar, as the case may be, will inform each of Euroclear and Clearstream, Luxembourg (the ICSDs), through the common service provider appointed by the ICSDs to service the Notes (the CSP), of the initial issue outstanding amount (IOA) for each Tranche on or prior to the relevant Issue Date.
2.    If any event occurs that requires a mark up or mark down of the records which an ICSD holds for its customers to reflect such customers' interest in the Notes, the Principal Paying Agent or the Registrar will (to the extent known to it) promptly provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the ICSDs (through the CSP) to ensure that the records of the ICSDs reflecting the IOA of the Notes remains at all times accurate.
3.    The Principal Paying Agent or the Registrar will at least once every month perform a reconciliation process with the ICSDs (through the CSP) with respect to the IOA for the Notes and will promptly inform the ICSDs (through the CSP) of any discrepancies.
4.    The Principal Paying Agent or the Registrar will promptly assist the ICSDs (through the CSP) in resolving any discrepancy identified in the records of the ICSDs reflecting the IOA of the Notes.
5.    The Principal Paying Agent or the Registrar will promptly provide to the ICSDs (through the CSP) details of all amounts paid by it under the Notes (or, where the Notes provide for delivery of assets other than cash, of the assets so delivered).
6.    The Principal Paying Agent or the Registrar will (to the extent known to it) promptly provide to the ICSDs (through the CSP) notice of any changes to the Notes that will affect the amount of, or date for, any payment due under the Notes.
7.    The Principal Paying Agent or the Registrar will (to the extent known to it) promptly provide to the ICSDs (through the CSP) copies of all information that is given to the holders of the Notes.
8.    The Principal Paying Agent or the Registrar will promptly pass on to the Issuer all communications it receives from the ICSDs directly or through the CSP relating to the Notes.
9.    The Principal Paying Agent or the Registrar will (to the extent known to it) promptly notify the ICSDs (through the CSP) of any failure by the Issuer to make any payment or delivery due under the Notes when due.

SIGNATORIES
This Agreement has been entered into on the date stated at the beginning of this Agreement.
The Issuer

BLUE OWL CREDIT INCOME CORP.

By:	/s/ Karin Kringen

Name: Karin Kringen

Title: Assistant Secretary
[Signature Page to the Agency Agreement]

As the Principal Paying Agent, an Exchange Agent and a Transfer Agent

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Paul Yetton

Name: Paul Yetton

Title: Vice President

By:	/s/ Susan Ferguson

Name: Susan Ferguson

Title: Director
[Signature Page to the Agency Agreement]

As the Registrar, the other Paying Agent and a Transfer Agent

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Rodney Gaughan	By:	/s/ Sebastian Hidalgo

	Rodney Gaughan		Sebastian Hidalgo

	Vice President		Assistant Vice President
[Signature Page to the Agency Agreement]